LEASE BETWEEN THE CITY OF NEW YORK DEPARTMENT OF CITYWIDE ADMINISTRATIVE SERVICES 1 CENTRE STREET, 20TH FLOOR NORTH NEW YORK, NEW YORK 10007 & 110 WILLIAM PROPERTY INVESTORS III, LLC C/O SAVANNA 430 PARK AVENUE, 12TH FLOOR NEW YORK, NY 10022 Premises Location: 110 William Street (Block 77, Lot 8) Borough of Manhattan Demised Premises: Partial Sub-Cellar, Cellar, Ground, Lobby, 14th, and 18th Floors and Entire 2nd, 3rd, 4th, 5th, 6th, 7th, 8th, 9th, 10th, 11th, 12th, 17th, 21st, 22nd, 23rd, 25th, 26th, 27th, 28th, 29th, and 30th Floors, to be used by the New York City Administration for Children’s Services ______________________________________________________________________________ ***** LEASE NO. ________ Reviewed by: Attorney_______________________________________ Date__________ Negotiator______________________________________ Date__________ Exec. Dir., Leasing & Acquisitions, RES________________ Date__________ Upper Management, Workplace Strategy, RES_________ Date__________ Dir/Asst. Dir., D&PM_______________________________ Date__________ Exec. Dir., D&PM, RES______________________________ Date__________ 5-9-23 5-10-23 5/11/2023 05/12/23 5-10-23 i INDEX PAGE ARTICLE 1 EFFECTIVE DATE; TERM ...............................................................................3 ARTICLE 2 RENT ...................................................................................................................4 ARTICLE 3 OPTION TO TERMINATE ................................................................................6 ARTICLE 4 OPERATING EXPENSE AND TAX ESCALATIONS .....................................9 ARTICLE 5 LANDLORD’S INTEREST IN DEMISED PREMISES................................ ..21 ARTICLE 6 ALTERATIONS AND IMPROVEMENTS...................................................... 21 ARTICLE 7 CERTIFICATE OF OCCUPANCY; COMPLIANCE WITH LAWS .......... .38 ARTICLE 8 REAL ESTATE TAXES, ASSESSMENTS, WATER RATES, SEWER RENTS, ARREARS ................................................................................................................ 41 ARTICLE 9 LANDLORD'S SERVICES; SIGNAGE ........................................................... 42 ARTICLE 10 ELECTRICITY ............................................................................................. ..51 ARTICLE 11 ALTERATIONS BY TENANT ....................................................................... 53 ARTICLE 12 END OF TERM ............................................................................................. ..55 ARTICLE 13 REPAIRS ......................................................................................................... 55 ARTICLE 14 CONDEMNATION ......................................................................................... 60 ARTICLE 15 DESTRUCTION BY FIRE OR OTHER CASUALTY .................................. 61 ARTICLE 16 NO EMPLOYEE OF CITY HAS ANY INTEREST IN LEASE ................... 63 ARTICLE 17 QUIET ENJOYMENT .................................................................................... 63 ARTICLE 18 ACCESS BY DISABLED PERSONS ............................................................. 63 ARTICLE 19 SUBORDINATION AND NON-DISTURBANCE ......................................... 63 ARTICLE 20 HOLDOVER TENANCY ................................................................................ 64 ARTICLE 21 NOTICES ......................................................................................................... 65 ARTICLE 22 UNAVOIDABLE DELAY ............................................................................... 67 ARTICLE 23 INDEMNITY; SAVE HARMLESS ................................................................ 68 ARTICLE 24 INVESTIGATIONS ......................................................................................... 69 ARTICLE 25 SIGNIFICANT RELATED PARTY TRANSACTIONS ............................... 71 ARTICLE 26 ASBESTOS; HAZARDOUS MATERIALS; MOLD ..................................... 72 ARTICLE 27 LANDLORD’S REPRESENTATIONS .......................................................... 74 ARTICLE 28 NO WAIVER ................................................................................................... 74 ARTICLE 29 BROKERAGE ................................................................................................. 75 ARTICLE 30 LANDLORD’S EXCULPATION; TRANSFER OF LANDLORD’S INTEREST .............................................................................................................................. 75 ARTICLE 31 OPTION TO RENEW ..................................................................................... 76 ARTICLE 32 DEFAULT; REMEDIES OF LANDLORD;WAIVER OF REDEMPTION. 78 ARTICLE 33 INSURANCE ................................................................................................... 80 ARTICLE 34 USE; ASSIGNMENT AND SUBLETTING ................................................... 81 ii ARTICLE 35 ESTOPPEL CERTIFICATE .......................................................................... 84 ARTICLE 36 BUILDING RULES ......................................................................................... 84 ARTICLE 37 ACCESS AND BUILDING ALTERATIONS .............................................. ..85 ARTICLE 38 RIGHT OF FIRST OFFER ............................................................................. 85 ARTICLE 39 MISCELLANEOUS ........................................................................................ 88 ARTICLE 40 APPLICABLE LAW ....................................................................................... 92 ARTICLE 41 LEASE ENTIRE AGREEMENT .................................................................... 92 EXHIBITS: EXHIBIT A: FLOOR PLANS EXHIBIT B: SCHEDULE OF OPERATING EXPENSES EXHIBIT C: PRELIMINARY PLANS EXHIBIT D: TENANT’S SCOPE OF WORK EXHIBIT E: LANDLORD’S SCOPE OF WORK EXHIBIT F: GUIDE FOR DESIGN CONSULTANTS (MARCH 2021 REV.) EXHIBIT G: SECTION 6-130 CERTIFICATE EXHIBIT H: CLEANING SPECIFICATIONS EXHIBIT I: SIGNAGE LOCATIONS EXHIBIT J: BUILDING RULES AND REGULATIONS FOR CONTRACTORS EXHIBIT K: [INTENTIONALLY OMITTED] EXHIBIT L: SNDA EXHIBIT M: ACM LETTER EXHIBIT N: PROHIBITED USES EXHIBIT O: LOBBY DESK LOCATION EXHIBIT P: BUILDING RULES AND REGULATIONS 1 THE CITY OF NEW YORK DEPARTMENT OF CITYWIDE ADMINISTRATIVE SERVICES DIVISION OF REAL ESTATE SERVICES 1 CENTRE STREET, 20TH FLOOR NORTH NEW YORK, NEW YORK 10007 This AGREEMENT OF LEASE (the “Lease”) is made as of the 27th day of June, 2023, by and between 110 WILLIAM PROPERTY INVESTORS III, LLC, a Delaware limited liability company, as landlord (hereinafter designated as “Landlord”), whose address is c/o Savanna, 430 Park Avenue, 12th Floor, New York, New York 10022, and THE CITY OF NEW YORK, a municipal corporation, as tenant (hereinafter designated as “Tenant”), acting through the Department of Citywide Administrative Services (“DCAS”), with an address at 1 Centre Street, 20th Floor North, New York, New York 10007. W I T N E S S E T H: WHEREAS, the parties hereto desire to enter into a lease of (per Landlord’s measurement) approximately 640,744 rentable square feet of space in the building at 110 William Street (Block 77, Lot 8) in the Borough of Manhattan (the “Building”), upon the terms and conditions set forth herein; and WHEREAS, the City Planning Commission has approved the leasing of the aforesaid premises on December 20, 2022 (Calendar No. 8) pursuant to §195 of the New York City Charter, and the City Council did not disapprove the proposed leasing of the aforesaid premises; and WHEREAS, Landlord acknowledges that the Tenant program that will occupy the Demised Premises (defined below) is currently located at 150 William Street in Manhattan (such premises occupied by Tenant thereunder being the “150 William Premises”); and WHEREAS, this Lease is subject to public hearing and Mayoral approval pursuant to Section 824(a) of the New York City Charter, said hearing to be scheduled subsequent to the execution by Landlord of this Lease; and WHEREAS, this Lease may be executed by the Deputy Commissioner of the Department of Citywide Administrative Services after public hearing and Mayoral approval pursuant to §824(a) of the New York City Charter and subject to approval as to form by the Corporation Counsel of the City of New York; and WHEREAS, Landlord represents that it has authorized the execution of this Lease by the undersigned managing member of Landlord. NOW, THEREFORE, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the following described premises (hereinafter referred to collectively as the “Demised Premises”): an aggregate that is deemed to be (per Landlord’s measurement) 640,744 rentable square feet (“RSF”) of lobby, cellar, and office space within the Building consisting of (in each case, excluding mechanical and electrical closets servicing the Building, elevator shafts and support columns, notwithstanding anything to the contrary contained in this Lease including, but

2 not limited to, the floor plans attached hereto and which amount is based (and the amounts set forth below are based) on the Real Estate Board of New York Recommended Method of Floor Measurement for Office Buildings effective January 1, 1987 (as amended in 2003) applicable to measuring usable area, with a 27% loss factor for a full floor applied to the resulting number of usable square feet (“REBNY Measurement Standard”)): (1) part of the sub-cellar comprising approximately 81 RSF; (2) a second part of the sub-cellar comprising approximately 254 RSF; (3) part of the lobby comprising approximately 108 RSF; (4) part of the cellar comprising approximately 5,988 RSF; (5) part of the ground floor comprising approximately 2,762 RSF; (3) a second part of the ground floor comprising approximately 1,009 RSF; (4) a third part of the ground floor comprising approximately 7,795 RSF; (5) the entire 2nd floor comprising approximately 38,872 RSF; (6) the entire 3rd floor comprising approximately 40,140 RSF; (7) the entire 4th floor comprising approximately 40,179 RSF; (8) the entire 5th floor comprising approximately 40,234 RSF; (9) the entire 6th floor comprising approximately 40,252 RSF; (10) the entire 7th floor comprising approximately 40,375 RSF; (11) the entire 8th floor comprising approximately 40,275 RSF; (12) the entire 9th floor comprising approximately 39,835 RSF; (13) the entire 10th floor comprising approximately 40,176 RSF; (14) the entire 11th floor comprising approximately 35,988 RSF; (15) the entire 12th floor comprising approximately 28,849 RSF; (16) part of the 14th floor comprising approximately 4,579 RSF; (17) the entire 17th floor comprising approximately 35,848 RSF; (18) part of the 18th floor comprising approximately 13,403 RSF; (18) the entire 21st floor comprising approximately 19,064 RSF; (19) the entire 22nd floor comprising approximately 17,677 RSF; (20) the entire 23rd floor comprising approximately 17,604 RSF; (21) the entire 25th floor comprising approximately 17,499 RSF; (22) the entire 26th floor comprising approximately 15,479 RSF; (23) the entire 27th floor comprising approximately 15,533 RSF; (24) the entire 28th floor comprising approximately 15,522 RSF; (25) the entire 29th floor comprising approximately 13,954 RSF; and (26) the entire 30th floor comprising approximately 11,410 RSF. Landlord and Tenant agree that such measurements are for reference purposes only and that the actual square footage of the Demised Premises or portions thereof shall not affect the Base Rent or Additional Rent to be paid under this Lease except in the event of a partial termination in accordance with the terms of this Lease or condemnation and then only with respect to the floor, floors and/or portions of floors of the Building affected by such termination or taking. All calculations of RSF called for under the Lease (including, without limitation, Article 14 and Article 15) shall be determined using the REBNY Measurement Standard as of the Effective Date. The Demised Premises shall be used by the New York City Administration for Children’s Services (“ACS”) for (i) with respect to a part of the ground floor portion of the 3 Demised Premises that is facing William Street, a private lobby for ACS’ use only (and no other tenants or occupants of the Building) for ACS and its clients to enter the Building and access the Demised Premises via stairs and elevators as further described in Section 9(A)(3); (ii) with respect to all portions of the Demised Premises other than the lobby referenced above, administrative, executive and general offices and for uses ancillary thereto (specifically including, but not limited to, storage, showering, bicycle parking, and locker uses), or (iii) with respect to the entire Demised Premises, for such other similar purposes as the Commissioner of the Department of Citywide Administrative Services may determine, subject, however, to the terms and conditions set forth in this Lease including, without limitation, Section 34(A)(2). Notwithstanding the foregoing, the installation of showers in the Demised Premises shall be subject to and conditioned upon receipt of all governmental approvals for the installation and use of such showers (collectively, the “Shower Approvals”) including, without limitation, unconditional approval of the Buildings Department (defined in Article 6) of the applicable CCD1 application. Provided Landlord properly files for the Shower Approvals, Landlord’s failure to obtain the Shower Approvals shall not give Tenant the right to terminate this Lease or in any way diminish Tenant’s obligations under this Lease or result in any diminution, abatement, offset or credit of or against the Rent payable by Tenant. Landlord acknowledges that Tenant will have clients visiting the Demised Premises on a routine basis and accordingly ACS’ use of the Demised Premises may increase the occupancy or visitor traffic from time to time beyond regular office usage. The floor plans of the Demised Premises are identified by hatching on Exhibit A, which is attached hereto and made a part of this Lease. Tenant shall have, as appurtenant to the Demised Premises, the non-exclusive right to use in common with other tenants and occupants, those portions of the common areas of the Building that are intended to be accessed, used and enjoyed by and for the common benefit of all tenants and occupants of the Building (“Common Areas”) in accordance with the terms of this Lease. ARTICLE 1 EFFECTIVE DATE; TERM A. The effective date of this Lease (“Effective Date”) shall be the date when this Lease shall have been executed and delivered by Landlord and Tenant. B. It is understood and agreed that Landlord shall achieve Substantial Completion (defined in Article 6) and deliver the Demised Premises to Tenant in three (3) portions (each portion of the Demised Premises being a “Tranche” and all three portions collectively the “Tranches”). The first Tranche that Landlord shall deliver to Tenant (the “First Tranche”) shall consist of the portions of the Demised Premises located on the sub-cellar (both portions), cellar, lobby, ground floor (all three such portions), 2nd, 3rd, 4th, 5th, 18th (partial), and 23rd floors. The second Tranche that Landlord shall deliver to Tenant (the “Second Tranche”) shall consist of the portions of the Demised Premises located on the 6th, 7th, 8th, 11th, 14th (partial), 17th, 21st, and 22nd floors. The third and final Tranche that Landlord shall deliver to Tenant (the “Third Tranche”) shall consist of the portions of the Demised Premises located on the 9th, 10th, 12th, 25th, 26th, 27th, 28th, 29th, and 30th floors. C. (1) The term of this Lease (the “Term”) shall commence upon the date that Landlord has achieved Substantial Completion of the Work for the First Tranche as determined by the Design and Project Management Unit (“D&PM”) of DCAS in accordance with the terms of Article 6 (the “Commencement Date”) and shall expire at 11:59 p.m. of the day (the “Expiration 4 Date”) immediately preceding the earliest to occur of (x) the twentieth (20th) anniversary of the Final Substantial Completion Date (defined in Article 6) and (y) the twenty-first (21st) anniversary of the Commencement Date, unless sooner terminated or extended, as provided herein. The term “Initial Term” shall refer to the portion of the Term of this Lease commencing on the Commencement Date and ending on the Expiration Date. The Commencement Date as established by D&PM’s determination of the date that Landlord has achieved Substantial Completion of the Work for the First Tranche may be subject to subsequent adjustment pursuant to arbitration in accordance with the terms of Section 6(A)(9)(vi). In addition, the Expiration Date, if established pursuant to clause (x) above, may also be subject to subsequent adjustment pursuant to arbitration in accordance with the terms of Section 6(A)(9)(vi). (2) Notwithstanding anything to the contrary, the Second Tranche and Third Tranche shall not become a part of the Demised Premises and, accordingly, Landlord and Tenant shall neither be entitled to any of their rights nor subject to any of their liabilities and obligations that arise upon the commencement of the term of this Lease for the Second Tranche and Third Tranche until the Second Tranche Commencement Date and the Third Tranche Commencement Date each respectively occur. The term “Second Tranche Commencement Date” refers to the Substantial Completion Date of the Work for the Second Tranche. The Second Tranche Commencement Date as established by D&PM’s determination of the date that Landlord has achieved Substantial Completion of the Work for the Second Tranche may be subject to subsequent adjustment pursuant to arbitration in accordance with the terms of Section 6(A)(9)(vi). The term “Third Tranche Commencement Date” refers to the date of the earlier to occur of (i) physical occupancy by Tenant of all or any part of the Third Tranche for the use contemplated in Article 34 (which, for the avoidance of doubt, does not include Tenant exercising its rights pursuant to Section 6(F)) or (ii) Substantial Completion of the Work for the Third Tranche as determined by D&PM or, if applicable in accordance with the terms of Article 6, as determined by arbitration in accordance with the provisions of Section 6(A)(9)(vi). Accordingly, all references throughout this Lease to the Commencement Date will refer to the Second Tranche Commencement Date and/or the Third Tranche Commencement Date, as the case may be, when specifically applying the terms of this Lease to the Second Tranche and/or the Third Tranche. D. At any time after the Commencement Date, promptly upon written request of either party, Landlord and Tenant shall mutually execute and deliver a letter confirming the Commencement Date, Second Tranche Commencement Date, the Third Tranche Commencement Date, the Rent Commencement Date, and the Expiration Date; provided, that the execution and delivery of such a letter shall not be a prerequisite to the commencement and the provisions of this Lease shall be self-operative, and no further instrument shall be required. ARTICLE 2 RENT A. Base Rent Amounts. The fixed annual rent (“Base Rent”) payable by Tenant to Landlord under this Lease shall commence on the Rent Commencement Date (defined below) and shall be payable without demand, notice, or offset (other than as expressly provided for in this Lease) as follows: 5 (1) $28,833,480.00 per annum, payable in equal monthly installments of $2,402,790.00 for the period beginning on the Rent Commencement Date and ending on the day immediately preceding the one (1) year anniversary of the Rent Commencement Date, both dates inclusive; (2) $28,192,736.00 per annum, payable in equal monthly installments of $2,349,394.67 for the period beginning on the one (1) year anniversary of the Rent Commencement Date and ending on the day immediately preceding the five (5) year anniversary of the Commencement Date, both dates inclusive; (3) $30,755,712.00 per annum, payable in equal monthly installments of $2,562,976.00 for the period beginning on the five (5) year anniversary of the Commencement Date and ending on the day immediately preceding the ten (10) year anniversary of the Commencement Date, both dates inclusive; (4) $33,318,688.00 per annum, payable in equal monthly installments of $2,776,557.33 for the period beginning on the ten (10) year anniversary of the Commencement Date and ending on the day immediately preceding the fifteen (15) year anniversary of the Commencement Date, both dates inclusive; and (5) $35,881,664.00 per annum, payable in equal monthly installments of $2,990,138.67 for the period beginning on the fifteen (15) year anniversary of the Commencement Date and ending on the Expiration Date, both dates inclusive; unless sooner terminated or extended, as provided herein. B. As used herein, the term “Rent Commencement Date” refers to the Final Substantial Completion Date (defined in Article 6), as determined by D&PM or, if applicable in accordance with the terms of Article 6, as determined by arbitration in accordance with the provisions of Section 6(A)(9)(vi), subject to possible acceleration or postponement in accordance with the terms of Article 6. No Base Rent or Additional Rent (defined below) shall be due and payable by Tenant to Landlord for the period commencing on the Commencement Date and ending on the day immediately preceding the Rent Commencement Date. C. All other payments due to Landlord from Tenant under this Lease (including, without limitation, payments due under Section 6(A)(7)) shall be considered “Additional Rent”. Base Rent and Additional Rent shall be referred to sometimes as “rent” or “Rent” in this Lease. Base Rent shall be payable in equal monthly installments at the end of each calendar month, provided that for the months in which the rent commences (on a per Tranche basis, as applicable) and the date of expiration of the Term occur, Tenant shall pay only a pro rata share of the monthly installment for the period of its occupancy of the applicable Tranche or Tranches. Tenant shall pay all rent as the same shall become due and payable under this Lease (a) in the case of Base Rent, by electronic transfer of immediately available funds to an account designated by Landlord by notice to Tenant in accordance with Article 21 (Tenant shall provide to Landlord any forms that Tenant requires to effectuate such electronic transfer and Landlord shall promptly complete and return such forms to Tenant), and (b) in the case of all other sums, either by electronic transfer as aforesaid or by check (subject to collection) drawn on a New York Clearing House Association

6 member bank, in each case at the times provided herein without notice or demand and without setoff or counterclaim. All rent shall be paid in lawful money of the United States to Landlord at its office or such other place as Landlord may from time to time designate. Landlord shall have the same remedies available to it for nonpayment of Additional Rent as are available to Landlord for nonpayment of Base Rent. D. All invoices sent by Landlord to Tenant shall have clearly reflected thereon the Building address and the Demised Premises for which the invoice is being sent and shall be mailed to the following address: Lease Management, Administration for Children’s Services, 66 John Street, 8th floor, New York, NY 10038; Attention Quddus Shaikh/Tracy Stephens. All invoices must be legible, contain the address to which the payment should be sent, include reasonable supporting documentation, and include the name, address, and telephone number of Landlord’s contact person for billing inquiries. Tenant’s billing address may be updated by notice sent to Landlord in accordance with Article 21. E. In every case in which Tenant is required to pay Base Rent or Additional Rent and payment is not received within ten (10) Business Days when due with regard to Base Rent or if with regard to Additional Rent, within ten (10) Business Days after Tenant’s receipt of notice from Landlord of the amount due that includes reasonable supporting documentation (it being agreed that a bill or invoice shall constitute notice) (each a “Payment Notice”), interest shall be payable on such sum or so much thereof as shall be unpaid from the expiration of each of said 10-Business Day grace periods until the date payment is received. Such interest shall be at an annual rate which shall be two percent (2%) in excess of the Interest Rate (defined in Article 39), but in no event more than the highest rate of interest which at such time shall be permitted under the laws of the State of New York. With regard to the Base Rent payable for the first (1st) month of the Term (which may be a partial calendar month) and the second (2nd) month of the Term only, no interest shall be due for late payment of Base Rent, provided Tenant pays the first and second months’ Base Rent payment by the time the third (3rd) month’s Base Rent payment is due and if Tenant fails to pay the first and second months’ Base Rent payment by the time the third (3rd) month’s Base Rent payment is due, interest shall accrue at the rates set forth above from the dates such payments were first due, until paid. ARTICLE 3 OPTION TO TERMINATE A. Provided that Tenant shall not be in monetary or material non-monetary default under this Lease beyond any applicable notice and cure periods on the date of Landlord’s receipt of the applicable Tenant’s Termination Notice (as defined below) and (unless such condition is waived by Landlord) on the scheduled effective date of termination pursuant to this Article 3, the Tenant first named herein (the “Named Tenant”, i.e., The City of New York) shall have two distinct rights to terminate this Lease (i) the first one effective on the twelve (12) year anniversary of the Commencement Date and (ii) the second one effective on the fifteen (15) year anniversary of the Commencement Date (each of such dates, as applicable, the “Early Termination Date”). Each of such right to terminate the Lease shall be in respect to the Demised Premises in its entirety and/or in part on a floor-by-floor basis (i.e., the entire portion of a floor of the Building that is part of the Demised Premises) for any floor of the then Demised Premises except for the Excluded Premises (as hereinafter defined), without any penalty or liability other than payment of the 7 Termination Fee set forth below, in each case by giving at least twenty (24) months prior notice to Landlord (in each case, the “Tenant’s Termination Notice”), time being of the essence. Tenant’s Termination Notice shall specify whether the entire Demised Premises or a portion of the Demised Premises is being terminated and if a portion of the Demised Premises (except for the Excluded Premises) is being terminated, it shall also specify which floors of the Demised Premises are being terminated (such terminated portion, whether it is the entire Demised Premises or a portion of the Demised Premises, being the “Termination Space”). As used herein, the term “Excluded Premises” shall refer to the portion of the Demised Premises located in the cellar, ground floor, and the 2nd through 11th floors, along with the Lobby Desk (as hereinafter defined). For avoidance of doubt, in no event shall Tenant have the right to terminate the Lease as to any of the Excluded Premises unless Tenant is electing to terminate the Lease with respect to the Demised Premises in its entirety. B. (1) If Tenant delivers to Landlord a Tenant’s Termination Notice to terminate this Lease in its entirety, then Tenant shall pay to Landlord, subject to Section 3(B)(3), an amount equal to the unamortized portion, based on a straight-line amortization over twenty (20) years commencing on the Commencement Date, of (i) the construction costs reasonably incurred by Landlord in its performance of the Tenant Work (defined in Article 6) that are not reimbursed by Tenant as part of the Reimbursable Work Costs pursuant to Section 6(A)(7) exclusive of the Furniture and Equipment (defined in Article 6) which is addressed in clause (iii) below; (ii) the brokerage fee paid to Tenant’s Broker pursuant to Article 29 below; (iii) the costs reasonably incurred by Landlord to purchase, install, and set-up the Furniture and Equipment including for avoidance of doubt, structured cabling, audio-visual equipment and security equipment that are not reimbursed by Tenant as part of the Reimbursable Work Costs pursuant to Section 6(A)(7); and (iv) the excess costs reasonably incurred by Landlord that are greater than $640,744.00 for the Moving Services (defined in Article 9). If Tenant delivers to Landlord a Tenant’s Termination Notice to terminate this Lease in part, then Tenant shall pay to Landlord, subject to Section 3(B)(3), an amount that is calculated by multiplying the sum of clauses (i), (ii), (iii), and (iv) immediately above by a fraction the numerator of which is the number of rentable square feet in the Termination Space and the denominator of which is the number of rentable square feet of the entire Demised Premises at the time of such termination. Such amount(s) that Tenant pays to Landlord for a termination in part and/or a termination in whole hereafter referred to as the “Termination Fee”. (2) On or before the first (1st) anniversary of the Final Substantial Completion Date (the “Documentation Deadline”), Landlord shall provide the total amount incurred by Landlord for the items in Sections 3(B)(1)(i), (iii), and (iv) related to each and every Tranche along with all reasonably necessary supporting documents including, but not limited to, statements and invoices from third-party contractors (such total amount and supporting documents for all three Tranches collectively the “Supporting Documents”). (3) In the event Landlord does not provide all of the Supporting Documents by the Documentation Deadline, the amount of the Termination Fee determined pursuant to Section 3(B)(1) shall be reduced by 1% for each and every calendar month beyond the Documentation Deadline that Landlord does not provide the Supporting Documents to Tenant. (4) Tenant shall pay Landlord the Termination Fee on the later of (i) the applicable Early Termination Date and (ii) within sixty (60) days of the date that Landlord provides 8 the Supporting Documents. The obligation to pay the Termination Fee will survive the termination of this Lease. C. (1) If Tenant terminates this Lease either in whole or in part pursuant to this Article 3, (i) all Rent payable under this Lease applicable to the Termination Space shall be paid through and apportioned as of the Early Termination Date, in addition to payment by Tenant of the Termination Fee, as and when provided above; (ii) neither party shall have any rights, interests, liabilities or obligations under this Lease with respect to the Termination Space for the period accruing after the effective date of termination, except those that, by the provisions of this Lease, expressly survive the expiration or termination of the Term of this Lease; (iii) Tenant shall surrender and vacate the Termination Space and deliver possession thereof on or before the Early Termination Date in the condition required under this Lease for surrender of the Demised Premises at the expiration of the Term; and (iv) at either party’s request, Landlord and Tenant shall mutually execute and deliver a letter confirming the termination (in whole or in part) of this Lease upon the terms provided for herein, but the failure to do so shall not invalidate the effectiveness of the termination or the parties’ respective rights and obligations set forth herein with respect thereto. (2) If Tenant terminates this Lease in part pursuant to this Article 3, then effective from and after the day immediately following the applicable Early Termination Date, Tenant shall continue to lease the Demised Premises (other than the applicable Termination Space) upon all of the terms and provisions of this Lease; provided, (i) Base Rent (including all step-ups) shall be reduced by a fraction, expressed as a percentage, the numerator of which shall be the amount(s) of rentable square footage for the applicable Termination Space and the denominator of which shall be the total rentable square footage of the Demised Premises on the day immediately prior to the Early Termination Date; (ii) Tenant’s Share (defined in Article 4) shall be reduced proportionately to reflect the surrender of the applicable Termination Space; (iii) the term “Demised Premises” shall no longer include the applicable Termination Space; and (iv) with respect to the calendar month in which the Early Termination Date occurs, all Base Rent and Additional Rent due and payable for the applicable Termination Space shall be apportioned for such calendar month as of the effective date of such termination. D. For purposes of this Article 3, the Supporting Documents shall be subject to audit by DCAS and/or its authorized representative and post-audit by the Comptroller of the City of New York, subject to and in accordance with the terms of Section 4(D) hereof. E. Nothing contained in this Article 3 shall be construed as a waiver of any of Landlord’s rights contained in this Lease in the event of a default by Tenant under this Lease. F. The right to terminate this Lease granted under this Article 3 is personal to the Named Tenant and shall expire and be of no further force or effect upon an assignment of this Lease. 9 ARTICLE 4 OPERATING EXPENSE AND TAX ESCALATIONS A. Landlord and Tenant agree that commencing on the Final Substantial Completion Date (defined in Article 6), in addition to the Base Rent provided for in Article 2 of this Lease, Tenant shall pay to Landlord, as Additional Rent, Tenant’s proportionate share of escalations of Operating Expenses (defined below) and Real Estate Taxes (defined below) to the extent set forth in this Article 4. Tenant’s agreed proportionate share (“Tenant’s Share”) of escalations for both Operating Expenses and Real Estate Taxes is sixty-nine and one tenth percent (69.10%). B. Operating Expense Escalations. (1) Definitions. (i) The term “Base Year Operating Expenses” shall be defined as the Operating Expenses paid or incurred by Landlord in the Operating Expense Base Year. (ii) The term “Operating Expenses” shall be defined as all reasonable costs and expenses, without duplication, paid or incurred by Landlord (whether directly or through independent contractors or outside vendors) in the reasonable exercise of Landlord's business judgment with respect to the ownership, operation, maintenance, repair, replacement, cleaning, safety, security, lighting, ventilation and management of the Building, to the standards of Comparable Buildings, including, without limitation: (a) the labor costs for the services of the following classes of employees of Landlord performing services required in connection with the operation, repair, security and maintenance of the Building (including, without limitation, the salaries, wages, medical, surgical and general welfare benefits (including group life insurance), pension payments and payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to below): (x) the Building manager for the time spent working on the Building and (y) engineers, mechanics, electricians, plumbers, porters, security personnel and janitors engaged on a full or part-time basis in the actual operation, repair and maintenance of any part of the Building, and the heating, air conditioning, ventilating, plumbing, electrical and elevator systems of the Building; provided that in the case of such part-time employees only the costs attributable to the Building shall be included; (b) the cost of materials and supplies used in the operation, repair and maintenance of the Building including painting of the Demised Premises and removal of graffiti, and the real property on which it is located; (c) the cost of independent contractors performing services required for the operation and maintenance of the Building including extermination services once each month; (d) the cost of all charges for steam, heat, ventilation, air conditioning and water, sanitary sewer (including sewer rental) and storm sewer service (to the extent such are not included in Taxes) and electricity and other utilities, if any, including any taxes on any of such utilities furnished to the Building and/or used in the operation of all of the service facilities of the Building (to the extent the items in this clause (d) are not paid directly by Tenant); (e) the premiums for casualty, liability, workers’ compensation and other insurance maintained in connection with the Building that a prudent owner of a comparable building of like class, age, character and

10 use in lower Manhattan, excluding the World Trade Center (“Comparable Building”) would maintain (except as otherwise provided in this Article 4); (f) the cost of all security, cleaning, snow removal and service contracts for the Building (but only to the extent same are required for such services that Tenant does not separately provide or procure at Tenant’s own expense); (g) Energy Efficient Capital Improvement(s) defined in Section 4(B)(2) below to the extent and in the manner specified therein but not if said Energy Efficient Capital Improvement(s) are either (x) part of the Work performed under Article 6 as stated in Section 4(B)(2)(iii) below or (y) related to the repair, replacement, or overhaul of any part of the building-related HVAC systems; and (h) the reasonable and customary fees at prevailing rates of a third-party managing agent (which may be a Significant Related Party (defined in Article 25)) equal to the managing fees at Comparable Buildings not to exceed 2.25% of the non-retail Base Rent per annum. Notwithstanding the foregoing, the following shall be excluded from Operating Expenses: (1) The cost of correcting defects in the construction of the Building including the Work or in the Building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear, extraordinary use, or casualty, shall not be deemed defects for the purpose of this category; (2) Cost of any repair made by Landlord to remedy damage caused by or resulting from the negligence of Landlord, its agents, servants or employees; (3) Labor costs in respect to executives of Landlord not assigned to the Building as part of the normal Building operation staff to the extent that the same cover the portions of such executives’ time typically spent on other projects; (4) Taxes and Real Estate Taxes as defined below; (5) Legal, accounting or other professional fees (including without limitation, brokerage, and finder's and advertising fees incurred to attract, lease to, or procure new tenants), except as related to the normal operation of the Building; (6) Rent or business interruption insurance, or any similar insurance. (7) Interest for late payments of water and sewer rents; (8) The cost of any items for which Landlord is reimbursed by insurance or reimbursable by insurance. (9) The cost of extraordinary services provided for other tenants within the premises respectively demised to such tenants; (10) The costs attributable to the correction or remedying of any act or omission of any tenant in the Building where such tenant is liable for the correction 11 or remedying of any such act or omission under its lease with Landlord; (11) Any cost (of electricity or any other item) for which Landlord is reimbursed by any tenant, licensee, or other occupant of the Building; (12) The cost of repair or rebuilding caused by fire or other casualty or condemnation; except (a) to the extent of commercially reasonable “deductibles” in force under Landlord’s insurance policies; and (b) the cost thereof shall not be excluded to the extent such loss or damage is uninsured by Landlord if the risk is one which would be uninsured under the insurance coverage then generally maintained by owners of other Comparable Buildings; (13) The cost of any alterations, additions, changes, replacements and other items which under generally accepted accounting principles consistently applied are properly classified as capital expenditures (collectively, the “Capital Items”), excepting only such capital expenditures which (1) are reasonably expected by Landlord to reduce Operating Expenses but only to the extent such reductions are actually achieved in any Operating Expense Year, (2) are incurred in order to comply with any change in Legal Requirements (as defined in Article 7) other than the Carbon Emissions Law (defined in Article 10) occurring after the Commencement Date, or (3) shall be made for replacements commenced on or after the third (3rd) anniversary of the Commencement Date of non-structural elements of the Building and property during the applicable Operating Expense Year, the repair cost of which would exceed fifty percent (50%) of the cost of replacement and accordingly, the Landlord reasonably determined the cost of repair warrants replacement thereof in lieu of repair, and such allowable expenditures shall be included on a straight line basis, to the extent such items are amortized over their useful life in accordance with generally acceptable accounting principles. Notwithstanding anything to the contrary, (i) all Capital Items related to the repair, overhaul, or replacement of any part of the building-related HVAC systems are excluded from the application of clause (1), clause (2), and clause (3) (and therefore excluded from Operating Expenses) and (ii) all Capital Items that are Energy Efficient Capital Improvements shall be governed by Section 4(B)(1)(ii)(g) and Section 4(B)(2) and not this clause (13). Upon written request, Landlord shall furnish Tenant with reasonable evidence confirming both the repairs and the replacement cost referred to herein; (14) The cost of any alterations to prepare space for occupancy of any tenant in the Building beyond base building condition; (15) Expenses resulting from any violations by Landlord of the terms of this Lease or any other lease in the Building; (16) Costs incurred to remove or encapsulate any asbestos, other than asbestos introduced by Tenant or any Tenant Party, and costs to remove, clean up or otherwise remediate Hazardous Materials, other than such Hazardous Materials introduced by any Tenant Party; 12 (17) Refinancing costs and mortgage interest and amortization payments; (18) Costs disallowed pursuant to Article 25 of this Lease; (19) The costs of any repairs, overhauls, and replacement of building systems and equipment (including components thereof) that are, as of the Effective Date, beyond its useful life as determined pursuant to ASHRAE standards; (20) Any CEL Charges (defined in Article 10) and any penalties resulting from Landlord’s failure to file a report with the Buildings Department as required by the Carbon Emissions Law (defined in Article 10); (21) Any fringe benefits other than those set forth in Section 4(B)(1)(ii)(a). (22) Any item otherwise indicated in this Lease to be excluded from Operating Expenses; (23) Any item otherwise indicated in this Lease to be performed at Landlord’s sole cost and expense (subject to Section 4(B)(1)(ii)(13)(2) with respect to Landlord’s obligation to comply with Legal Requirements in accordance with Section 7(B)); and (24) Any item otherwise indicated in this Lease to be performed by Landlord but paid for directly by Tenant as Additional Rent or otherwise. (iii) The term “Operating Expense Year” shall mean the twelve (12) consecutive month period occurring immediately after the Operating Expense Base Year and each subsequent twelve (12) consecutive month period, all or any part of which falls within the Term of this Lease. (iv) The term “Operating Expense Base Year” shall mean: (a) the calendar year in which Final Substantial Completion occurs, if Final Substantial Completion occurs between January 1st and April 30th, (b) the last half of the calendar year in which Final Substantial Completion occurs and the first half of the immediately following calendar year, if Final Substantial Completion occurs between May 1st and August 30th, or (c) the following calendar year, if Final Substantial Completion occurs between September 1st and December 31st. (2) Capital Improvement(s) Intended to Improve Energy Efficiency. Energy Efficient Capital Improvements (defined below) may be included in Operating Expenses to the extent set forth below in this Section 4(B)(2). (i) For the purposes of this Section 4(B)(2) only, the following definitions shall apply: 13 (a) “Energy Efficient Capital Improvement(s)” or “EECI” shall mean any alteration, addition, change, repair or replacement (whether structural or nonstructural) made by Landlord in or to the Building or the Common Areas or equipment or systems thereof which, under generally accepted accounting principles consistently applied, is properly classified as a capital expenditure; and which capital expenditure, as certified in writing by the Independent Engineers defined in paragraph (d) below, will reduce the Building’s consumption of electricity, oil, natural gas, steam, water and/or other utilities. The aggregate costs of any Energy Efficient Capital Improvement shall be deemed to include, without limitation, architectural, engineering and expediting fees, legal, consulting, inspection and commissioning fees actually incurred in connection therewith, but shall be deemed to exclude actual or imputed financing costs in connection therewith; provided, however, the costs of such Energy Efficient Capital Improvement shall be deemed reduced by the amount of any NYSERDA or similar government incentives for energy efficiency improvements actually received by Landlord to defray the costs of such Energy Efficient Capital Improvement, and shall further be reduced by any energy efficiency tax credits or similar energy efficiency-based tax incentives actually accruing to Landlord as a result of such Energy Efficient Capital Improvement. (b) “EECI Base Year” means each calendar year in which the EECI is completed and placed in service by Landlord. (c) “Comparison Year” means the calendar year subsequent to the EECI Base Year. (d) “Independent Engineers” means two (2) engineers selected by Landlord and reasonably approved by Tenant. From time to time, but not more than once during any period of twelve (12) consecutive months, Landlord and Tenant may each recommend two or more independent professional engineers, licensed by the State of New York, for inclusion on the list. Any such recommendations by Landlord or Tenant shall be subject to the written approval of the other party, which approval shall not be unreasonably withheld. (e) “Simple Payback Period” shall mean the number of years (expressed in months) obtained by dividing (x) the aggregate costs of any such Energy Efficient Capital Improvement by (y) the anticipated annual savings in utility costs (which shall be the average of the determinations by the two Independent Engineers of such annual savings) includable in Operating Expenses (the “Projected Annual Savings”). By way of example, if the aggregate costs of such Energy Efficient Capital Improvement is $2,000,000 and the Projected Annual Savings are $500,000 per annum, then the Simple Payback Period for such Energy Efficient Capital Improvement is four years (expressed as forty-eight (48) months). The Projected Annual Savings and the Simple Payback Period shall be certified in writing by the Independent Engineers. (ii) Commencing with the first Comparison Year following the EECI Base Year and for each Comparison Year thereafter for the duration of the Simple Payback Period, Landlord may include in Operating Expenses a portion of the aggregate costs of such Energy Efficient Capital Improvement equivalent to eighty percent (80%) of the Projected Annual

14 Savings, so that the aggregate costs of such Energy Efficient Capital Improvement will be fully amortized over one hundred twenty-five percent (125%) of the Simple Payback Period. By way of example, if the aggregate costs of such Energy Efficient Capital Improvement is $2,000,000, the Projected Annual Savings are $500,000 and the Simple Payback Period for such Energy Efficient Capital Improvement is forty-eight (48) months, then Landlord may include $400,000 of the aggregate costs of such Energy Efficient Capital Improvement (i.e., an amount equivalent to 80% of the Projected Annual Savings) in Operating Expenses for five consecutive Comparison Years (i.e., sixty (60) months or 125% of the Simple Payback Period). Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to use the Simple Payback Period with regard to the inclusion of the costs of Energy Efficient Capital Improvements in Operating Expenses, and instead may elect to include such allowable expenditures on a straight line basis, in which case such items shall be amortized over their useful life in accordance with generally acceptable accounting principles as set forth in Section 4(B)(1)(ii)(13). (iii) Notwithstanding anything to the contrary, in no event shall any of the Work performed under Article 6, even if otherwise deemed to be an Energy Efficient Capital Improvement(s), be included in Operating Expenses. (3) Payment of Operating Expenses. (i) For any Operating Expense Year, or part thereof, from and after the Operating Expense Base Year, Tenant shall pay to Landlord an amount (the “Tenant’s Operating Payment”) equal to Tenant’s Share of the excess, if any, of (a) the Operating Expenses for such Operating Expense Year over (b) the Base Year Operating Expenses. Tenant shall make monthly payments based on an estimate of Tenant’s Operating Payment, with an annual reconciliation based on actual Operating Expenses as shown on the Operating Payment Statement furnished by Landlord to Tenant, as hereinafter provided. (ii) Estimated Operating Payment. (a) Within one hundred twenty (120) days after the expiration of the Operating Expense Base Year, Landlord shall furnish to Tenant a statement of Operating Expenses for the Operating Expense Base Year (the “Base Year Statement”). The Base Year Statement shall be accompanied by a report from an independent, third-party certified public accountant that is not a Related Entity (“Operating Payment Statement Audit”), which report must be based upon an audit conducted in accordance with generally accepted auditing standards and states that the schedule of Operating Expenses presents fairly the Base Year Operating Expenses of Landlord. The Base Year Statement shall also be accompanied by a statement either included in the Operating Payment Statement Audit or from an Authorized Signatory (defined below) that there is reasonably detailed and accurate documentation in Landlord’s files to support each and every charge included in the Base Year Operating Expenses. The Base Year Statement and all subsequent statements (i.e., the Estimated Operating Payment Statements and the Operating Payments Statements, both defined below) shall be prepared in a format no less detailed than that shown in Exhibit B (or, if Landlord is then providing to any other office tenant of the Building a form of annual statement of Operating Expenses containing greater detail that that set forth in Exhibit B, having no less detail than that provided to such other tenant). 15 (b) With respect to each Operating Expense Year, Landlord shall furnish to Tenant, not less than one hundred twenty (120) days after the commencement of each such Operating Expense Year, a written statement (the “Estimated Operating Payment Statement”) setting forth Landlord’s reasonable estimate of Tenant’s Operating Payment for such Operating Expense Year (the “Estimated Operating Payment”) signed by an Authorized Signatory. As used herein, the term “Authorized Signatory” refers to a party chosen by Landlord that is either (x) a third-party certified public accountant, (y) Landlord’s (or a Related Entity’s) chief financial officer, chief operating officer, or other person having similar responsibilities with respect to the administration and/or reporting of Operating Expenses for the Building, or (z) a recognized and reputable third-party property manager engaged by Landlord to manage the Property. The Estimated Operating Payment for each Operating Expense Year shall not exceed one hundred five percent (105%) of the actual Operating Expenses for the immediately preceding Operating Expense Year (or the Operating Expense Base Year for the first Operating Expense Year), unless, with respect to fuel oil, gas, other utilities, security, salaries, insurance and/or snow removal, Landlord (x) reasonably anticipates that any such costs will increase by more than five percent (5%) and (y) furnishes Tenant with a reasonably detailed breakdown of said components and the basis for such projected increase. (c) With respect to any Operating Expense Year after the first Operating Expense Year, Tenant shall continue to make Tenant’s Estimated Operating Payment based on the Estimated Operating Payment Statement for the preceding Operating Expense Year, and, after Landlord shall have furnished a new Estimated Operating Payment Statement to Tenant, (x) if there shall be a deficiency for the current Operating Expense Year, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, (y) if there shall have been an overpayment for the current Operating Expense Year, Landlord shall credit the amount thereof against subsequent payments next coming due under this Section 4(B)(3)(ii)(c); provided, that Landlord shall reimburse Tenant for such overpayment to the extent necessary in order fully to reimburse Tenant at the end of the Term and (z) on the last day of the month following the month in which such current estimate is furnished to Tenant and monthly thereafter throughout such Operating Expense Year, Tenant shall pay to Landlord 1/12th of the Estimated Operating Payment shown on such statement. Notwithstanding the foregoing, actual payment for any increase for the Operating Expense Year immediately following the Operating Expense Base Year shall not start until Tenant receives the Estimated Operating Payment Statement for such Operating Expense Year. (iii) Annual Operating Payment Statements. (a) Within one hundred twenty (120) days after the expiration of each Operating Expense Year, Landlord shall deliver to Tenant a statement (an “Operating Payment Statement”) for such Operating Expense Year setting forth, in reasonable detail, the Operating Expenses incurred and a computation of Tenant’s Operating Payment for such Operating Expense Year. If Tenant’s payments on account of Tenant’s Estimated Operating Payment shall have been less than Tenant’s Operating Payment as shown on such Operating Payment Statement, the deficiency shall be payable by Tenant to Landlord within forty-five (45) days after receipt of such Operating Payment Statement. If Tenant’s payments on account of Tenant’s Estimated Operating Payment shall have been more than Tenant’s Operating Payment as shown on such Operating Payment Statement, the excess shall be credited by Landlord against 16 Tenant’s subsequent payments next coming due under Section 4(B)(3)(ii), except, however, that Landlord shall pay such excess amount to Tenant if there will be no subsequent liability of Tenant under Section 4(B). (b) Each and every Operating Payment Statement shall be signed and shall be certified as being correct by a certified public accountant (who may be an Authorized Signatory). All Operating Payment Statements shall include, among other things and if applicable, a statement that (1) discloses fully any significant changes in the method of calculation of Operating Expenses from the Operating Expense Base Year to said Operating Expense Year and/or from the previous Operating Expense Year to said Operating Expense Year, or, in the absence of significant changes, states that there have been no significant changes in the method of calculation of Operating Expenses with respect to the aforementioned periods; and (2) avers that there is reasonable detailed and accurate documentation in Landlord’s files to support each and every charge included in Operating Expenses. (iv) Cap on Operating Expenses. Notwithstanding anything to the contrary, the final total amount of Operating Expenses for the Building used to calculate Tenant’s Operating Payment for the first Operating Expense Year shall not exceed One Hundred Five Percent (105%) of the final total amount of Operating Expenses for the Operating Expense Base Year and for each succeeding Operating Expense Year the final total amount of Operating Expense used to calculate Tenant’s Operating Payment shall not exceed One Hundred Five Percent (105%) of the final total amount of Operating Expenses for the immediately preceding Operating Expense Year unless, with respect to fuel oil, gas, other utilities, security, salaries, insurance and/or snow removal (collectively, the “Uncontrollable Costs”), Landlord (x) reasonably anticipates that any Uncontrollable Costs will increase by more than five percent (5%) and (y) furnishes Tenant with a reasonably detailed breakdown of the components of the applicable Uncontrollable Costs and the basis for such projected increase, which in the event clause (x) and clause (y) occur, the 105% limit shall not apply to the applicable Uncontrollable Costs. (4) Miscellaneous Operating Expense Provisions. (i) Notwithstanding anything to the contrary contained herein, if other than as a result of any Legal Requirements (defined in Article 7) or other occurrence(s) beyond the reasonable control of Landlord, following the Operating Expense Base Year, any new category of Operating Expenses not resulting from Tenant’s operations or requests is added to the Building’s Operating Expenses, and/or the scope of any previously existing category of Operating Expenses is materially increased not resulting from Tenant’s operations or requests, then only during such time as the costs relating to such new category and/or such increased scope (an “Additional Operating Expense”) are included in the Building’s Operating Expenses, the calculation of the Base Year Operating Expenses shall be increased to reflect such Additional Operating Expense as would have been incurred had such new category item been included in the Operating Expense Base Year and/or had such increased scope been applicable during the Operating Expense Base Year, as applicable, based on the following formula: The Operating Expenses for the Operating Expense Base Year will be revised to include such Additional Operating Expense, the amount of which shall be calculated by dividing the amount of such Additional Operating Expense for the current Operating Expense Year by a fraction, the denominator of which shall be the average Consumer Price Index for the Operating Expense Base 17 Year and the numerator of which shall be the average Consumer Price Index for the current Operating Expense Year. If Additional Operating Expenses in question are included in Operating Expenses for less than an entire Operating Expense Year, then the Operating Expenses for the Operating Expense Base Year shall be increased on a pro-rata basis. (ii) Landlord shall, within thirty (30) days of the execution hereof, be required to disclose and notify Tenant of any Significant Related Party (as defined in Article 25 hereof) transactions the cost of which are included in the Base Year Operating Expenses. Thereafter, Landlord shall be required to disclose and notify Tenant of any Significant Related Party transaction the cost of which are in whole or in part to be charged to Tenant. When such transactions occur, prices of same must be in line with commercially reasonable industry practice in New York City. Failure to notify Tenant of such Significant Related Party transactions shall result in a disallowance of such costs that would otherwise be part of Operating Expenses for an Operating Expense Year (and not the Operating Expense Base Year) to the extent that such costs are in excess of normal industry prices in New York City. If such Significant Related Party transactions occurred and were disclosed but it is reasonably found by Tenant that the cost thereof was excessive, then such charges shall be disallowed to the extent they exceed normal industry prices in New York City. (iii) The intent of the parties is that Tenant shall pay Tenant’s Share of increases in Operating Expenses based on the Building being fully occupied. Accordingly, in determining the amount of Operating Expenses for the Operating Expense Base Year or of any succeeding Operating Expense Year subsequent thereto, if less than one hundred percent (100%) of the Building’s rentable area shall have been occupied by tenant(s) at any time during any such Operating Expenses Base Year, or any succeeding Operating Expense Year subsequent thereto, Base Year Operating Expenses and Operating Expenses for any succeeding Operating Expense Year subsequent thereto shall be determined to be an amount equal to expenses which would be incurred in the Building under an operating clause such as this one had such occupancy been one hundred percent (100%) throughout such Operating Expense Base Year or any succeeding Operating Expense Year subsequent thereto. (iv) Landlord must have reasonable supporting documents for each and every Operating Expense or it will be disallowed. (v) If Landlord fails to furnish any statements under this Article relating to Base Year Operating Expenses or Tenant’s Operating Payment, Tenant may, upon forty-five (45) days’ written notice, withhold all Additional Rent due and owing to Landlord, in connection with any Tenant’s Operating Payment, until Landlord furnishes the foregoing statements. Subject to Section 4(E), Tenant's liability for Tenant’s Operating Payment due pursuant to this Article and/or Landlord's liability for refunding any overpayment shall survive the expiration or earlier termination of the Term. (vi) Pending any audit by Tenant or Comptroller of Operating Expenses for any calendar and/or fiscal year, including the Operating Expense Base Year, Tenant shall pay Tenant’s Operating Payment pursuant to the foregoing provisions hereof for such year as billed by Landlord, and upon completion of such audit and Landlord’s agreement to the same, Tenant shall be allowed to deduct immediately overcharges detected upon audit from any installment of rent

18 then becoming due, or if at the end of the Lease Term, Tenant shall be entitled to a payment from Landlord for such amounts within thirty (30) days of Lease termination or expiration, which payment obligation shall survive the expiration or earlier termination of the Term. (5) Apportionment. If any part of a year of the Term shall include any part of an Operating Expense Year, Tenant’s liability under this Section 4(B) shall be apportioned so that Tenant shall pay only such part of the sums required to be paid under this Section 4(B) that shall be included in the Term. C. Real Estate Tax Escalations. (1) The term “Taxes” and “Real Estate Taxes” as used herein, shall mean the real estate taxes and assessments and any Business Improvement District (“BID”) charges on or with respect to the Building and the land upon which it is located (the “Land”; and together with the Building, the “Property”), assessed, levied, or imposed by any governmental authority having jurisdiction. Excluded from the foregoing enumerations of Taxes and Real Estate Taxes will be (i) any income, franchise, inheritance, capital stock, excise, excess profits, occupancy or rent, gift, estate, payroll or stamp taxes or foreign ownership or control taxes or any capital gains tax, deed tax or transfer tax, and (ii) mortgage recording tax imposed by municipal, state or federal law, and (iii) except as hereinafter provided, any expenses incurred by Landlord, including payments to attorneys and appraisers, in contesting Taxes by tax certiorari proceedings and such expenses and payments shall be the obligation of Landlord. Notwithstanding the foregoing, no decrease, exemption or abatement of Real Estate Taxes applicable to the Real Estate Tax Base Year (as hereinafter defined) on account of any ICAP or similar tax abatement program shall be taken into account by Landlord for purposes of calculating the Tax Base or for Tenant’s Share of Real Estate Tax escalations for Tax Years (as hereinafter defined) it being understood that Real Estate Taxes for the Real Estate Tax Base Year and subsequent Tax Years shall be deemed to include all Real Estate Taxes that would have been otherwise assessed or imposed upon the Property but for the ICAP and/or any other similar abatement. (2) If, Landlord shall receive a refund of Taxes for any Tax Year (as hereinafter defined), Landlord shall credit Tenant an amount equal to Tenant’s Share of the net reduction in Taxes (after deducting any expenses incurred by Landlord, such as payments to attorneys and appraisers, in contesting Taxes by tax certiorari proceedings). As of the Effective Date, to the best of Landlord's knowledge, the only Taxes affecting the Building and/or the Land are the real estate taxes payable to The City of New York. (3) Tenant covenants and agrees that for each Tax Year, where the total annual Real Estate Taxes imposed or assessed upon the Land and Building for such Tax Year is greater than the Real Estate Taxes finally imposed based on the Fully Assessed (defined below) value of the Property for the Real Estate Tax Base Year (such amount being hereinafter referred to as the “Tax Base”), Tenant shall reimburse Landlord for Tenant’s Share of increases in Real Estate Taxes above the Tax Base paid by Landlord (“Real Estate Tax Escalations”), as Additional Rent, within thirty (30) days after Tenant’s receipt of Landlord invoice (the “Tax Statement”); provided that Tenant shall not be required to pay Real Estate Tax Escalations more than thirty (30) days prior to the date that Real Estate Taxes are due and payable by Landlord without penalty or premium. If Landlord pays Real Estate Taxes in semi-annual installments, then Landlord may deliver to Tenant 19 a Tax Statement with regard to each such installment and Tenant shall reimburse Landlord with regard to the amounts paid by Landlord as indicated on such Tax Statement pursuant to the terms and conditions of this Section 4(C) as otherwise applicable including the proper allocation of a portion of the Tax Base applicable to such semi-annual installment. In no event shall less than the entire Tax Base be allocated for each Tax Year in which semi-annual installments are made. The amount of such Additional Rent payable for any Tax Year having a duration of less than twelve (12) months shall be prorated based on the number of days of such Tax Year during the Term. For the purposes of this Section 4(C), the term “Fully Assessed” means the final assessment of the Building for the Real Estate Tax Base Year, which shall reflect that income from the Building is stabilized (i.e. the Building is 95% leased to tenants that are obligated to then pay rent and that major construction is then substantially completed including, but not limited to, the Work). Landlord and Tenant acknowledge that the concept of “Fully Assessed” shall be used to determine the amount of the Tax Base, but not the actual year in which the Real Estate Tax Base Year is to occur, which is determined pursuant to Section 4(C)(4). (4) For the purposes of this Section 4(C), the term “Real Estate Tax Base Year” means: (i) the calendar year in which the Final Substantial Completion occurs, if the Final Substantial Completion occurs on or after January 1st to and including April 30th, (ii) the last half of the calendar year in which the Final Substantial Completion occurs and the first half of the immediately following calendar year, if the Final Substantial Completion occurs on or after May 1st to and including August 31st, or (iii) the following calendar year, if the Final Substantial Completion occurs on or after September 1st to and including December 31st. In addition, for the purposes of this Section 4(C), the term “Tax Year” shall mean the twelve (12) consecutive month period occurring immediately after the Real Estate Tax Base Year and each subsequent period of twelve (12) consecutive month period, all or any part of which falls within the Term of this Lease. (5) Appropriate credit shall be given for any refund obtained by reason of a reduction in the assessed valuation made by the assessors or the courts at any time during this Lease or at any time thereafter less expenses incurred by Landlord, or Landlord’s estate, including payments to attorneys and appraisers in contesting the Taxes and Real Estate Taxes by tax certiorari proceedings. The original computations, as well as payments of Additional Rent, if any, under the provisions of this Article, shall be based on the Fully Assessed value of the Property with adjustments to be made if and when the Tax refund, if any, has been paid to Landlord; provided, however, that in no event shall Tenant be entitled to a credit against Rent based on such adjustment. (6) If the Fully Assessed value of the Property shall be reduced for the Real Estate Tax Base Year as a result of protests of proceedings filed therefor, then the Tax Base shall be amended to the amount actually collectible by The City of New York for the Real Estate Tax Base Year on the corrected assessment. Landlord shall have an obligation to promptly notify Tenant in writing each time a tax assessment is successfully challenged. D. Right to Audit. (1) Tenant shall have the right, one time in each Operating Expense Year and/or Tax Year, as the case may be, during the Term, at reasonable times upon reasonable notice, and at no additional cost to Landlord, to examine, copy and audit, at the offices of Landlord or its 20 managing agent, as the case may be, any and all books and records of Landlord relating to this Lease and the relevant charges hereunder, including but not limited to original invoices, originals of executed contracts, original cancelled checks, general ledgers and books of original entry, for the purpose of verifying the accuracy of any statement furnished by Landlord to Tenant provided that Tenant shall hold the same in confidence (except that Tenant may disclose the contents of such statements (i) to such of its officials, employees and professional advisers as are reasonably required to check or verify such statements and computations (provided that they shall not further disclose the same), (ii) in connection with any action or proceeding regarding same, and (iii) as may be required by law). All statements may, at reasonable times and upon reasonable notice be audited by the occupying agency or its representative and post-audit by the Office of the Comptroller, but may not be audited by any entity who shall receive a contingent fee for such audit. (2) Notwithstanding the foregoing, each statement sent to Tenant shall, subject to the post-audit rights of the Office of the Comptroller of The City of New York in accordance with Article 5 of the New York City Charter (the exercise of which post-audit rights shall be commenced, if at all, within six (6) years after Tenant’s receipt of such statement), be conclusively binding upon Tenant unless Tenant shall, within one (1) year after such statement is sent, send a written notice to Landlord objecting to such statement and specifying the reasons for Tenant’s claim that such statement is incorrect or stating that Tenant reasonably requires further information in order to do so. Pending the determination of any dispute, or any dispute raised by the Office of the Comptroller, Tenant shall pay the full amount of any rent that is in dispute. After the dispute has been finally resolved, Landlord shall promptly pay to Tenant any amount determined to have been overpaid by Tenant in connection therewith. Landlord shall be required to retain the books and records required herein, at its main office or such other location within New York City as it may designate, for six (6) years after the period to which they relate. However, if at the expiration of such six (6) year period, Tenant or the Comptroller of The City of New York has notified Landlord in writing that it is contesting any matter to which such books and records may be relevant, Landlord shall preserve such books and records until one (1) year after the final adjudication, settlement or other disposition of any such contest. E. Tax and Operating Expense Provisions. Landlord’s rendering of an Operating Payment Statement for any Operating Expense Year shall not prejudice Landlord’s right to thereafter render a corrected Operating Payment Statement for such Operating Expense Year, provided such statement is delivered within 2 years following the end of the Operating Expense Year in question. Landlord’s rendering of a Tax Statement shall not prejudice Landlord’s right to thereafter render a corrected Tax Statement therefor, provided such Tax Statement is delivered within 2 years following the later of (i) the end of the Tax Year in question or (ii) the final determination of the Taxes for the Tax Year in question. If Landlord shall not render an Estimated Operating Payment Statement, Operating Payment Statement or Tax Statement within 2 years following the end of the Operating Expense Year or Tax Year in question, then Landlord shall be deemed to have waived any right to render the applicable statement (or corrected statement). 21 ARTICLE 5 LANDLORD’S INTEREST IN DEMISED PREMISES Landlord warrants and represents that it is the owner in fee of the Building, the Demised Premises and the Land and is empowered and authorized to lease said Demised Premises as provided herein. ARTICLE 6 ALTERATIONS AND IMPROVEMENTS A. (1) Prior to the Final Substantial Completion Date (as defined below), Landlord, at its sole cost and expense (other than with regard to the Reimbursable Work Costs (defined in Section 6(A)(7)), shall (x) make alterations and improvements to the Demised Premises and the Building based on preliminary plans and scopes of work consisting of “Tenant’s Scope of Work” and “Landlord’s Scope of Work”, which are attached hereto and made a part hereof as Exhibits C, D, and E, respectively (all such Exhibits collectively, the “Scopes and Plans”) and (y) purchase, install, set-up and provide to Tenant for its use throughout the Term of this Lease all of the furniture and equipment described in the Scopes and Plans including, but not limited to, structured cabling, audiovisual equipment and security equipment (the “Furniture and Equipment”). Tenant shall be free to use the Furniture and Equipment as it sees fit, including the disposal of Furniture and Equipment if necessary to accommodate changes to Tenant’s use of the Demised Premises after the Commencement Date and without incurring any costs and expenses due to Landlord as a result of such disposal. The work consists of alterations and improvements described in the Landlord’s Scope of Work (the “Landlord’s Work”) and alterations and improvements described in the Tenant’s Scope of Work (the “Tenant’s Work”). Landlord’s Work and Tenant’s Work in each case, as modified by change orders issued pursuant to this Agreement are collectively referred to as the “Work”. Landlord shall perform the Work and any change orders performed in accordance with the terms of this Article 6 at its sole cost and expense, other than with regard to the Reimbursable Work Costs. For the avoidance of doubt, the Work includes structured cabling, audio-visual and security equipment with such equipment and furniture to made available to Tenant for its use throughout the Term of this Lease. (2) Landlord and Tenant hereby acknowledge that it is the intent of the parties that Landlord shall separately for each of the three Tranches (i) prepare the Initial Plans (defined below) for D&PM’s review and approval in accordance with the terms of Section 6(A)(4) below, (ii) file the Initial Plans with the New York City Department of Buildings (the “Buildings Department”) and the New York City Fire Department (the “Fire Department”) and all other governmental authorities having jurisdiction (and thereafter amend such filings as needed after Tenant approves the Initial Plans), (iii) perform the Work applicable to such Tranche, and (iv) achieve Substantial Completion (defined below). (3) Landlord shall provide all of the architectural, engineering, and sub- consultant services required for the performance of the Work (the “Design Services”) in accordance with the professional services requirement document prepared by D&PM, i.e. D&PM's "Guide for Design Consultants" (March 2021 rev.), a copy of which is attached hereto as Exhibit F and made a part hereof (the “Design Guide”), including but not limited to, the creation of Final Plans (defined below) approved by D&PM in accordance with the terms of this Article 6.

22 (4) (i) Within seventy-five (75) Business Days from the Effective Date, Landlord shall, at Landlord’s sole cost and expense (other than to the extent reimbursed as Reimbursable Work Costs), cause its architect, Gerner Kronick + Valcarcel, Architects, DPC (the “Architect”), which has been pre-approved by D&PM, to prepare a complete set of architectural and engineering plans and specifications (the “Initial Plans”) for the portion of Tenant’s Work applicable to the First Tranche and deliver same to D&PM and the Buildings Department, the Fire Department and other regulatory agencies which require said submission; provided, that the Architect shall be permitted to self-certify the filings with the Buildings Department at Landlord’s sole cost and expense (other than to the extent reimbursed as Reimbursable Work Costs). The Initial Plans must (a) be engineering and architecturally complete and fully coordinated; (b) be coordinated with existing Building conditions and facilities; (c) conform to all New York City codes and all other applicable Legal Requirements, including, but not limited to, the terms and conditions in the Design Guide and ADA (as defined in Article 7 of this Lease); and (d) be coordinated and based on the Scopes and Plans in order to create a complete set of construction documents. No later than Landlord’s delivery to D&PM of the Initial Plans, Landlord shall cause the Architect to deliver to D&PM a complete set of architectural and engineering plans and specifications for the Landlord’s Work applicable to the First Tranche, which shall be for D&PM’s informational purposes only and shall not be subject to approval by D&PM. (ii) The Initial Plans approved by D&PM are called the “Final Plans”. The process for approving the Initial Plans for the First Tranche shall be as follows: (a) Within 15 Business Days after D&PM’s receipt of the first draft of the Initial Plans, D&PM shall review and either approve or disapprove the Initial Plans. If D&PM shall not approve such Initial Plans, D&PM shall notify Landlord in writing in reasonable detail of the corrections required before such approval can be furnished (the “Required Corrections”; it being agreed that Required Corrections shall consists solely of changes necessary to make the Initial Plans consistent with the Scopes and Plans, and shall not consist of additions to, or modifications of, the Scopes and Plans). Landlord shall revise the Initial Plans to reflect the Required Corrections and resubmit to D&PM revised Initial Plans within 15 Business Days after Landlord’s receipt of such Required Corrections. (b) Within 10 Business Days after D&PM’s receipt of such revised Initial Plans, D&PM shall review and either approve or disapprove such revised Initial Plans, such approval not to be unreasonably withheld. If D&PM shall not approve such revised Initial Plans, D&PM shall notify Landlord in writing in reasonable detail of any further Required Corrections. Landlord shall further revise the Initial Plans to reflect such further Required Corrections and resubmit to D&PM revised Initial Plans within 10 Business Days after Landlord’s receipt of such further Required Corrections. (c) Within 10 Business Days after D&PM’s receipt of such further revised Initial Plans, Landlord, D&PM, Architect and any required consultants and sub- consultants shall meet at a “Page Turn Meeting” to review the further revised Initial Plans page- by-page and agree upon a resolution for all outstanding Required Corrections. Within a timeframe agreed upon by Landlord and Tenant (but no later than 10 Business Days after the Page Turn Meeting), Landlord shall revise for a third time the Initial Plans to reflect the Required Corrections agreed upon at the Page Turn Meeting. 23 (d) In the event (x) all Required Corrections established at the Page Turn Meeting have been fully addressed and (y) the Initial Plans are coordinated and complete in accordance with the Design Guide, D&PM shall approve the Initial Plans, such approval not to be unreasonably withheld. In the event that either clause (x) or clause (y) immediately above are not satisfied, Landlord, D&PM, Architect and any required consultants and sub-consultants shall meet with the Executive Director of D&PM (the “Executive Director Meeting”) within seven (7) Business Days to resolve all outstanding Required Corrections established at the Page Turn Meeting. Within five (5) Business Days of the meeting with the Executive Director of D&PM, Landlord shall submit Initial Plans revised for the fourth time. In the event that such fourth revised Initial Plans satisfy clause (x) and clause (y) above (except in this instance clause (x) relates to the Executive Director Meeting and not the Page Turn Meeting), Tenant shall approve the Initial Plans, such approval not to be unreasonably withheld. (iii) The process set forth above in Section 6(A)(4)(ii) shall be repeated by the parties for the Second Tranche and for the Third Tranche, provided that Landlord shall cause its Architect to prepare the Initial Plans for the Second Tranche within seventy-five (75) Business Days from D&PM’s written approval of the Initial Plans for the First Tranche and prepare the Initial Plans for the Third Tranche within seventy-five (75) Business Days from D&PM’s written approval of the Initial Plans for the Second Tranche. (iv) D&PM’s review and approval of the Initial Plans for each Tranche is solely for the purpose of verifying compliance with the project program, the Scopes and Plans, and the Design Guide requirements. D&PM's approval shall not relieve the Landlord, its consultants, subconsultants and contractors, of their responsibilities for code compliance, errors, omissions and coordination of all drawings and the work of all trades. (5) Within ten (10) Business Days after D&PM’s approval of the Initial Plans for each Tranche, Landlord shall file for Post Amendment Approvals and diligently pursue obtaining such Post Amendment Approvals. Upon the date (“Work Commencement Date”) that is the later of (a) fifty (50) Business Days after D&PM's approval of the Initial Plans for each Tranche or (b) five (5) Business Days after receipt of the Post Amendment Approvals and Permits (as hereinafter defined), each such fifty (50) and five (5) Business Day period subject to extension for Unavoidable Delay and Tenant Delay (defined in Section 6(D)), Landlord shall commence the Work for the applicable Tranche. Landlord shall submit to D&PM copies of the permits permitting performance of the applicable Tranche and approvals of the Final Plans for each filing when received from the Buildings Department, Fire Department and any other regulatory agencies which require said submission for the applicable Tranche (“Permits”). (6) (i) Landlord hereby warrants and represents that it has the financial capability and/or adequate financing to complete the Work in the time frames set forth herein. In that connection, within fifteen (15) Business Days of the Tenant’s approval of the Initial Plans and Landlord’s receipt of any required Buildings Department, Fire Department and any other required regulatory agency approvals for the First Tranche, subject only to extension for Unavoidable Delays (as such term is defined in Article 22 of this Lease), and in any event prior to commencement of the Work, Landlord shall deliver to Tenant (a) a term sheet or commitment letter for construction financing in customary form from an institutional lender in an amount sufficient to complete the Work and/ or (b) such other evidence and assurances reasonably 24 satisfactory to Tenant of Landlord’s financial capability to complete the Work, which evidence may be provided in (but shall not be limited to) a letter from Landlord’s certified public accountant affirming to the effect, in accordance with generally accepted accounting principles, that Landlord has the financial capability to undertake and complete the Work as set forth in this Lease. In addition, if Landlord fails to comply with the foregoing, Tenant may terminate this Lease (without penalty) upon ninety (90) days prior written notice to Landlord if such compliance is not achieved prior to the end of such ninety (90) day period. (ii) Landlord shall have a continuing obligation to make regular periodic payments to its contractors at approximately thirty (30) day intervals in amounts reasonably commensurate with the amount of progress towards Final Substantial Completion from the start of the Work up to the date of Final Substantial Completion, to ensure diligent and timely completion of the Work, subject to customary retainages and the requirements of Landlord’s agreements with its general contractor(s) and any sub-contractor(s), vendor(s) or supplier(s). (7) Limited Reimbursement of Work Costs. The costs incurred by Landlord to perform the Work shall be paid for initially by Landlord. Tenant shall then reimburse Landlord for 24% of the costs incurred by Landlord to perform the Work (inclusive of soft costs) up to a total reimbursement that shall not exceed $33,549,356.00 (such reimbursable portion being the “Reimbursable Work Costs”). Landlord shall pay the remaining portion of the costs that it incurs to perform the Work other than the Reimbursable Work Costs at its sole cost and expense. Tenant shall pay the Reimbursable Work Costs in three separate payments for each of the Tranches allocable portion of the Reimbursable Work Costs (provided Tenant has not already reimbursed $33,549,356.00), within sixty days of the later to occur of (i) Substantial Completion (defined below) as certified by D&PM of the respective Tranche or, if applicable with respect to the Third Tranche only in accordance with the terms of Article 6, as determined by arbitration in accordance with the provisions of Section 6(A)(9)(ii), and (ii) receipt of an invoice for the Tenant Work Cost allocable to such Tranche with reasonable supporting documentation. In addition to the Reimbursable Work Costs, Tenant shall pay to Landlord two project management fees for its management of the Work. The first project management fee shall be in the amount of $3,056,959.00 and shall be paid within sixty (60) days of the later of (i) Substantial Completion of the First Tranche and (ii) receipt of an invoice from Landlord. The second project management fee shall be in the amount of $6,386,562.00 and shall be paid within sixty (60) days of the later of (i) Substantial Completion of the Second Tranche and (ii) receipt of an invoice from Landlord. Notwithstanding anything to the contrary, in no event shall Tenant reimburse Landlord more than $42,992,877.00 (the “Final Article 6 Reimbursement Amount”) which amount consists of the aggregate of the Reimbursable Work Costs not to exceed amount and the two project management fees for Landlord’s performance and management of the Work. The Final Article 6 Reimbursement Amount shall be subject to audit by the Department of Citywide Administrative Services and/or its authorized representative. Such costs may, in the discretion of the Comptroller of the City of New York, also be post audited by the Comptroller. Landlord acknowledges and agrees that, except to the extent permitted by Section 6(A)(8)(v), the project management fees expressly provided for and paid by Tenant to Landlord pursuant to this Section 6(A)(7) constitutes the entire project management fee that Landlord is entitled to for performing and completing the Work. 25 (8) Change Orders. (i) If Tenant desires any change, addition or alteration in or to the Work as shown on or described in the Scopes and Plans or any of the approved Final Plans (“Tenant Requested Change Order”), that, in any such case, would not (w) affect any of the structural elements of the Building (e.g., location, capacity or other specifications relating to the elevators, stairs, façade, shear walls, entrances) or building systems, (x) affect the Common Areas, (y) cost in excess of, when aggregated with the cost of all of the previously Approved Change Orders (defined below), three million dollars ($3,000,000), or (z) would delay the Final Substantial Completion Date, or the achievement of Substantial Completion of any Tranche as determined by Landlord in its reasonable discretion (a “Permitted Change Order Request”), Landlord shall not unreasonably withhold its consent to the submitted Permitted Change Order Request. If Tenant submits a request to Landlord for a Tenant Requested Change Order that does not constitute a Permitted Change Order Request, Landlord may approve or deny such request as determined by Landlord in its sole and absolute discretion, for any reason or no reason, and the absence of a response from Landlord within the time period provided in Section 6(A)(8)(ii) below shall automatically be deemed a denial. (ii) Landlord shall notify Tenant, with reasonable promptness (but in any event within twenty (20) Business Days after receipt of Tenant’s Permitted Change Order Request), whether Landlord approves the Permitted Change Order Request (and, if Landlord does not approve, the reasonable basis on which such approval is being denied) or whether Landlord needs additional information from Tenant. (iii) If Landlord approves a Permitted Change Order request, Landlord’s approval notice shall be accompanied by a proposal, based upon reasonably detailed cost estimates supported by appropriate back-up, specifying any increases in the costs of the Work resulting from such Change Order. Tenant shall have ten (10) Business Days after receipt of Landlord’s approval within which to withdraw the subject Permitted Change Order Request, TIME BEING OF THE ESSENCE, by written notice to Landlord; if Tenant does not timely give such withdrawal notice, Tenant shall be deemed to have approved Landlord’s proposal for the subject Permitted Change Order Request (individually, an “Approved Change Order”, or collectively, “Approved Change Orders”). (iv) In no event shall any change, addition or alteration be deemed a change order initiated by Tenant for the purposes of this Section 6(A)(8) (and, therefore, the cost of which shall not be included when calculating the $3,000,000.00 cap set forth in Section 6(A)(8)(i)(y) but such costs shall be subject to the last sentence of this Section 6(A)(8)(iv)) if the same results by reason of (a) an error or omission by the Architect or the Architect’s subconsultants (such change orders, “Architect E/O Change Orders”) and/or (b) Landlord’s gross negligence or Landlord’s willful misconduct (such change orders, “Landlord Cost Change Orders”). The costs incurred by Landlord to perform Landlord Cost Change Orders shall not be subject to reimbursement by Tenant as Reimbursable Work Costs, Landlord shall solely bear the unlimited costs of Landlord Cost Change Orders, and Landlord shall not be excused from completing the Work as a result of Landlord Cost Change Orders. Without the prior consent of Tenant, not to be unreasonably withheld or delayed, Landlord shall not initiate any change order that would adversely affect Tenant’s program set forth in the Scopes and Plans or otherwise adversely affect

26 Tenant’s use and enjoyment of the Demised Premises to more than de minimis extent, except no prior consent shall be required from Tenant for any change order required to comply with Legal Requirements. Notwithstanding the foregoing, the costs incurred by Landlord to perform all change orders (other than Landlord Cost Change Orders) that are issued with regard to the design and performance of the Work pursuant to this Agreement including, without limitation, Architect E/O Change Orders and Tenant Requested Change Orders shall be subject to reimbursement by Tenant as Reimbursable Work Costs to the extent permitted pursuant to the terms and conditions of Section 6(A)(7). (v) In addition to Tenant Requested Change Orders, Tenant shall have a onetime option, at its discretion, to request and pay for change orders related solely to additional administrative work Tenant requires from Landlord related to project management of the Work (“Administrative Change Order”). In the event Landlord accepts Tenant’s request for an Administrative Change Order, Tenant’s reimbursement for the additional administrative work pursuant to the Administrative Change Order shall be limited to the amount that the sum of the finally determined Reimbursable Work Costs after the Final Substantial Completion has occurred and the two project management fees payable pursuant to Section 6(A)(7) are less than the Final Article 6 Reimbursement Amount. Tenant shall pay the amount of the Administrative Change Order calculated pursuant to the immediately preceding sentence within sixty (60) days of receipt of an invoice from Landlord along with reasonably supporting documentation. (9) (i) Each Tranche of the Work shall be deemed “Substantially Complete” and “Substantial Completion” shall be deemed to have occurred (the “Substantial Completion Date”) upon (1) a joint walk-through of the Demised Premises (the “Walk- Through”) by Landlord, the Architect, and Tenant pursuant to Section 6(A)(9)(v), and certification by D&PM (which certification shall not be unreasonably withheld, conditioned, or delayed) of Landlord’s completion of the relevant Work as indicated in the Final Plans for such Tranche excepting (x) minor details of construction or decoration which do not adversely affect Tenant’s use of the Demised Premises (collectively, “Punch List Items”) and (y) Long Lead Items (defined below); (2) receipt by Landlord and delivery to D&PM of all of (a) the Required Sign- Offs (defined below) to the extent such Required Sign-Offs are required for the applicable Tranche, (b) documentation demonstrating compliance with the terms and provisions of Article 26 of this Lease – Asbestos including, but not limited to, an ACP-5, ACP-7 or other similar document issued by the Buildings Department and, if applicable, an O&M Plan (defined in Article 26), (c) a certified air and water balancing report approved by Landlord’s engineer as being in conformance with the Final Plans for such Tranche, and (d) certification from Landlord’s engineer that a connection between a direct electric meter or meters (which may be existing meters) and the applicable Tranche has been correctly provided; and (3) D&PM’s certification (which certification shall not be unreasonably withheld, conditioned, or delayed) that all of the Furniture and Equipment applicable to such Tranche has been fully provided, installed, and (where applicable) commissioned (clauses (2)(a), (2)(b), (2)(c), and (2)(d) collectively, the “Substantial Completion Documentation”). The term “Required Sign-Offs” means, to the extent required by applicable Legal Requirements, all applicable inspection sign-offs (applicable to the Work described by the Scopes and Plans) of any Governmental Authorities having jurisdiction including, but not limited to Buildings Department Letter of Completion, Buildings Department Post Permit TR-1, Certificates of Compliance (formerly known as Equipment Use Permits), sprinkler, mechanical, electrical and plumbing sign-offs, Fire Department and elevator inspections and sign-offs, and a 27 current Certificate of Occupancy or Temporary Certificate of Occupancy (“TCO”) for all of the uses of the Demised Premises permitted by this Lease. (ii) The Work in its entirety shall be deemed substantially complete (“Final Substantial Completion”) upon Landlord achieving Substantial Completion for all of the Tranches. The date that Landlord achieves such Final Substantial Completion (the “Final Substantial Completion Date”) shall be the date that Substantial Completion has occurred for the third and final Tranche to achieve Substantial Completion, which, as set forth in this Article 6, the parties intend to be the Third Tranche. (iii) Notwithstanding anything to the contrary set forth above, if (a) Landlord is required (pursuant to Legal Requirements) to provide, and has provided, the Buildings Department and/or the Fire Department with fully completed requests and applications for Fire Department drawing approvals and/or the Required Sign-Offs for any Tranche, (b) Landlord has timely responded to any objections raised, (c) the Buildings Department and/or the Fire Department have not provided Landlord with inspection dates or Required Sign-Offs for such Tranche after a period of (x) thirty (30) days of such complete filings and applications for Required Sign-Offs or (y) eight (8) months of such complete filings and applications for Fire Department drawings approvals, and (d) Landlord has concurrently notified Tenant of the date these requests for approvals and/or inspections are made, then Landlord may have the Architect and/or engineer certify (which shall include, if applicable, a report from the fire alarm vendor verifying that all relevant fire alarm devices are operational) Landlord’s completion of the relevant Work as indicated in the approved Final Plans is in compliance with code (to the extent required for the applicable Tranche under applicable Legal Requirements) and such Tranche shall be deemed complete on that date of the Walk Through. Such certification(s) shall be adequate and sufficient for Substantial Completion purposes; however, Landlord shall remain responsible for, and shall diligently pursue obtaining all Required Sign-Offs including Fire Department drawing approvals and inspections and achieving Substantial Completion as herein defined and required for the applicable Tranche under applicable Legal Requirements. Landlord shall be responsible for all costs that may be associated with the Architect’s and/or engineer’s certification of the applicable Tranche other than to the extent reimbursed as Tenant Work Cost. In the event Landlord fails to undertake commercially reasonable efforts to obtain all sign-offs as set forth above within ninety days from the engineer/architect’s certification, then beginning on the ninety-first (91st) day Tenant shall be entitled to exercise its remedies under this Article 6, subject to the terms and conditions thereof. (iv) The term “Long Lead Items” means any Tenant’s Work which Landlord reasonably anticipates will, and Landlord provides to Tenant reasonable verification that such work is reasonably anticipated to, delay the projected time schedule for Final Substantial Completion of the Work beyond the twenty-two (22) month schedule, whether (as examples and not by way of limitation) because of the specialized technical services required therefor (e.g., computer installations or special electronic systems), or a materially increased probability of delay by virtue of the requirements of prefabrication of material (e.g., extraordinary woodworking or carpentry requirements) or the obtaining of unique commodities (e.g., special woods or stones). Landlord shall notify Tenant as soon as practicable of any Long Lead Items and the reason it is considered Long Lead Items. Landlord shall cooperate and consult with Tenant to substitute for any Long Lead Items comparable like-kind items so as to eliminate or minimize the anticipated 28 delay, and Tenant shall not unreasonably withhold or delay Tenant’s consent to any such substitution. Any Long Lead Items shall be performed by Landlord as a Punch List Item. (v) (a) For each Tranche, Landlord shall notify Tenant that Substantial Completion is anticipated at least thirty (30) days prior to the anticipated Substantial Completion Date. At least ten (10) Business Days prior to the anticipated Substantial Completion Date, Landlord shall send Tenant a notice (a “Substantial Completion Notice”) setting forth the anticipated Substantial Completion Date. Within five (5) Business Days after Tenant’s receipt of such Substantial Completion Notice, and provided that within such five (5) Business Day period Landlord has provided Tenant with the Substantial Completion Documentation, Tenant shall establish a date reasonably acceptable to Landlord (the “Walk-Through Date”) on which Landlord and Tenant shall jointly inspect the Demised Premises, which Walk-Through Date shall be no earlier than the anticipated Substantial Completion Date set forth in the Substantial Completion Notice and no later than five (5) Business Days after such anticipated Substantial Completion Date. (b) If the Work for the applicable Tranche is Substantially Complete by the Walk-Through Date, Tenant shall deliver a letter certifying Substantial Completion (as of the Walk-Through Date) within seven (7) Business Days after the Walk- Through Date. Such certification of Substantial Completion by Tenant shall not be unreasonably withheld, conditioned or delayed. If following the joint inspection Tenant believes that the Work is not substantially complete, Tenant shall furnish Landlord with a written list of incomplete work within five (5) Business Days after the Walk-Through Date. Thereafter, Landlord shall send Tenant a second Substantial Completion Notice at least five (5) Business Days before the date that Landlord believes that the Work will be Substantially Completed, setting forth the then anticipated Substantial Completion Date. Within five (5) Business Days following receipt of Landlord’s second Substantial Completion Notice, Tenant shall establish a second Walk-Through Date, reasonably acceptable to Landlord, which second Walk-Through Date shall be no earlier than the then anticipated Substantial Completion Date set forth in the second Substantial Completion Notice, and no later than five (5) Business Days after such anticipated Substantial Completion Date. In the event that Tenant believes that the Work still has not been Substantially Completed on the second Walk-Through Date, the procedure set forth in the preceding three sentences shall be repeated, as many times as necessary, until the Work has been Substantially Completed and Tenant has delivered a letter to Landlord certifying Substantial Completion. (vi) If (a) after D&PM certifies Substantial Completion for the First Tranche, Second Tranche, and/or the Third Tranche, Landlord disagrees with the date that D&PM has determined is the date that Landlord has achieved Substantial Completion for the First Tranche and/or the Second Tranche, (b) Landlord and Tenant are unable to agree whether or not Final Substantial Completion has occurred after completing three (3) walk-throughs in accordance with Section 6(A)(9)(v), and/or (c) Landlord and Tenant are unable to agree whether or not a Landlord Delay (as hereinafter defined) and/or a Tenant Delay has occurred, then either Landlord or Tenant may refer such dispute(s) to expedited construction arbitration. In such case(s) (and in any other case in which this Lease expressly permits either party to refer a dispute to expedited construction arbitration), the dispute shall be resolved by arbitration conducted in The City of New York and judgment upon the award rendered may be entered in any court of competent jurisdiction. The party hereto desiring to arbitrate a dispute pursuant to this section shall give notice (the “Dispute 29 Notice”) to that effect to the other party, and such dispute shall be submitted to a single disinterested arbitrator selected in accordance with the then prevailing expedited commercial arbitration rules of the American Arbitration Association (“AAA”), provided that the arbitrator selected shall have at least fifteen (15) years of recent experience in the management of comparable base building and interior construction projects in New York City. The arbitration shall be conducted at the offices of the AAA in Manhattan in accordance with the then prevailing expedited commercial arbitration rules of the AAA. The decision of the arbitrator shall be conclusive upon the parties. The arbitrator’s fee shall be borne equally by the parties and each party shall bear the costs of its own counsel, witnesses and presentation of evidence. The arbitrator shall have no power to vary or modify any of the provisions of this Lease. (vii) In the event Landlord provides a TCO and/or any other Required Sign-Offs which may be delivered by Landlord to Tenant in connection with achieving Substantial Completion of a Tranche that are temporary in nature, Landlord will keep such sign-offs all in full force and effect and will be solely liable for all costs in connection therewith until Landlord obtains any necessary final Certificates of Occupancy or other final Required Sign-Offs, as the case may be. Landlord, prior to each Substantial Completion Date, shall remove all violations issued with respect to the applicable Tranche which do not result from acts or omissions of Tenant and which (a) affect the life safety systems, (b) render Landlord unable to obtain any applicable governmental sign-offs with respect to the Work, (c) pose a threat to the life, safety or property of Tenant or any of Tenant’s employees, agents, contractors or invitees, or (d) obstruct access to the Demised Premises. B. Landlord Delay. (1) In the event Landlord, as extended for Tenant Delay or Unavoidable Delay, fails to (i) meet any applicable time frames under Section 6(A) above for such Tranche, (ii) apply for the Permits for each Tranche within the time period provided for in Section 6(A)(5), and/or (iii) commence the Work applicable to such Tranche by the applicable Work Commencement Date (each of such items described under the foregoing clauses (i), (ii) and/or (iii), a “Landlord Preconstruction Delay”), then Tenant shall have the remedies set forth in Section 6(C) subject to the terms and conditions set forth therein. Landlord shall not be charged for any Landlord Preconstruction Delay unless (a) Tenant shall have given Landlord a notice advising Landlord of its failure to so commence and/or perform (a “Landlord Preconstruction Delay Notice”) and (b) Landlord shall have failed to cure such failure within five (5) Business Days after its receipt of the Landlord Preconstruction Delay Notice, or, if such failure is not reasonably susceptible of being cured within said five (5) Business Day period, Landlord fails to notify Tenant of its intention to cure and commences to cure within such five (5) Business Day period, and thereafter endeavors to diligently prosecutes such cure to completion. (2) Notwithstanding anything to the contrary in Section 6(B)(1) immediately above, in the event Landlord fails to achieve Final Substantial Completion on or before the Final Substantial Completion Deadline as hereinafter defined (such failure being a “Landlord Substantial Completion Delay”, and together with Landlord Preconstruction Delay, “Landlord Delay”), then commencing upon the date Tenant shall have given Landlord a notice advising Landlord of its failure to timely achieve Final Substantial Completion (a “Landlord Substantial Completion Delay Notice” and together with Landlord Preconstruction Delay Notice, a “Landlord Delay Notice”), Tenant shall have the remedies set forth in Section 6(C) subject to the terms and conditions set forth therein. The “Final Substantial Completion Deadline” shall be,

30 subject to extension for Unavoidable Delay and Tenant Delay, twenty-two (22) months plus ten (10) Business Days following D&PM’s approval of the Initial Plans for the First Tranche except that for purposes of Section 6(C)(1)(iii)(b) only, the Final Substantial Completion Deadline shall be, subject to extension for Unavoidable Delay and Tenant Delay, twenty-four (24) months plus ten (10) Business Days following D&PM’s approval of the Initial Plans for the First Tranche. (3) In the event two (2) or more separate instances of Landlord Delay occur simultaneously (i.e., on the same calendar day or days), such Landlord Delays shall be deemed to run concurrently and not consecutively for the number of calendar days that the two (2) or more separate instances of Landlord Delays simultaneously occur and, accordingly, each such calendar day will only constitute one (1) day of Landlord Delay. It is further understood and agreed that, notwithstanding anything to the contrary, no delay or other circumstance that would otherwise constitute a Landlord Delay that is caused by an Unavoidable Delay or that is caused by a Tenant Delay shall be deemed a Landlord Delay for purposes of this Section 6(B) for the period of such Unavoidable Delay or Tenant Delay. C. Effect of Landlord Delay. (1) Tenant Remedies. In each and every instance that (i) a Landlord Preconstruction Delay has occurred and Tenant has given to Landlord a Landlord Preconstruction Delay Notice pursuant to Section 6(B)(1) and Landlord shall have failed to cure the delay in question within the cure periods permitted by Section 6(B)(1) (as such cure periods may be extended for Unavoidable Delay and/or Tenant Delay) and/or (ii) a Landlord Substantial Completion Delay has occurred and Tenant has given to Landlord a Landlord Substantial Completion Delay Notice, then Tenant shall have the following remedies: (i) Rent Credit. With regard to a Landlord Substantial Completion Delay only (and not with regard to a Landlord Preconstruction Delay), Tenant shall receive as liquidated damages (and not as a penalty) a credit against the next installment(s) of Base Rent due and payable for the entire Demised Premises pursuant to the terms of Article 2 equivalent to two (2) days of Base Rent for every one (1) day of Landlord Substantial Completion Delay for the period commencing on the date of Landlord’s receipt of the Landlord Substantial Completion Delay Notice and ending on the Final Substantial Completion Date. (ii) Tenant’s Self Help Rights. In the event that either (a) Tenant shall have given Landlord a Landlord Preconstruction Delay Notice for a Landlord Preconstruction Delay and, subject to extension for Tenant Delay and Unavoidable Delay, Landlord shall have failed to commence to cure the Landlord Preconstruction Delay in question within thirty (30) Business Days after its receipt of such Landlord Preconstruction Delay Notice and thereafter diligently and without interruption complete the performance of same or (b) a Landlord Substantial Completion Delay has occurred and Tenant shall have given Landlord a Landlord Substantial Completion Delay Notice, then Tenant may give Landlord written notice (hereinafter referred to as a “Self Help Notice”) advising Landlord of its failure. If Landlord fails to commence to cure the Landlord Delay in question within thirty (30) Business Days after its receipt of such Self Help Notice, Tenant, in addition to any other remedy it may have, at its option may as agent of the Landlord may perform the Work or any other obligation of Landlord pertaining to the Landlord Delay in question (subject to Section 39(I)) and deduct the cost thereof from the Rent to become 31 due and payable pursuant to Article 2 hereof following delivery to Landlord of reasonable back-up documentation of the costs incurred. Tenant, however, shall not be required to exercise the foregoing self-help right. (iii) Tenant’s Termination Rights. (a) Preconstruction Delay Termination Right. Notwithstanding anything to the contrary herein, in the event that Tenant shall have given Landlord a Landlord Preconstruction Delay Notice for a Landlord Preconstruction Delay and, subject to extension for Tenant Delay and Unavoidable Delay, Landlord shall have failed to commence to cure the Landlord Preconstruction Delay in question within thirty (30) Business Days after its receipt of such Landlord Preconstruction Delay Notice and thereafter diligently and without interruption complete the performance of same, then if Landlord shall not have commenced to cure such failure within said cure period or to have thereafter diligently and with continuity endeavored to prosecute such cure to completion, Tenant may, in addition to any other remedy it may have, elect to terminate this Lease in whole or in part (in accordance with Section 6(C)(1)(iii)(d)) upon delivery of an one hundred and eighty (180) days’ Termination Notice (as defined below) to Landlord, provided such Landlord Delay continues through the expiration of said additional one hundred and eighty (180) day period (as extended for Unavoidable Delays and Tenant Delays), whereupon this Lease shall terminate in whole or in part, as the case may be, and neither party shall have any further rights, interests, liabilities or obligations under this Lease with respect to the other for the terminated portion of the Demised Premises except for rights, interests, liabilities or obligations that by the terms of the Lease expressly survive such termination of the Lease; provided, however, that in the event Landlord shall have commenced to cure the Landlord Preconstruction Delay in question within the additional one hundred and eighty (180) day period and thereafter diligently and continuously endeavors to prosecute such cure to completion, the Termination Notice shall be void and this Lease shall remain in full force and effect. Upon the termination of this Lease pursuant to this Section 6(C)(1)(iii)(a), Landlord shall refund to Tenant any payments previously paid by Tenant to Landlord pursuant to Section 6(A)(7), which refund obligation shall survive the termination of this Lease. (b) Substantial Completion Delay Termination Right. Notwithstanding anything to the contrary herein, in the event that a Landlord Substantial Completion Delay has occurred and Tenant shall have given Landlord a Landlord Substantial Completion Delay Notice, then Tenant may, in addition to any other remedy it may have, elect to terminate this Lease in whole or in part (in accordance with Section 6(C)(1)(iii)(d)) upon delivery of an one hundred and eighty (180) days’ Termination Notice (as defined below) to Landlord and in the event Landlord has not cured such Landlord Substantial Completion Delay prior to the expiration of said additional one hundred and eighty (180) day period (as extended for Unavoidable Delays and Tenant Delays), this Lease shall terminate in whole or in part, as the case may be, and neither party shall have any further obligation to the other for the terminated portion of the Demised Premises except for obligations that by the terms of the Lease expressly survive such termination of the Lease. Upon the termination of this Lease pursuant to this Section 6(C)(1)(iii)(b), Landlord shall refund to Tenant any payments previously paid by Tenant to Landlord pursuant to Section 6(A)(7), which refund obligation shall survive the termination of this Lease. 32 (c) The term “Termination Notice” shall mean a written notice from Tenant to Landlord that states the applicable Landlord Delay and Tenant’s intention to terminate the Lease in whole or in part as a result thereof (and if in part, specifies the Tranche or Tranches that are being terminated), and shall include the following statement in all capital letters: “THIS IS A TIME SENSITIVE NOTICE AND IF LANDLORD SHALL FAIL TO TAKE THE REQUIRED ACTIONS SPECIFIED IN THIS NOTICE WITHIN ONE HUNDRED AND EIGHTY (180) DAYS FOLLOWING LANDLORD’S RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE DEEMED TO HAVE ELECTED TO TERMINATE THE LEASE PURSUANT TO ARTICLE 6 OF THE LEASE”. (d) Tenant’s shall be entitled to partially terminate this Lease pursuant this Section 6(C)(1)(iii) on a Tranche-by-Tranche basis only, i.e. Tenant is not entitled to terminate less than an entire Tranche. The Tranche or Tranches that Tenant chooses to terminate being the “Article 6 Termination Space”. If Tenant terminates this Lease in part pursuant to this Section 6(C)(1)(iii), then effective from and after the day immediately following the effective date of such termination, Tenant shall continue to lease the Demised Premises (other than the Article 6 Termination Space) upon all of the terms and provisions of this Lease; provided, (w) Base Rent (including all step-ups) amounts for the entire Demised Premises shall be reduced by a fraction, expressed as a percentage, the numerator of which shall be the amount(s) of rentable square footage for the applicable Article 6 Termination Space and the denominator of which shall be 640,744; (x) Tenant’s Share (defined in Article 4) shall be reduced proportionately to reflect the termination of the Article 6 Termination Space; (y) the term “Demised Premises” shall no longer include the applicable Article 6 Termination Space; and (z) with respect to the calendar month in which such termination occurs, all Base Rent and Additional Rent due and payable for the applicable Article 6 Termination Space shall, if applicable, be apportioned for such calendar month as of the effective date of such termination. (2) Notwithstanding anything contained in this Article 6 to the contrary, Landlord shall not be charged for any Landlord Substantial Completion Delay if Landlord has Substantially Completed the Work for all of the Tranches by the Final Substantial Completion Deadline other than a portion or portions of the Work with regard to no more than 5% of the total RSF of the Demised Premises in the aggregate. (3) Tenant, upon at least fifteen (15) Business Days prior notice by Landlord, shall execute and deliver to Landlord, and/or other person, firm or corporation specified by Landlord, a statement as to whether a Landlord Delay noted in a Landlord Delay Notice then remains uncured. Notwithstanding anything to the contrary, Tenant’s failure to timely deliver such a statement shall not constitute either a Tenant Delay or an event of default under Article 32. D. (1) For purposes of this Lease, a “Tenant Delay” shall mean any delay of one or more days (not due to Unavoidable Delays) that continues after written notice from Landlord, 33 which results in Landlord’s inability to (x) timely meet any applicable time frames under this Article 6, (y) timely commence the performance of Work with regard to any Tranche or (z) timely Substantially Complete the Work (with regard to any Tranche) due to any of the following: (1) any written request by Tenant that delays Landlord in proceeding with any segment or part of the Work; (2) except if related to a Permitted Change Order Request, any material changes or requests for material changes by Tenant to the Work; (3) any failure by Tenant to respond reasonably and in good faith or within the time frames set forth herein or to respond with reasonable specificity where required herein; (4) interference or delay in the performance of the Work by any Tenant Party (defined in Article 39) attributable to the performance of any work in the Demised Premises by such Tenant Party; (5) any act or violation by a Tenant Party (including, without limitation, by ACS as the agency occupying the Demised Premises or by DCAS as the agency that leased the Demised Premises) that delays Landlord in obtaining any of the Required Sign-Offs required by this Article 6 that Landlord has applied for; (6) failure by Tenant to cause D&PM to certify or deny certification of Substantial Completion of the applicable Tranche within seven (7) Business Days of the Walk-Through Date properly established in accordance with Section 6(A)(9)(v)(a); (7) any delay caused by Tenant’s failure to perform any of its obligations under the Lease; or (8) any delay by Tenant in scheduling a Walk-Through in accordance with the terms of Section 6(A)(9)(v). (2) Any Tenant Delay shall accrue from the date of its occurrence provided that Landlord shall have notified Tenant of such Tenant Delay within two (2) Business Days after Landlord actually becomes aware that such Tenant Delay has occurred (which Notice may be sent by email to the Tenant’s Construction Rep provided that notice by email shall only be effective if and when confirmation of receipt by the recipient is delivered by email or other writing), failing which the Tenant Delay shall accrue only from and after the date Landlord notifies Tenant thereof. (3) In the event two (2) or more separate instances of Tenant Delay occur simultaneously (i.e., on the same calendar day or days), such Tenant Delays shall be deemed to run concurrently and not consecutively for the number of calendar days that the two (2) or more separate instances of Tenant Delays simultaneously occur and, accordingly, each such calendar day will only constitute one (1) day of Tenant Delay. It is understood and agreed that none of the delays set forth in this Section 6(D) that is caused by an Unavoidable Delay or that is caused by a Landlord Delay, shall be deemed a Tenant Delay for purposes of this Section 6(D) for the period of such Unavoidable Delay or Landlord Delay. (4) In the event one or more Tenant Delays as defined in Section 6(D)(1) delays the date that Landlord otherwise would have achieved Final Substantial Completion (such type of Tenant Delay being a “Final Substantial Completion Tenant Delay”), then provided the Third Tranche Commencement Date has not occurred pursuant to Section 1(C)(2)(i), Tenant’s obligation to pay Base Rent pursuant to Section 2(A)(1) shall commence on dates prior to the Final Substantial Completion Date (as certified by Tenant pursuant to this Article 6 or, if applicable in accordance with the terms of this Article 6, as determined by arbitration), such acceleration to be equal to the aggregate number of days of such Final Substantial Completion Tenant Delay(s). E. In the event Substantial Completion of a Tranche has occurred, Tenant shall submit to Landlord a written list of Punch List Items, including the as built drawings which it deems to be incomplete, which list of Punch List Items shall be subject to Landlord’s approval, not to be

34 unreasonably withheld. The Punch List Items shall, regardless of whether Landlord and Tenant specify it in the punch list that they create, be deemed to include (i) two sets of record drawings, per the Guide for Design Consultants, for the Work showing all significant changes during construction, including field changes, Approved Change Orders, Architect E/O Change Orders and Landlord Cost Change Orders, based on “marked up” prints, drawings and other data furnished by the general contractor and/or the trade contractors and referenced on the record drawings, and (ii) one set of so-called “as built” drawings. The “as built” drawings shall be submitted in hard copy and Auto Cad versions. Landlord shall within thirty (30) days after receipt of the Punch List Items for each Tranche, commence performance and diligently proceed with continuity to complete said work. If, subject to extension for Unavoidable Delay and/or Tenant Delay, Landlord fails to commence and complete said work within thirty (30) days after receipt of the Punch List Items (or such longer time as may reasonably be required in accordance with good construction practice), Tenant, in addition to any other remedy it may have, may (following delivery of a notice to Landlord that Tenant desires to exercise the following right and Landlord’s failure to commence or resume completing the unfinished Punch List Items within five (5) Business Days of such notice) (i) as agent for the Landlord, perform and complete the Punch List Items work and deduct the reasonable cost thereof from any portion of the Base Rent due and owing under this Lease (on the condition that Tenant submit to Landlord reasonable back-up documentation of the costs incurred) or (ii) may withhold one hundred and fifty percent (150%) of the reasonable estimated value of completing such remaining Punch List Items agreed to by the parties from the annual Base Rent due and owing to Landlord until Landlord performs such work to the reasonable satisfaction of Tenant at which time the amount so withheld shall be paid to Landlord. F. (1) During the thirty (30) day period prior to the anticipated Substantial Completion Date of any Tranche, or on such earlier date as may be consented to by Landlord, such consent not to be unreasonably withheld, Landlord shall permit Tenant to (i) inspect the progress of construction of the Work, (ii) have its telephone and IT equipment installed in the Demised Premises, and (iii) do such work as Tenant may reasonably require including installing its computer equipment, provided, that (a) the same does not interfere with Landlord’s contractors performing the Work, (b) Tenant complies with Landlord’s reasonable requirements regarding the performance of such work by Tenant, (c) such work is coordinated with Landlord, (d) such work does not disturb, damage or otherwise adversely affect Work theretofore performed or installed, and (e) any access to the Property to perform any such work shall be upon all of the terms, covenants and conditions contained in this Lease on Tenant’s part to observe, perform or comply with (including, without limitation, Tenant’s indemnification and insurance obligations under this Lease), except for the payment of Base Rent. (2) Prior to the commencement of the Term, D&PM shall have the right, on reasonable prior notice, during Business Hours on Business Days and subject to Landlord’s reasonable safety requirements and the safety requirements of Landlord’s general contractor, to inspect the progress of the Work, and shall in no event interfere with any installation or delay the Work in any manner. G. With respect to Tenant's repair obligations, upon completion of the Work, Landlord shall assign to Tenant the beneficial interest in all warranties and guarantees received by Landlord from contractors and materialmen engaged in the performance of the Work, as well as the right to enforce any contracts made with such contractors and materialmen if and to the extent assignable. 35 Landlord agrees to cooperate fully with Tenant in the event that Tenant seeks to enforce its rights with respect to the warranties and guarantees and any costs incurred by Landlord in connection with such cooperation shall be included as an item of Operating Expenses pursuant to Section 4(B), but excluded from Base Year Operating Expenses. H. Notwithstanding anything to the contrary in Article 13 of this Lease, Landlord shall be responsible for the performance and cost of all repairs resulting from defects of materials and workmanship in construction and/or alterations and improvements of the Demised Premises or of the Building for a period, following the applicable Substantial Completion Date, of one (1) year or such longer period as may be provided in the warranty of Landlord’s contractor, vendor, manufacturer or other supplier. Furthermore, and notwithstanding anything to the contrary contained in Article 13 of this Lease, if Landlord uses existing ductwork or existing ventilation equipment, it shall remain solely responsible for the performance and cost of repair or replacement of same during the entire Term unless the repair or replacement is necessitated by the fault of Tenant. I. Landlord acknowledges that portions of the Demised Premises may be occupied and used by Tenant, its employees and invitees outside of the Tranche on which the Work is being done during the performance of the Work. Accordingly, Landlord shall, and shall cause it contractors, to use best efforts to minimize noise, dust and other conditions which may adversely affect Tenant, its invitees, children, employees, and workers, to take every reasonable precaution against injuries to persons or damage to property, and to provide for the safety of persons at the Demised Premises. Landlord shall be responsible for the initiation, maintenance and supervision of reasonable safety precautions and programs in connection with the performance of the Work. Prior to the commencement of the Work, Landlord shall designate a qualified person to carry out such programs and notify Tenant of the person so designated. J. Landlord agrees to cause its contractors performing the Work to maintain commercial general liability insurance covering The City of New York, including its officials and employees, as an additional insured with coverage at least as broad as the most recent ISO Forms CG 20 26 and CG 20 37 and with per occurrence and aggregate limits in the amounts required by the Landlord. Landlord shall furnish Tenant with a certificate of insurance and the required additional insured endorsements. Landlord’s agreements with contractors performing the Work shall include the following provision: “The contractor waives all rights against The City of New York, including its officials and employees, for any damages or losses that are covered by the commercial general liability insurance.” K. Landlord and Tenant shall each designate a representative who shall serve as its representative during the bidding and construction process (each, a “Construction Rep”). Landlord’s Construction Rep shall initially be Liza Rodiger, and Tenant’s Construction Rep shall initially be Ms. Cynthia Poulton. Landlord’s Construction Rep shall provide administration of the design, bidding and Tenant Work, and all instructions to Landlord shall be directed by Tenant or Tenant’s Construction Rep to Landlord’s Construction Rep. All written consents and approvals given by Tenant’s Construction Rep, on behalf of Tenant, or by Landlord’s Construction Rep, on behalf of Landlord, concerning the design and construction of the Work shall be valid and binding on Tenant or Landlord, as applicable. Either party may change its Construction Rep or their contact information in accordance with the terms of Article 21 of this Lease, provided, however, 36 that Landlord and Tenant may only agree to change the means of delivery from e-mail to another agreed upon method by mutual, written agreement. Notices to Landlord during the design and construction phases, and correspondence to Landlord’s Construction Rep shall be sent via e-mail only to: Ms. Liza Rodiger Senior Project Manager Savanna Email: lrodiger@savannafund.com with a copy to: Brian Reiver Chief Real Estate Officer - Leasing Savanna Email: breiver@savannafund.com Notices to Tenant during the design and construction phases, and correspondence to Tenant’s Construction Rep shall be sent via e-mail only to: Ms. Cynthia Poulton Executive Director Design and Project Management, Real Estate Services Department of Citywide Administrative Services Email: cpoulton@dcas.nyc.gov with a copy to: Ms. Awymarie Riollano Acting Assistant Commissioner of Workplace Strategy Real Estate Services Department of Citywide Administrative Services Email: ariollano@dcas.nyc.gov And with a copy also to: all D&PM staff members assigned to this project including, but not limited to, the Project Manager and Project Director, in each case, if and to the extent Tenant has previously given notice to Landlord identifying each such additional notice party and their e-mail address. In the event that either Landlord’s Construction Rep or Tenant’s Construction Rep are changed, notice of such change and the name and contact information set forth above of the substitute Construction Rep shall be sent to the other party to this Lease in accordance with the provisions of Article 21 below. 37 Notwithstanding any provision of this Lease to the contrary, all notices (including notices sent by e-mail) related to the performance of the Work shall be served on Tenant by 5:00 p.m. on a Business Day or shall be deemed received on the next Business Day. L. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be charged for any electricity or utilities either as a direct charge or as an Operating Expense for a period of usage of such electricity and utilities with respect to a Tranche prior to the Substantial Completion Date for such Tranche. M. (1) Solely with respect to this Article 6, any Unavoidable Delay shall accrue from the date of its occurrence provided that the party (Landlord or Tenant) whose performance under this Article 6 is effected by the Unavoidable Delay (the “Effected Party”) shall have notified the other party of such Unavoidable Delay within two (2) Business Days after the Effected Party actually becomes aware that such Unavoidable Delay has occurred and is effecting their ability to perform (which Notice may be sent by email to the Tenant’s Construction Rep provided that notice by email shall only be effective if and when confirmation of receipt by the recipient is delivered by email or other writing), failing which the Unavoidable Delay shall accrue only from and after the date the Effected Party notifies the other party thereof. Thereafter, the Effected Party shall provide prompt notice to the other party of the date that the Unavoidable Delay has ended, but such notice shall not be required to determine that such Unavoidable Delay has ended for the purposes of this Article 6. (2) Solely for the purposes of delaying the date upon which Tenant’s termination right pursuant to this Article 6 (and Tenant’s termination right pursuant to Section 9(G)(5)) would otherwise take effect, the term “Unavoidable Delay” shall include, in addition to, and not in limitation of, the circumstances described in the definition of Unavoidable Delay contained in Article 22, any delay caused by the general unavailability of, or delays in delivery or obtaining, materials or equipment, as a result of supply chain disruptions, embargoes, and/or unusual shortages of Furniture and Equipment, materials or equipment for which Landlord has provided Tenant with reasonable documentation from vendors, suppliers, manufacturers or other reputable sources evidencing such cause of delay. N. Notwithstanding anything contained in this Article 6 to the contrary, the Work shall not include, and Landlord shall not be responsible for, the acquisition or installation of Tenant's personal computers, monitors, or other typical workstation hardware. Tenant shall coordinate required service provider(s) and account set-up. Prior to installing same, Tenant will notify Landlord if the New York City Office of Technology and Innovation will be involved in such installation. O. Except as expressly provided in this Lease, if for any reason Landlord shall be unable to deliver possession of the Demised Premises to Tenant on any date specified in this Lease for such delivery or any date anticipated for such delivery, Landlord shall have no liability to Tenant therefor and the validity of this Lease shall not be impaired, nor shall the Term be extended, by reason thereof. This Section constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

38 ARTICLE 7 CERTIFICATE OF OCCUPANCY; COMPLIANCE WITH LAWS A. Certificate of Occupancy (1) Landlord represents and warrants to Tenant as of the Effective Date that (i) the uses of the Demised Premises for the purposes set forth in this Lease do not violate any term, covenant or provision of any Mortgage or Superior Lease and (ii) there are no restrictions, covenants, easements, liens, encumbrances, violations and any other exceptions affecting the Property which are inconsistent with and would adversely affect any rights of Tenant under this Lease. (2) If Landlord delivers a TCO for any of the Tranches, then Landlord, at its sole cost and expense, shall keep such TCO in full force and effect and diligently and with continuity pursue to completion efforts to obtain a Certificate of Occupancy (i.e., a permanent certificate of occupancy). Landlord agrees that, during the Term, Landlord shall not modify the then current Certificate of Occupancy or TCO for the Building in a manner so as to prohibit the use of the Demised Premises for any purpose permitted by this Lease. (3) Tenant shall not use the Demised Premises in any manner that violates the Certificate of Occupancy. B. Landlord’s Compliance. (1) Landlord agrees, at its sole cost and expense (subject to Section 4(B)(1)(ii)(13)(2)), to: (i) conduct its operations, activities and alterations and improvements (including, without limitation, the Work) in or about the Demised Premises, the Building and the Land in compliance with (x) all requirements, rules, laws, codes, regulations and orders of Federal, State and local authorities (including, without limitation, the Americans with Disabilities Act of 1990, 42 U.S. C. § 12101 et seq., as amended (“ADA”) and, if applicable, Section 6-130 of the New York City Administrative Code (“Section 6-130”)) and (y) of any board of fire underwriters having jurisdiction over the Demised Premises (clauses (x) and (y) collectively, “Legal Requirements”) during the Term, and (ii) except as to those which are Tenant’s responsibility pursuant to this Lease, including, without limitation, Section 7(C) below, remove any violation under any Legal Requirements imposed upon Landlord or Tenant with respect to the Demised Premises, the Building and the Land. Landlord shall execute and deliver to Tenant upon the full execution of this Lease and within thirty (30) days after the expiration of each calendar year contained within the Term of this Lease (regardless of whether it is a full or partial calendar year) a certification in the form attached hereto as Exhibit G as well as all documentation in support of such certification required by Section 6-130 as well as any additional documentation required to be provided to the “contracting agency” as that term is defined in Section 6-130. Notwithstanding the foregoing, the Building’s failure to not exceed the annual building emissions limit that the Building is then required to meet under the Carbon Emissions Law (defined in Article 10) and/or the imposition of penalties or excess emissions charges with regard thereto shall not be deemed a failure of Landlord to comply with its obligations under this Section or a default by Landlord under this Lease. (2) Landlord’s obligations pursuant to this Section 7(B) shall be subject to its right to contest, at its sole cost and expense, in good faith and with diligence and continuity, any 39 such violation or Legal Requirement which may affect any of Landlord’s operations or activities in the Building or require Landlord to perform any work in the Building (i) so long as Landlord shall promptly notify Tenant of such contest, and (ii) so long as such contest would not (1) interfere with Tenant’s use or occupancy of the Demised Premises for the purposes permitted by this Lease, (2) obstruct access to the Demised Premises, (3) make it unsafe for Tenant to use the Demised Premises, or (4) impose any liability on Tenant. (3) If Landlord fails to comply with Section 7(B)(1) within thirty (30) days after receipt of notice from Tenant of such failure, or if the violation is of a nature which requires more than thirty (30) days to cure, if Landlord fails to commence to cure within such thirty (30) day period and thereafter diligently prosecute such cure to completion, then Tenant may cure such violation or comply with such order or duty (subject to Section 39(I)) and deduct the reasonable third-party and/or out-of-pocket costs thereof from the next amounts of Rent payments due and payable until Tenant has been reimbursed for the reasonable third-party and/or out-of-pocket costs actually incurred by Tenant in curing such violation or complying with such order as reasonably substantiated by Tenant (“Legal Compliance Self-Help Remedy”). If any recoupment permitted by this Section 7(B)(3) cannot be completed prior to the Expiration Date, Landlord shall promptly refund any balance to Tenant and Landlord’s obligation to refund Tenant the balance shall survive the Expiration Date. (4) (i) If a failure by Landlord to comply with Section 7(B)(1) creates a condition hazardous to life, health or safety that affects all or a material portion of the Demised Premises or materially interferes with Tenant’s legal use and occupancy of all or a material portion of the Demised Premises, then Tenant shall give Landlord or the building manager prompt notice thereof, which notice may be oral if confirmed in writing within twenty-four (24) hours thereafter, and (a) if Landlord, within forty-eight (48) hours after receipt of such notice, fails to cure such condition or (b) if the condition is of a nature which requires more than forty-eight (48) hours to cure then Landlord fails to commence to cure within such forty-eight (48) hour period and thereafter diligently prosecute such cure to completion (in each case, subject to extension for Unavoidable Delay and/or Tenant Operational Delay (as hereinafter defined)) (clause (a) and clause (b) each a “Landlord Legal Compliance Default”), then Tenant may provide Landlord and Landlord’s Mortgagee with a five (5) Business Day notice, and if Landlord or its Mortgagee fails to commence curing such failure within said five (5) Business Day period and thereafter diligently continue to pursue completion of work necessary to cure such failure (in each case, subject to extension for Unavoidable Delay and/or Tenant Operational Delay), Tenant may provide Landlord with a Second Landlord Legal Compliance Default Notice (as hereinafter defined). If Landlord fails within sixty (60) days following the delivery of the Second Landlord Legal Compliance Default Notice (subject to extension for Unavoidable Delays and/or Tenant Operational Delay) to commence curing the applicable Landlord Legal Compliance Default or (having previously commenced curing the Landlord Legal Compliance Default) to diligently and with continuity prosecute such cure of the applicable Landlord Legal Compliance Default to completion, then the Lease shall terminate on the last day of such sixty (60) day period (as extended for Unavoidable Delay and/or Tenant Operational Delay) and neither party shall have any rights, interests, liabilities or obligations under this Lease for the period accruing after the effective date of termination, except those that, by the provisions of this Lease, expressly survive the expiration or termination of the Term of this Lease, unless such Landlord Legal Compliance Default is cured 40 or such cure is being diligently prosecuted prior to the expiration of such sixty (60) day period. For the avoidance of doubt, the Second Landlord Legal Compliance Default Notice shall remain in full force and effect until Landlord completes its cure of the applicable Landlord Legal Compliance Default. (ii) The term “Second Landlord Legal Compliance Default Notice” shall mean a written notice from Tenant to Landlord that states the applicable Landlord Legal Compliance Default and Tenant’s intention to terminate the Lease as a result thereof, and shall include the following statement in all capital letters: “THIS IS A TIME SENSITIVE NOTICE AND IF LANDLORD SHALL FAIL TO TAKE THE REQUIRED ACTIONS SPECIFIED IN THIS NOTICE WITHIN SIXTY (60) DAYS FOLLOWING LANDLORD’S RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE DEEMED TO HAVE ELECTED TO TERMINATE THE LEASE PURSUANT TO ARTICLE 7 OF THE LEASE.” (iii) The Term “Tenant Operational Delay” shall mean any delay of one or more days (not due to Unavoidable Delays) that continues after written notice from Landlord, which results in Landlord’s inability to (x) timely cure a default of Landlord or (y) timely fulfill an obligation of Landlord under this Lease due to any failure of a Tenant Party to reasonably cooperate with, or interference by a Tenant Party with, Landlord’s cure of such default or discharge of such obligation. Any Tenant Operational Delay shall accrue from the date of its occurrence provided that Landlord shall have notified Tenant of such Tenant Operational Delay within two (2) Business Days after Landlord actually becomes aware that such Tenant Operational Delay has occurred, failing which such delay shall constitute a Tenant Operational Delay only from and after the date Landlord notifies Tenant thereof. (iv) Tenant, upon at least thirty (30) days prior notice by Landlord, shall execute and deliver to Landlord, and/or other person, firm or corporation specified by Landlord, a statement as to whether a Landlord Legal Compliance Default noted in a Second Landlord Legal Compliance Default Notice then remains uncured. For the avoidance of doubt, any failure by Tenant to provide such statement does not constitute either a Tenant Operational Delay or an event of default under Article 32. (5) If, as a result of Landlord’s failure to comply with Landlord’s obligations under this Article 7 the Demised Premises or any Substantial Portion thereof is rendered Untenantable, then, for the period beginning on the date that is five (5) Business Days after the Demised Premises or a Substantial Portion has become Untenantable and Tenant has delivered to Landlord the Untenantability Notice (as hereafter defined) and ending on the date the Demised Premises or the applicable Substantial Portion thereof is no longer Untenantable, Base Rent and Additional Rent shall be appropriately abated with respect to the Demised Premises or the applicable Substantial Portion; provided, however, that Tenant shall not be entitled to an abatement for the period of time that Landlord is unable to remedy its failure as a result of Unavoidable Delay. “Untenantable” means that Tenant shall be unable to reasonably use, and shall not be using, the Demised Premises or the applicable portion thereof for the conduct of Tenant’s business in the manner in which such business is ordinarily conducted. “Untenantability Notice” means a written notice from Tenant to Landlord that states that the Demised Premises or a portion of the Demised Premises has become Untenantable, describes the condition resulting in the Untenantability, states 41 that Tenant has ceased to use the Demised Premises or the affected portion of the Demised Premises, and describes the affected portion, if less than the entire Demised Premises. “Substantial Portion” means a portion of the Demised Premises that is five thousand (5,000) or more RSF of space. C. (1) Tenant, at its sole cost and expense, shall from and after the Commencement Date promptly comply with all present and future Legal Requirements, and shall cure or comply with any violation, order or duty imposed upon Landlord or Tenant with respect to the Demised Premises or the Building, which arises directly out of (i) Tenant’s particular manner of use of the Demised Premises (in contrast to use by Tenant for general office and/or lobby purposes), (ii) any Tenant Alterations (as such term is defined in Article 11) not performed by Landlord, (iii) any breach of this Lease by Tenant or (iv) the acts of any Tenant Party. Notwithstanding the forgoing, Tenant shall not be obligated to make structural repairs or alterations unless Tenant has, by its particular manner of use of the Demised Premises (in contrast to use by Tenant for lobby and/or general office purposes, as the case may be) or by the performance of any Tenant Alteration, violated Legal Requirements. Tenant shall pay directly as Additional Rent, within thirty (30) days after Tenant’s receipt of Landlord’s invoice therefor, accompanied by reasonable back-up documentation, all reasonable costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant’s failure to comply with the provisions of this Section7(C)(1), provided, however, that Landlord has notified Tenant of Tenant’s failure to comply and given Tenant an opportunity to cure said failure within thirty (30) days after receipt of Landlord’s notice, or if such failure could not with diligence be cured within such thirty (30) day period, provided Tenant has not commenced performance of such cure within such thirty (30) day period and prosecuted such cure diligently and with continuity to completion. (2) Notwithstanding anything to the contrary in Section 7(C)(1), Tenant shall be deemed in compliance if Tenant has cured the condition mandating such compliance, by (i) ceasing to use the Demised Premises in the manner giving rise to the condition mandating such compliance, or (ii) removing, in accordance with the provisions of this Lease, any Tenant Alteration giving rise to the need for such compliance, or (iii) other lawful and appropriate means. D. If Landlord or Tenant receives written notice of any violation of any Legal Requirements applicable to the Demised Premises, the recipient of such notice shall promptly give notice thereof to the other party. ARTICLE 8 REAL ESTATE TAXES, ASSESSMENTS, WATER RATES, SEWER RENTS, ARREARS Landlord shall pay all real estate taxes, assessments, water rates and sewer rents levied against said Building and Land for the tax lot where the Demised Premises is located or that may be liens thereon. Landlord shall provide Tenant with receipted bills, payment receipts or other back-up information reasonably satisfactory to Tenant evidencing Landlord's payment thereof within ten (10) Business Days after Tenant shall give written notice to Landlord requesting such evidence of payment. Should Landlord fail to pay said taxes, assessments, water rates and sewer rents, then Tenant, in addition to any and all other remedies it may have, may, after thirty (30) days written notice to Landlord, unless Landlord shall notify Tenant in writing within such thirty (30)

42 day period of a bona fide dispute as to such charges, apply any rent due or that may become due and payable under this Lease to the payment of said taxes, assessments, water rates and sewer rents and so long as any of such items are still unpaid by Landlord at the time Tenant applies the rent, no action or proceeding may be maintained by Landlord against Tenant for nonpayment of rent for the money so applied. ARTICLE 9 LANDLORD'S SERVICES A. From and after the Commencement Date, Landlord, at its cost and expense (but subject to the provisions of Section 4(B) and this Article 9), shall (consistent with the operation of a first-class office building in Manhattan) provide Tenant with the following services during Business Hours (as defined in Article 39) unless otherwise specifically provided: (1) Clean and efficient passenger elevator service during Business Hours. Access to the Demised Premises and at least one (1) passenger elevator stopping at all floors of the Demised Premises available at all times other than Business Hours. (2) Use of the Building’s freight elevator and loading dock(s) during Business Hours; and use of the Building’s freight elevator and loading dock(s) on a scheduled basis during hours other than Business Hours, upon reimbursement of the Landlord’s actual out-of-pocket costs, which reimbursement shall be made by Tenant to Landlord within thirty (30) days after Tenant’s receipt of Landlord’s reasonably detailed invoices therefor. Notwithstanding the foregoing, Tenant shall be entitled to receive, on a scheduled basis, an unlimited number of hours of free freight elevator service in connection with Tenant’s initial move-in of its furniture (other than the furniture provided and installed by Landlord in accordance with Article 6), telecommunications and data equipment into the respective portion of the Demised Premises. (3) Use of two separate entrances to the Building, each containing a ground floor lobby and elevator bank. Tenant shall use the non-exclusive entrance on William Street (the “Main Entrance”) for all of Tenant’s employees, officers, agents, contractors, and all other guests and visitors, except for Clients (defined below). Tenant shall require all members of the public that are receiving services from Tenant or members of the public accompanying such person receiving services from Tenant (collectively, the “Clients”) to exclusively use the entrance on William Street (the “Client Lobby”) which shall be exclusively available for the Clients and for no other tenants or other users of the Building. Tenant shall be exclusively responsible for providing adequate security for the Client Lobby commensurate with a first-class Manhattan office building 24 hours per day, 7 days per week, 365 days per year to prevent unauthorized access to the Building or unauthorized use or occupancy of the Client Lobby. Such adequate security may be by means of a manned security desk during Tenant’s business hours and by locking and securing the Client Lobby during hours that are not Tenant’s business hours, or such other means selected by Tenant and subject to the reasonable approval of Landlord. Landlord shall have no responsibility whatsoever for security for the Client Lobby. Tenant shall take all necessary actions to ensure that the Clients of Tenant only use the Client Lobby for egress from the Building. Tenant shall take reasonable steps to have its Clients enter only through the Client Lobby such as inform Clients prior to their visit that they are to enter through the Client Lobby and not the Main Entrance. In the event any Clients attempt to enter through the Main Entrance, Landlord and Tenant (to the 43 extent of its presence at the Lobby Desk (defined in Article 13)) shall work cooperatively to direct the Clients to the Client Lobby. Landlord shall provide Tenant with access to the Building and the Demised Premises through the Main Entrance and the Client Lobby 24 hours per day, 7 days per week, 365 days per year. (4) Hot and cold water to the core restrooms and tepid and cold water to the Demised Premises on a twenty-four (24) hour per day, seven (7) days per week basis, for lavatory, showering, pantry, drinking and cleaning purposes. (5) Heating, air conditioning and ventilation (“HVAC”) from the base building HVAC system when required in accordance with the performance specifications as follows (the “HVAC Performance Specifications”): Base building HVAC system shall be capable of maintaining an inside design temperature range during summer of 75 (+/- 2) degrees Fahrenheit dry bulb when the outside temperature is 89 degrees Fahrenheit dry bulb. The heating system shall be capable of maintaining a minimum inside temperature range of 72 degrees (+/- 2) degrees Fahrenheit when the outside design temperature is 12 degrees Fahrenheit dry bulb. (6) Cleaning of the exterior windows of the Building at least twice each calendar year and regular extermination service to the Common Areas. (7) Maintenance and operation of (i) the Common Areas (including, without limitation, the mechanical and service areas such as elevators and freight elevators), (ii) the Building systems, including, without limitation, the plumbing, electrical and HVAC systems, and (iii) the Building façade. (8) Cooperation with Tenant in connection with Tenant’s development, implementation and operation of its own security procedures for the Demised Premises including, for the avoidance of doubt, any lobby areas contained in the Demised Premises. (9) Condenser water to the Tenant’s water-cooled supplemental air conditioning units existing in, or exclusively serving, the Demised Premises (“Supplemental Water-Cooled HVAC Units”) on a 24 hours per day, 7 day per week basis and Tenant shall pay directly to Landlord for condenser water supplied to such Supplemental Water-Cooled HVAC Units at Landlord’s actual cost, which currently does not exceed $500.00 per ton per year, as Additional Rent. (10) Intentionally Omitted. (11) General building and site security, twenty-four (24) hours per day, seven (7) days per week. (l2) Electricity to the Demised Premises on a twenty-four (24) hour per day, seven (7) days per week basis, at Tenant’s cost payable to the utility on a direct metered basis, in accordance with Article 10. 44 B. From and after the Commencement Date, Landlord, at its sole cost and expense, shall (consistent with the operation of a first-class office building in Manhattan) provide Tenant with fire safety services including the appointment and supervision of a fire safety director for the Building and the implementation of an emergency action plan reasonably acceptable to Tenant. C. (1) It is the intent of Landlord and Tenant to work collaboratively on moving ACS from the 150 William Premises to the Demised Premises in three separate moves for each of the Tranches (each a “Move” and collectively the “Moves”). As of the Effective Date, Tenant has hired or will hire a moving consultant to assist ACS in organizing and staging the Moves (the “Moving Consultant”). Upon ten (10) Business Days written notice from Tenant for each Move, Landlord shall meet with the Moving Consultant to review and provide reasonable input on the moving plan drafted by the consultant for the applicable Move. The parties (Landlord, Tenant and the Moving Consultant, hereafter the “Moving Parties”) shall work diligently in a reasonably continuous manner to finalize a moving plan for each Move mutually acceptable (in writing) to all of the Moving Parties. None of the Moving Parties shall unreasonably withhold, condition or delay its acceptance of the moving plan, provided that Landlord and Tenant agree that the guiding principle of the moving plan is to complete each Move as quickly as reasonably possible (the final written version agreed upon for each Move by the Moving Parties being the “Moving Plan”). In the event of a conflict between this Section 9(C) and the Moving Plan, the Moving Plan shall take precedence. Promptly following the Moving Parties agreeing to the Moving Plan for the first Move, Landlord shall provide Tenant with a list of at least three (3) moving contractors to perform the move according to the Moving Plan which Tenant shall reasonably accept or reject. If Tenant does not accept at least three (3) moving contractors, Landlord shall repeatedly provide more proposed moving contractors for Tenant’s reasonable approval until Tenant has accepted at least three (3) moving contractors in total. (2) No later than six (6) months prior to the date that Landlord first anticipates achieving Substantial Completion for the First Tranche or such earlier date that may be agreed to in the Moving Plan (the “Moving Commencement Date”), Landlord shall, at its sole cost and expense, retain one of the approved moving contractors (the “Moving Contractor”) for the first Move (which, absent Landlord or Tenant reasonably determining and notifying the other party that the Moving Contractor did a poor job for the first Move, shall be same contractor for the second and third Move) and commence the process of moving ACS’ files, personal computers, miscellaneous non-furniture items and other items specified in the Moving Plan (the “Moving Services”) from a portion of the 150 William Premises to the First Tranche in accordance with the terms of the Moving Plan, including the scheduled timeframes therein. Tenant acknowledges that it must cooperate with the Moving Contractor to properly effectuate the Move and Landlord acknowledges that it is responsible for managing the Moving Contractor’s performance, all in accordance with the requirements of the Moving Plan. Prior to the Moving Commencement Date, Landlord shall coordinate the moving out process with Tenant’s landlord at the 150 William Premises (the “150 William Landlord”) to the extent necessary and shall comply with all relevant building rules then in effect and any additional reasonable requirements of the 150 William Landlord including, but not limited to, ensuring that the Moving Contractor provides a certificate of insurance and names the 150 William Landlord as an additional insured. The process set forth in this paragraph shall be repeated for the second Move and third Move, except all references in this paragraph to the First Tranche shall be deemed references to the Second Tranche or the Third Tranche as the case may be. 45 (3) Landlord agrees to cause the Moving Contractor to maintain commercial general liability insurance covering The City of New York, including its officials and employees, as an additional insured with coverage at least as broad as the most recent ISO Forms CG 20 26 and CG 20 37 and with per occurrence and aggregate limits in the amounts required by the Landlord. Landlord shall furnish Tenant with a certificate of insurance and the required additional insured endorsements. Landlord’s contract with the Moving Contractor shall include the following provision: “The contractor waives all rights against The City of New York, including its officials and employees, for any damages or losses that are covered by the commercial general liability insurance.” Landlord shall hold Tenant harmless for any and all costs and expenses resulting from damage to Tenant’s property occurring as a result of the Moving Services. Landlord shall make a good faith effort to specify in Landlord’s contract with the Moving Contractor that The City of New York is an intended third-party beneficiary. (4) In each and every instance that the Moving Contractor fails to comply with the schedule established in a Moving Plan as a result of the negligence or willful misconduct of Landlord, Tenant may provide Landlord with ten (10) days prior written notice informing Landlord of such failure (a “Moving Schedule Notice”). Upon receipt of such notice, Landlord shall cause the Moving Contractor to remedy such failure so that the Moving Contractor is again in compliance with the Moving Plan (i.e., the Move will be completed on time according to the Moving Plan). Such remedy may consist of actions then taken by the Moving Contractor or an amendment to the applicable Moving Plan reasonably approved by Tenant changing future steps of the Move that as a result will ensure that the move is completed on time. Further, in the event the Moving Contractor fails to complete the Move on time according to the Moving Plan as a result of the negligence or willful misconduct of Landlord (subject to extension for Unavoidable Delay and/or Tenant Operational Delay; and regardless of whether Tenant has provided a Moving Schedule Notice), Tenant may send to Landlord a written notice (the “Moving Completion Notice”) informing Landlord of such failure by the Moving Contractor. The term “Moving Delay Period” shall refer to the period of time that commences upon the date that is ten (10) Business Days after the date of Landlord’s receipt of the Moving Completion Notice (subject to extension for Unavoidable Delay and/or Tenant Operational Delay) until the date that the Moving Contractor has completed the Move in accordance with the Moving Plan. In the event a Moving Delay Period occurs, and such is a result of the negligence or willful misconduct of Landlord, then Tenant shall receive as liquidated damages (and not as a penalty but as Tenant’s sole remedy with regard to the failure to complete the Move on time according to the Moving Plan) a credit against the next installment(s) of Base Rent due and payable pursuant to Article 2 for the applicable Tranche equivalent to one (1) day of Base Rent for each day of the Moving Delay Period. For purpose of this Section 9(C), the term Tenant Operational Delay shall include failure of Tenant to discharge its obligation to cooperate with the Moving Contractor to properly effectuate the Move as set forth above, which failure continues for more than two (2) Business Days of written notice of same provided by Landlord or the Moving Contractor. D. (1) Landlord shall, at its sole cost and expense, supply cleaning and rubbish removal services to the Demised Premises in accordance with the cleaning specifications under the heading “BASE BUILDING CLEANING SPECIFICATIONS” on the exhibit attached hereto as Exhibit H (“Base Building Cleaning Specs”) and periodically (at a frequency reasonably requested by Tenant) provide quality control management reports demonstrating compliance with the specifications. Exhibit H shall serve as the foundation of each report. The report will include

46 (but not be limited to): who conducted the report, the areas that were inspected, the date of the inspection, photos of the inspection, the ranking of each item inspected (poor, fair, good), and a running list of complaints made by the Tenant. Upon written request from Tenant, Landlord shall perform subject to Tenant’s direct reimbursement as Additional Rent (within thirty (30) days after receipt of Landlord’s invoice therefor, accompanied by reasonable back-up documentation) the reasonable costs incurred by Landlord for performing any cleaning and/or rubbish removal of the Demised Premises or any part thereof which is above the Base Building Cleaning Specs set forth on Exhibit H, including the additional cleaning and rubbish removal services required for Tenant’s 24-hour operations at the Demised Premises to the extent the requirements for the 24-hour operations exceed the general requirements of the Base Building Cleaning Specs set forth on Exhibit H, it being agreed that items under the heading “ADDITIONAL TENANT CLEANING SPECIFICATIONS” on Exhibit H are deemed to be above the Base Building Cleaning Specs and subject to separate charge as set forth above. (2) All cleaning which is in addition to the Base Building Cleaning Specs set forth on Exhibit H shall be provided by Landlord’s vendor of such services. Landlord, its cleaning contractor and their employees shall have access to the Demised Premises at all times outside of Business Hours and shall have the right to use, without charge therefor, all light, power and water in the Demised Premises reasonably required to clean the Demised Premises as required under this Article. Tenant shall comply with any rules Landlord and/or its cleaning contractor and/or any consultant to Landlord may establish regarding the management and recycling of solid waste, as may be necessary for Landlord to comply with any applicable Legal Requirements. E. If Tenant requires base building HVAC during hours other than Business Hours (“Overtime HVAC”), Landlord shall furnish such services at Landlord’s actual cost which currently does not exceed Four Hundred and Fifty Dollars ($450.00) per hour per unit of service to Tenant at Tenant’s expense (minimum 4 hours). Landlord’s provision of Overtime HVAC and the amounts charged by Landlord to Tenant for such Overtime HVAC shall be subject to the audit and post-audit in accordance with the terms of Section 4(D). Landlord shall furnish Overtime HVAC upon receiving notice from Tenant no later than the prior Business Day (and in the case of Overtime HVAC to be supplied in the morning prior to the start of Business Hours, upon receiving notice from Tenant by noon of the immediately preceding Business Day). In the event Landlord provides Tenant with Overtime HVAC for this Demised Premises and the demised premises of the Tenant’s other lease in the Building for the same HVAC unit and same time period, Tenant shall only be charged once between the two leases by Landlord for Landlord’s actual cost of providing Overtime HVAC. F. Landlord acknowledges that Tenant is a critical tenant of the Building. Accordingly, Landlord covenants to Tenant that Tenant is receiving, and will for the period of the Term of this Lease receive, subject to the provisions hereof, the full scope of amenities available to all other tenants in the Building. Landlord therefore agrees that if Landlord makes any amenities available outside of the demised premises of any tenant and to other tenants in the Building generally, which other amenities are not provided to Tenant under this Lease, then Landlord shall notify Tenant and offer such amenity to Tenant at no charge or at the most favorable charge that such amenity is available to another tenant. 47 G. Failure to Provide Services. (1) If Landlord fails to provide a service required by Article 9, subject to extension for Unavoidable Delays, Tenant may give Landlord notice of such failure and Landlord shall commence restoration and thereafter diligently pursue such restoration to completion within five (5) Business Days after receipt of such notice by Tenant. If Landlord fails to commence restoration and thereafter diligently pursue such restoration to completion within five (5) Business Days after receipt of such notice by Tenant of any of the services described in Article 9 (subject to extension for Unavoidable Delays and/or Tenant Operational Delay), then Tenant, in addition to any other remedy it may have, may, (x) subject to Section 39(I), perform all work necessary to restore such service and deduct the reasonable costs of such restoration from the next installments of Base Rent until Tenant has been reimbursed for the reasonable costs actually incurred by Tenant in restoring such service, or (y) withhold a portion of Base Rent due equal to the sum of (i) 150% of the reasonable cost of performance of such obligations, as reasonably determined by an architect, engineer, and/or other consultant experienced in such matters that is either an employee of Tenant or a third-party engaged by Tenant (“Tenant’s Repair Consultant(s)”) and (ii) any out- of-pocket costs incurred by Tenant with respect to such third-party Tenant’s Repair Consultant(s), until Landlord performs such obligations, to the reasonable satisfaction of Tenant, at which time any amounts so withheld, less the costs incurred by Tenant for such third-party Tenant’s Repair Consultant(s), shall be paid to Landlord within thirty (30) days of Landlord curing such failure (clause (x) and clause (y) collectively, the “Standard Services Remedies”). If any recoupment permitted to Tenant by this Section 9(G)(1) cannot be completed prior to the expiration of this Lease, Landlord shall refund any balance owing on or before such expiration. Landlord’s obligations to refund any balance owing Tenant shall survive the expiration of this Lease. Landlord shall be obligated to continue to provide all services provided for herein if Tenant invokes its right to deduct or withhold Rent as hereinabove provided. (2) (i) If a failure by Landlord to provide the services in this Article 9 creates an emergency or hazardous condition that (x) affects all or a material portion of the Demised Premises or (y) materially renders the Demised Premises or a material portion thereof unsuitable for the uses set forth herein, then Tenant shall give Landlord, its agent, superintendent or the person designated to receive such notice, prompt notice in writing, personally or by nationally recognized overnight mail service (“Overnight Mail”), and (a) if Landlord within twenty-four (24) hours of receipt of said notice, fails to restore services, or (b) if the restoration of such services is of a nature which requires more than twenty-four (24) hours to complete, then Landlord fails to commence to restore such services within such twenty-four (24) hour period and thereafter diligently prosecute such restoration to completion (in each case subject to extension for Unavoidable Delays and/or Tenant Operational Delay) (clause (a) and clause (b) each a “Landlord Services Default”), then Tenant, in addition to any other remedy it may have, may provide Landlord and Landlord’s Mortgagee with a five (5) Business Day notice, and if Landlord or its Mortgagee fail to commence restoring such services within said five (5) Business Day period and thereafter diligently continue to pursue restoring such services to completion (in each case, subject to extension for Unavoidable Delay and/or Tenant Operational Delay), then Tenant may provide Landlord with a Second Landlord Services Default Notice (as hereinafter defined). If Landlord fails within sixty (60) days following the delivery of the Second Landlord Services Default Notice (subject to extension for Unavoidable Delays and/or Tenant Operational Delay) to commence curing the applicable Landlord Services Default or (having previously commenced curing the 48 Landlord Services Default) to diligently and with continuity prosecute such cure of the applicable Landlord Services Default to completion, then the Lease shall terminate on the last day of such sixty (60) day period (as extended for Unavoidable Delay or Tenant Operational Delay) and neither party shall have any rights, interests, liabilities or obligations under this Lease for the period accruing after the effective date of termination, except those that, by the provisions of this Lease, expressly survive the expiration or termination of the Term of this Lease, unless such Landlord Services Default is cured or such cure is being diligently prosecuted prior to the expiration of such sixty (60) day period. For the avoidance of doubt, the Second Landlord Services Default Notice shall remain in full force and effect until Landlord completes its cure of the applicable Landlord Services Default. (ii) The term “Second Landlord Services Default Notice” shall mean a written notice from Tenant to Landlord that states the applicable Landlord Services Default and Tenant’s intention to terminate the Lease as a result thereof, and shall include the following statement in all capital letters: “THIS IS A TIME SENSITIVE NOTICE AND IF LANDLORD SHALL FAIL TO TAKE THE REQUIRED ACTIONS SPECIFIED IN THIS NOTICE WITHIN SIXTY (60) DAYS FOLLOWING LANDLORD’S RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE DEEMED TO HAVE ELECTED TO TERMINATE THE LEASE PURSUANT TO ARTICLE 9 OF THE LEASE.” (iii) Tenant, upon at least thirty (30) days prior notice by Landlord (or such shorter period as ends on the expiration of Landlord’s cure period, but no less than ten (10) days), shall execute and deliver to Landlord, and/or other person, firm or corporation specified by Landlord, a statement as to whether a Landlord Services Default noted in a Second Landlord Services Default Notice then remains uncured. For the avoidance of doubt, any failure by Tenant to provide such statement does not constitute either a Tenant Operational Delay or an event of default under Article 32. (3) If, as a result of Landlord’s failure to comply with Landlord’s obligations under this Article 9, the Demised Premises or any Substantial Portion thereof is rendered Untenantable, then, for the period beginning on the date that is five (5) Business Days after the Demised Premises or a Substantial Portion has become Untenantable and Tenant has delivered to Landlord the Untenantability Notice and ending on the date the Demised Premises or the applicable Substantial Portion thereof is no longer Untenantable, Base Rent and Additional Rent shall be appropriately abated with respect to the Demised Premises or the applicable Substantial Portion; provided, however, that Tenant shall not be entitled to an abatement for the period of time that Landlord is unable to remedy its failure as a result of Unavoidable Delay. (4) In accordance with the terms of Section 9(C)(4), Tenant shall be entitled to a credit against Base Rent for the aggregate of each Moving Delay Period that may occur, if applicable. (5) In addition to any other remedy Tenant may have, in each instance that the base building HVAC services provided pursuant to Section 9(A)(5) to the Demised Premises or a portion of the Demised Premises that may consist of a floor or multiple floors wherein no less than the entire portion of the Demised Premises on each such floor (each, as applicable, the “Affected Premises”) falls outside of the applicable temperature range set forth in the HVAC Performance 49 Specifications by five degrees Fahrenheit or more (an “HVAC Failure”), Tenant shall provide Landlord with written notice informing Landlord of such failure (the “HVAC Failure Notice”). In the event the HVAC Failure continues for ten (10) or more consecutive Business Days after Landlord’s receipt of the HVAC Failure Notice, then upon a second written notice (the “Second HVAC Failure Notice”) from Tenant to Landlord (i) Landlord shall, at its sole cost and expense, diligently and continuously seek to provide Tenant with an alternative office location or multiple locations for Tenant’s employees of the Affected Premises to report to that is reasonably acceptable to Tenant and Landlord shall reimburse Tenant for all costs (regardless of whether reasonable or not) that Tenant incurs to transition to and from the alternative location or locations and (ii) Rent for the Affected Area shall abate for the period commencing on the date of Landlord’s receipt of the Second HVAC Failure Notice and ending on the date that is the earlier of (a) Tenant is provided alternative office space in accordance with clause (i) (which resumption of Rent may be on a pro- rata basis in the event Landlord provides multiple alternative locations), (b) Landlord has provided a temporary solution to remedy the HVAC Failure by means of portable or localized HVAC equipment, outside temperature chiller(s), or other solution or remedy reasonably satisfactory to Tenant, or (c) Landlord demonstrates by written notice to Tenant that the base building HVAC services to the Affected Premises have been in compliance with the HVAC Performance Specifications for ten (10) consecutive Business Days and provides documentation demonstrating that it is reasonable to assume the Affected Premises shall remain in compliance based on the repairs, maintenance or overhauls performed by Landlord. Notwithstanding anything the contrary, in the event Landlord fails to satisfy the requirements of either clause (a), clause (b), or clause (c) within one hundred and twenty (120) days of its receipt of the Second HVAC Failure Notice, Tenant shall be entitled to terminate this Lease for the Affected Area only on another sixty (60) days written notice to Landlord (unless the requirements of either clause (a), clause (b), or clause (c) have been satisfied within such sixty (60) day period, subject to extension for Unavoidable Delay, as such term is modified pursuant to Section 6(M)(2)) and in the event of a partial termination, Base Rent and Tenant’s Share shall be appropriately reduced on a pro-rata basis. Tenant shall promptly notify Landlord whether a proposed alternative office location is reasonably acceptable to Tenant; Tenant acknowledging that a reasonably acceptable alternative office location might not be newly renovated space or otherwise have leasehold improvements equivalent to Tenant’s Work. For the avoidance of doubt, Tenant may provide Landlord with multiple HVAC Failure Notices throughout the Term of this Lease. H. Signage. (1) In addition to any signage that may be installed as part of the Work, Tenant shall have the right, at its sole cost and expense, subject to Legal Requirements and Landlord’s prior approval over the design, content, materials, dimensions, location and manner of affixation and installation, thereof, which approval by Landlord shall not be unreasonably withheld, conditioned or delayed, to install, at Tenant’s sole cost and expense (except for signage pursuant to Section 9(H)(1)(ii), which will be at Landlord’s sole cost and expense): (i) prominent exterior signage on the façade of the Building adjacent to the ground floor lobby entrance of the Building and at the corner of William Street at the locations set forth on Exhibit I; (ii) signage in the ground floor lobby serving the Building that is not

50 part of the Demised Premises identifying Tenant or, at Tenant’s election, Tenant’s occupying agency(ies) that is proportionate in size and the number of listings based on the ratio of the rentable square footage of the Demised Premises to the rentable square footage of the Building at the locations set forth on Exhibit I; (iii) signage in the ground floor lobby(ies) serving the Building that are part of the Demised Premises in the size, style and location as reasonably determined by Tenant; and (iv) signage in the elevator lobby on each floor that Tenant leases hereunder and actually occupies. (2) Tenant shall not install any such signage until all approvals and permits therefor are first obtained and copies thereof are delivered to Landlord and all other applicable conditions have been fulfilled to Landlord’s reasonable satisfaction. Any such signage shall be maintained and repaired by Tenant, at Tenant’s sole cost and expense, in good condition, and Tenant shall replace and/or renovate same when necessary and shall pay any governmental fees pertaining thereto. Tenant shall, at its sole cost and expense, remove said signage on or before the Expiration Date and shall promptly repair any damage caused by said removal. I. Provided Tenant approves the applicable Special Services Proposal (defined below), Landlord shall perform the following repairs and/or services: locksmith services, extermination services for the Demised Premises, Bike Room Maintenance (defined in Article 13), and vending machine services (collectively, the “Special Services”). Within thirty (30) days of the Commencement Date (and thereafter within thirty (30) days written request from Tenant for any Special Services that are not then being provided by Landlord), Landlord shall provide Tenant with proposals for the scope and cost of each of the Special Services, which proposals shall include such other terms and conditions as Landlord deems appropriate with regard to Landlord’s performance of such Special Services including, without limitation, the timing of Tenant’s payment of the costs incurred by Landlord with regard to such work (the “Special Services Proposal”). Landlord may not make any changes to the Special Services Proposal without first obtaining Tenant’s prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall provide its written approval or disapproval of the Special Services Proposal within ten (10) days following delivery of same to Tenant, and failure to approve same within such period shall be deemed a disapproval. If Tenant approves the Special Services Proposal, then Landlord shall perform such Special Services and shall do so in accordance with Legal Requirements. If Tenant disapproves (or has deemed to have disapproved) the Special Services Proposal, then Landlord shall not be obligated to perform such Special Services. Tenant shall reimburse Landlord directly for the cost of the Special Services as Additional Rent within thirty (30) days after receipt of an itemized invoice of the Special Services cost, or pursuant to other payment terms set forth in the Special Services Proposal, which shall be subject to acceptance by Tenant in Tenant’s reasonable discretion. Landlord’s performance of such Special Services shall be to the level specified in the Special Services Proposal and in all instances to a commercially reasonable standard. 51 ARTICLE 10 ELECTRICITY A. Landlord shall furnish an electrical system in the Demised Premises having a capacity of not less than six (6) watts per rentable square foot (exclusive of base building HVAC) and shall furnish initial lamping to the Demised Premises. Landlord, at its sole cost and expense, shall cause the Demised Premises to be separately metered for electricity as part of the Work, which includes but is not limited to, the provision of a connection to direct electric meter(s) and any necessary wiring. Tenant shall pay the public utility corporation directly for the furnishing of electric current to the Demised Premises. B. Carbon Emissions Law. 1. The following terms shall have the meanings set forth below: (i) “Carbon Emissions Law” means Local Law 97 of the Local Laws of The City of New York for the Year 2019 and any amendment, modification, supplement or replacement thereof, and all rules and regulations promulgated pursuant thereto. (ii) “CEL Charges” means (a) all costs, expenses, fines, penalties (except for penalties resulting from Landlord’s failure to file a report with the Buildings Department) or other charges payable by Landlord from time to time under the Carbon Emissions Law to the Buildings Department or other applicable governmental authority attributable solely to the Building’s electrical energy consumption and/or (b) any amounts paid to purchase renewable energy credits and/or “greenhouse gas offsets” attributable solely to the Building’s electrical energy consumption in order to reduce the amounts that would otherwise be payable under clause (a) during such period. (iii) “Tenant Baseline Energy Consumption” means, for each CEL Payment Year, all electricity used to operate the Demised Premises during Business Hours on Business Days, which, for purposes of this Lease, is deemed to be equal to the lesser of: (a) the product of (A) 6.0 watts, multiplied by (B) the rentable square footage of the Demised Premises, multiplied by (C) the total annual Business Hours on Business Days that this Lease is in effect during such period, and (b) the cumulative electrical usage of Tenant at the Demised Premises during the first twelve (12) full calendar months following the Final Substantial Completion Date. (iv) “Tenant’s Excess Energy Consumption” means, for each CEL Payment Year, the excess of (A) the amount of electricity, expressed in kilowatt-hours, for such period, used to operate the Demised Premises during such time period as determined by Tenant’s direct meters plus, if Tenant has requested Overtime HVAC service during such period, Tenant’s allocable share (as reasonably determined by Landlord based on the applicable electric meters or submeters measuring same and the tenants requesting Overtime HVAC during such period) of the electricity used to operate the base Building HVAC system to provide such Overtime HVAC service over (B) the Tenant Baseline Energy Consumption for such period. Landlord shall use the 52 conversion factors for utility electricity in the Carbon Emissions Law to convert Tenant’s Excess Energy Consumption to carbon emissions. 2. Provided Landlord has (i) repaired and maintained the building-related HVAC systems in a manner to reasonably optimize the efficiency of such systems, and (ii) completed at least one (1) Energy Efficiency Capital Improvement during the Term of this Lease (clause (i) and clause (ii) collectively the “Reimbursement Pre-Conditions”), then commencing with the calendar year that is the later of the calendar year in which Landlord has satisfied both Reimbursement Pre-Conditions and the calendar year in which charges under the Carbon Emissions Law first become payable by Landlord (such later calendar year and each calendar year subsequent thereto during the Term of this Lease being a “CEL Payment Year”), Tenant shall pay to Landlord the portion of the CEL Charges for such calendar year attributable to Tenant’s Excess Energy Consumption (the “Tenant CEL Payment”). 3. Landlord shall furnish to Tenant a statement (a “CEL Statement”) for each CEL Payment Year within one hundred and twenty (120) days after the end of each calendar year setting forth Tenant’s Excess Energy Consumption for such calendar year and the amount of the Tenant CEL Payment, if any, due to Landlord from Tenant for such calendar year. The CEL Statement shall include a report by an engineer certifying that the calculation of the Tenant CEL Payment (and all calculations required to determine the Tenant CEL Payment) are accurate (the “CEL Payment Report”). Provided that the CEL Statement includes the CEL Payment Report, Tenant shall, subject to Section 10(B)(4) immediately below, pay the amount of such deficiency within 30 days after demand therefor. In no event shall the Base Rent be reduced by virtue of this Section 10(B)(3). 4. For the purposes of this Article 10, the CEL Statement, CEL Payment Report, and all supporting documents used to calculate the Tenant CEL Payment for such CEL Payment Year shall be subject to audit by DCAS and/or its authorized representative and post-audit by the Comptroller of The City of New York, subject to and in accordance with the terms of Section 4(D) hereof, provided that the references in Section 4(D) to “Operating Expense Year and/or Tax Year” shall refer to “CEL Payment Year”. 5. If the Buildings Department makes an adjustment to CEL Charges previously paid by Landlord for any CEL Payment Year in which Tenant paid a Tenant CEL Payment, appropriate credit (after deducting any actual expenses incurred by Landlord, such as payments to attorneys and appraisers, in successfully obtaining such adjustment) shall be given to Tenant for any refund obtained by reason of such adjustment; provided, that in no event shall such credit exceed the amount of Tenant CEL Payments paid by Tenant for such CEL Payment Year or if such adjustment requires Landlord to make an additional payment for any previous CEL Payment Year, then Tenant shall pay to Landlord the difference between the Tenant CEL Payment actually made by Tenant and the amount Tenant should have paid had the required Tenant CEL Payment taken account of such adjustment; such reconciling payment to be made within 30 days after delivery to Tenant of Landlord’s recalculation of the applicable Tenant CEL Payment. 6. Each Tenant CEL Payment in respect of a calendar year that begins prior to the Rent Commencement Date or ends after the expiration or earlier termination of the Term shall be prorated to correspond to that portion of such calendar year occurring within the applicable 53 Term. If Landlord shall not render any CEL Statement (or corrected CEL Statement) within 2 years after the CEL Payment Year in question, then Landlord shall be deemed to have waived any right to render such CEL Statement (or corrected CEL Statement). Landlord’s rendering of a CEL Statement for any calendar year shall not prejudice Landlord’s right to thereafter render a corrected CEL Statement for such calendar year, provided such corrected statement is delivered within 2 years after the CEL Payment Year in question. The provisions of this Section 10(B) shall survive the expiration or earlier termination of this Lease. ARTICLE 11 ALTERATIONS BY TENANT A. Tenant may make non-structural alterations, decorations, installations, additions and improvements in and to the Demised Premises and may erect signs therein, subject to Sections 11(B) and 11(C) below. Such permitted alterations are called “Privileged Alterations”. B. Prior to making any alterations that will cost in excess of $500,000.00 for any single alteration (or a series of related alterations to be performed simultaneously or consecutively) or that involve structural work or affect the Building’s electrical, plumbing or other mechanical systems, or where plans must be filed with the Buildings Department, Fire Department or any other governmental agency (“Major Alterations”), Tenant shall deliver plans and specifications therefor to Landlord prepared by a duly licensed architect or engineer and obtain Landlord’s written approval thereof, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall obtain all governmental licenses, permits or other authorizations required and will submit same to Landlord prior to performing any work. C. Tenant shall cause Privileged Alterations and Major Alterations to be performed in a good workmanlike manner in compliance with all applicable laws and the Building Rules and Regulations for Contractors attached hereto as Exhibit J annexed hereto to the extent they are comparable to those imposed for Comparable Buildings. Tenant shall indemnify and hold Landlord harmless from and against any costs, penalties, damages and liabilities of whatsoever kind or nature which Landlord may incur by reason of Tenant making any Privileged Alteration or Major Alteration. Tenant shall ensure such alterations are performed and completed free of all liens. Tenant shall, at Tenant’s sole cost and expense, within thirty (30) days after notice from Landlord, discharge or satisfy by bonding or otherwise any liens filed against all or any portion of the Building or the Property as a result of any such work claimed to have been done for, or materials furnished to, Tenant. Except for Privileged Alterations and Major Alterations performed by employees of The City of New York, Tenant shall cause each contractor and subcontractor performing such alteration to carry worker’s compensation insurance in statutory amounts and comprehensive general liability insurance (including property damage coverage), having limits of liability of not less than $5,000,000.00 per occurrence, $10,000,000.00 in the aggregate per project (or policy limit, whichever is greater) from Tenant’s general contractor with subcontractors of general contractor required to maintain commercial general liability coverage of at least $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate (or policy limit, whichever is greater). D. After the Commencement Date and the installation of the signage as part of the Work, at any time and from time to time during the Term, upon Tenant’s request, Landlord shall

54 replace existing or install additional signage in or on the Demised Premises that is permitted pursuant to Section 9(H) and Tenant shall directly reimburse Landlord as Additional Rent the reasonable costs incurred by Landlord. Prior to performing such work, Landlord shall provide Tenant with a proposal which shall be subject to Tenant’s written approval, which approval shall not be unreasonably withheld or delayed. E. (1) Notwithstanding anything to the contrary in Section 11(A) through Section 11(C), with respect to Major Alterations, Landlord may elect to perform such alteration at Tenant’s expense by giving Tenant notice of such election simultaneously with (or at any time prior to) Landlord’s approval of Tenant’s plans and specifications. Further, so long as the Tenant under this Lease is the Named Tenant, upon request of Tenant, any Privileged Alterations and Major Alterations (provided it is approved by Landlord), shall be performed by Landlord in accordance with Section 11(E)(2) and Section 11(E)(3) below. (2) If Landlord performs any Alterations pursuant to Section 11(E)(1), then promptly after receipt of Tenant’s request for Landlord to perform a Privileged Alteration or promptly after Landlord’s approval of the plans and specifications for a Major Alteration that Tenant has requested Landlord to perform, Landlord shall solicit and obtain bids for a “fixed price contract” for performance of such alteration from at least three (3) qualified general contractors. Bids shall include general conditions, insurance, bonds and general contractor’s overhead and profit. Bids shall be submitted to Tenant upon customary D&PM cost estimate forms and shall be presented to Tenant upon a form of bid comparison sheet then in customary use by D&PM. Landlord shall select the lowest responsive and responsible bid submitted by a general contractor. Landlord shall notify Tenant of the general contractor selected promptly after such selection and shall provide Tenant with copies of all bids submitted by general contractors. Tenant shall either approve or disapprove the bid selected by Landlord within twenty (20) Business Days after receipt of Landlord’s notice and receipt of copies of all bids submitted by general contractors. If Tenant fails to notify Landlord of its approval or disapproval within such twenty (20) Business Day period, then Landlord may give Tenant a reminder notice, and if such approval or disapproval is not given within three (3) Business Days following delivery of such reminder notice, the bid selected by Landlord shall be deemed disapproved. If the bid selected by Landlord is disapproved or deemed disapproved, then Tenant shall reimburse Landlord directly as Additional Rent for Landlord’s reasonable costs of obtaining the bids within thirty (30) days after receipt of Landlord’s reasonably detailed invoices therefor. (3) If the bid selected by Landlord is approved by Tenant, then as soon as reasonably practicable after selection of a general contractor, Landlord shall commence performance of such Alteration and shall prosecute the same diligently and with continuity to completion. Tenant shall reimburse Landlord directly as Additional Rent for all reasonable costs of such alteration from time to time (but not more frequently than monthly), within 30 days after receipt of Landlord’s reasonably detailed invoices therefor, accompanied by customary back-up documentation. F. All furniture, fixtures, partition systems, equipment and other movable property of whatever kind or nature in or on the Demised Premises owned, installed, or paid for by Tenant (“Tenant’s Property”) shall be and remain the property of Tenant. Upon the termination of this Lease, Tenant shall remove Tenant’s Property and the Furniture and Equipment (to the extent it is 55 not affixed) from the Demised Premises (Tenant’s Property together with the non-affixed Furniture and Equipment being the “Removable Property”). If Tenant shall fail to remove the Removable Property upon termination of this Lease, the Removable Property shall be deemed to be surrendered and abandoned; however Tenant shall remain liable for Landlord’s reasonable cost and expense of removal and disposal thereof. Tenant shall be responsible for repairing, or for the costs of repairing, all damage to the Demised Premises caused by Tenant’s removal of the Removable Property from the Demised Premises. G. Notwithstanding anything to the contrary contained herein, Tenant shall be solely responsible for the performance and cost of all repairs resulting from defects of materials and workmanship of Privileged Alterations and Major Alterations performed by Tenant pursuant to this Article 11 (but not for any Privileged Alterations and/or Major Alterations performed by Landlord in accordance with Section 11(E)). ARTICLE 12 END OF TERM Upon the expiration or other termination of the Term, Tenant shall quit and surrender the Demised Premises vacant (subject to the terms of Article 11), broom clean and in good order and condition with ordinary wear and tear, and damage by the elements, including fire or other casualty, excepted. ARTICLE 13 REPAIRS A. Landlord’s Obligations. (1) Subject to Section 13(D) (which is further subject to Section 13(E)), Landlord shall, from and after the Commencement Date, with respect to the Demised Premises and the Building: (i) maintain and make all repairs to and replacements of the structural elements (interior and exterior) of the Building (the “Structural Elements”) and the Building’s exterior including, but not limited to, the roof; (ii) maintain and make all repairs to and replacements of the Building systems including, without limitation, the elevators, plumbing, electrical, fire, life safety, and base building HVAC systems (including, without limitation, replacing all HVAC filters at least quarterly, or more often if required to maintain the design static pressure on any floor) (collectively, the “Building Systems”); (iii) replace broken window glass and remove graffiti from the exterior of the Building and/or Demised Premises; (iv) maintain and make all repairs to and replacements of any of the sidewalks, curbs and passageways adjoining and/or appurtenant to the Demised Premises in good, clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstruction; 56 (v) make all repairs and replacements (both interior and exterior) to the extent needed because of the negligence or willful misconduct of any Landlord Party (as defined in Section 39(K)(6)); and (vi) make repairs and replacements of defective materials or workmanship in the Work or the construction of the Building or in the Building equipment. (2) The costs of all repairs and replacements under Section 13(A)(1) shall be reimbursed by Tenant as Operating Expenses pursuant to Section 4(B); provided, however, that: (i) repairs and replacements of defective materials or workmanship in the Work or the construction of the Building or in the Building equipment shall be at Landlord’s sole cost and expense (i.e., not to be included in Operating Expenses); (ii) all repairs and replacements necessitated by the negligence or willful acts or omissions of any Landlord Party, or Landlord’s breach of any of the terms, covenants or conditions of this Lease, shall be at Landlord’s sole cost and expense (i.e., not to be included in Operating Expenses); (iii) all repairs and replacements necessitated by the negligence or intentional or tortious acts or omissions of any acts any Tenant Party (as hereinafter defined), or Tenant’s breach of any of the terms, covenants or conditions of this Lease, shall be at Tenant’s sole cost and expense (i.e. not to be included in Operating Expenses); and (iv) replacements (as distinct from repairs thereto) of the Structural Elements and the Building Systems shall be made at Landlord’s sole cost and expense (i.e. not to be included in Operating Expenses); unless such replacements are necessitated by (1) negligence or intentional or tortious acts or omissions of any Tenant Party; or (2) Tenant’s breach of any of the terms, covenants or conditions of this Lease. The costs of any such replacements necessitated by any of the causes described in such clauses (1) and (2) shall be reimbursed by Tenant as Operating Expenses to the extent permitted thereunder (including, where applicable, as reimbursable capital improvements) pursuant to Section 4(B). B. Supplemental HVAC and Tenant Elevator Maintenance, Repair and Replacement. (1) In addition to its obligations set forth in Section 13(A)(1), Landlord shall, at Tenant's sole cost and expense (which costs shall not be included in Operating Expenses), maintain, repair and/or replace the Supplemental Water-Cooled HVAC Units and, only with respect to Tenant’s extended hour program on the 12th Floor, the Air Cooled VRF Heat pumps to the standards of Comparable Buildings and in accordance with the manufacturer’s posted OEM specifications for each unit (the “Supplemental HVAC Work”). In furtherance of such obligation, Landlord shall obtain three (3) bids from reputable HVAC maintenance contractors to perform the Supplemental HVAC Work and provide the three (3) bids to Tenant. Tenant shall select the bid that it reasonably determines is the lowest responsive bid and Landlord shall enter into a contract with such maintenance contractor to perform the Supplemental HVAC Work in 57 accordance with that contractor’s bid, which contract will be in full force and effect upon the Commencement Date and shall remain in effect (or replaced with a successor contract) throughout the Term. The contractor(s) shall adhere to industry wide standards in performing the Supplemental HVAC Work. The Supplemental HVAC Work agreement shall further provide that within ten (10) Business Days after inspecting the applicable systems and equipment, the contractor(s) shall prepare a written report. Such report shall (a) summarize the findings of the contractor and recommendations for maintenance, repair or replacement services, and (b) state whether such maintenance, repair, or replacement services have been rendered. The contractor shall submit a copy of the report to Tenant within fifteen (15) Business Days after it is completed. Upon the expiration of the first contract for the Supplemental HVAC Work as set forth above (and each subsequent contract throughout the Term of this Lease), Landlord and Tenant shall repeat the steps listed above for Landlord to enter into a new Supplemental HVAC Work contract. (2) In furtherance of Landlord’s obligations set forth in Section 13(A)(1)(ii) with regard to the two (2) elevators serving the ground through second floors of the Demised Premises in the Client Lobby (the “Tenant Elevators”), Landlord shall, prior to the commencement of the Term, arrange to have the Tenant Elevators added to the Building elevator maintenance contract and have the reasonable costs pertaining to the Tenant Elevator (the “Tenant Elevator Costs”) broken out from the other costs under the elevator maintenance contract. Tenant shall directly reimburse Landlord for the Tenant Elevator Costs as Additional Rent (and not as an Operating Expense). For the avoidance of doubt, the Tenant Elevators are not part of the Demised Premises. (3) Landlord agrees to cause the contractor performing the Supplemental HVAC Work and the contractor providing the maintenance and repair of the Tenant Elevator to maintain commercial general liability insurance covering The City of New York, including its officials and employees, as an additional insured with coverage at least as broad as the most recent ISO Forms CG 20 26 and CG 20 37 and with per occurrence and aggregate limits in the amounts required by the Landlord. Landlord shall furnish Tenant with a certificate of insurance and the required additional insured endorsements. The maintenance and repair agreement shall include the following provision: “The contractor waives all rights against The City of New York, including its officials and employees, for any damages or losses that are covered by the commercial general liability insurance.” (4) Tenant shall reimburse Landlord directly as Additional Rent for (i) the reasonable costs of maintaining, repairing and replacement of the Supplemental Water-Cooled HVAC Units (including, without limitation, the Supplemental HVAC Work) and (ii) the Tenant Elevator Costs. Payments shall be due within thirty (30) days following Tenant’s receipt of Landlord’s reasonably detailed invoices for such services. Notwithstanding the foregoing, prior to replacing any Supplemental Water-Cooled HVAC Units, Landlord shall provide Tenant with a proposal which shall be subject to Tenant’s written approval, which approval shall not be unreasonably withheld or delayed. C. Failure to Repair. (1) If Landlord fails to perform any repair, replacement, or maintenance required to be performed by Landlord pursuant to this Article 13, Tenant may give Landlord notice

58 of such failure. If Landlord fails to commence to perform any such repair, replacement, or maintenance and thereafter diligently proceed in a continuous manner to complete such work within five (5) Business Days after receipt of such notice by Tenant (subject to extension for Unavoidable Delay and/or Tenant Operational Delay), then Tenant, in addition to any other remedy it may have, may, (x) subject to Section 39(I), perform such work and deduct the reasonable costs of such restoration from the next installments of Base Rent until Tenant has been reimbursed for the reasonable costs actually incurred by Tenant in performing such work, or (y) withhold a portion of Base Rent due equal to the sum of (1) 150% of the reasonable cost of performance of such work (or 200% percent of such cost in the event of an Emergency Failure (defined below)), as reasonably determined by Tenant’s Repair Consultant(s) and (2) any out-of- pocket costs incurred by Tenant with respect to any third-party Tenant’s Repair Consultant(s), until Landlord performs such work to the reasonable satisfaction of Tenant, at which time any amounts so withheld, less the costs incurred by Tenant for any third-party Tenant’s Repair Consultant(s), shall be promptly paid to Landlord. If any recoupment permitted to Tenant by this Section 13(C)(1) cannot be completed prior to the Expiration Date, Landlord shall refund any balance owing on or before the Expiration Date. Landlord’s obligations to refund any balance owing Tenant shall survive the expiration of this Lease. Landlord shall be obligated to continue to provide all services provided for herein if Tenant invokes its right to deduct or withhold Rent as hereinabove provided. (2) (i) If a failure by Landlord to provide the services in this Article 13 creates an emergency or hazardous condition that (x) affects all or a material portion of the Demised Premises or (y) materially renders the Demised Premises or a material portion thereof unsuitable for the uses set forth herein (an “Emergency Failure”), then Tenant shall give Landlord, its agent, superintendent or the person designated to receive such notice, prompt notice in writing, personally or by Overnight Mail, and (a) if Landlord within twenty-four (24) hours of receipt of said notice, fails to complete the repair, or (b) if the repair is of a nature which requires more than twenty-four (24) hours to complete, then Landlord fails to commence such repair within such twenty-four (24) hour period and thereafter diligently prosecute such restoration to completion, in each case subject to extension for Unavoidable Delays and/or Tenant Operational Delay (clause (a) and clause (b) each a “Landlord Repair Default”), then Tenant, in addition to any other remedy it may have, may provide Landlord and Landlord’s Mortgagee with a five (5) Business Day notice, and if Landlord or its Mortgagee fail to commence restoring such services within said five (5) Business Day period and thereafter diligently continue to pursue restoring such services to completion (in each case, subject to extension for Unavoidable Delay and/or Tenant Operational Delay), then Tenant may provide Landlord with a Second Landlord Repair Default Notice (as hereinafter defined). If Landlord fails within sixty (60) days following the delivery of the Second Landlord Repair Default Notice (subject to extension for Unavoidable Delays and/or Tenant Operational Delay) to commence curing the applicable Landlord Repair Default or (having previously commenced curing the Landlord Repair Default) to diligently and with continuity prosecute such cure of the applicable Landlord Repair Default to completion, then the Lease shall terminate on the last day of such sixty (60) day period (as extended for Unavoidable Delay or Tenant Operational Delay) and neither party shall have any rights, interests, liabilities or obligations under this Lease for the period accruing after the effective date of termination, except those that, by the provisions of this Lease, expressly survive the expiration or termination of the Term of this Lease, unless such applicable Landlord Repair Default is cured or such cure is being diligently prosecuted prior to the expiration of such sixty (60) day period. For the avoidance of 59 doubt, the Second Landlord Repair Default Notice shall remain in full force and effect until Landlord completes its cure of the applicable Landlord Repair Default. (ii) The term “Second Landlord Repair Default Notice” shall mean a written notice from Tenant to Landlord that states the applicable Landlord Repair Default and Tenant’s intention to terminate the Lease as a result thereof, and shall include the following statement in all capital letters: “THIS IS A TIME SENSITIVE NOTICE AND IF LANDLORD SHALL FAIL TO TAKE THE REQUIRED ACTIONS SPECIFIED IN THIS NOTICE WITHIN SIXTY (60) DAYS FOLLOWING LANDLORD’S RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE DEEMED TO HAVE ELECTED TO TERMINATE THE LEASE PURSUANT TO ARTICLE 13 OF THE LEASE.” (iii) Tenant, upon at least thirty (30) days prior notice by Landlord (or such shorter period as ends on the expiration of Landlord’s cure period, but no less than ten (10) days), shall execute and deliver to Landlord, and/or other person, firm or corporation specified by Landlord, a statement as to whether a Landlord Repair Default noted in a Second Landlord Repair Default Notice then remains uncured. For the avoidance of doubt, any failure by Tenant to provide such statement does not constitute either a Tenant Operational Delay or an event of default under Article 32. (3) If, as a result of Landlord’s failure to comply with Landlord’s obligations under this Article 13, the Demised Premises or any Substantial Portion thereof is rendered Untenantable, then, for the period beginning on the date that is five (5) Business Days after the Demised Premises or a Substantial Portion has become Untenantable and Tenant has delivered to Landlord the Untenantability Notice and ending on the date the Demised Premises or the applicable Substantial Portion thereof is no longer Untenantable, Base Rent and Additional Rent shall be appropriately abated with respect to the Demised Premises or the applicable Substantial Portion; provided, however, that Tenant shall not be entitled to an abatement for the period of time that Landlord is unable to remedy its failure as a result of Unavoidable Delay. D. Tenant’s Obligations. Unless the need for repair is the result of Landlord’s breach of this Lease or the negligence of Landlord, Tenant shall make such ordinary and nonstructural interior repairs to the Demised Premises to maintain the Demised Premises in good condition and as Tenant reasonably deems necessary for its occupancy provided that if such repairs affect the electrical or plumbing systems or any other systems servicing the Building, then Tenant shall first notify Landlord of the need for such repairs and Landlord shall have the right to elect to make such repairs on behalf of Tenant, in which case Tenant shall directly reimburse Landlord (as Additional Rent) for the reasonable costs incurred within thirty (30) days after receipt of Landlord’s invoice therefor, accompanied by reasonable back-up documentation. In addition to the foregoing, Tenant shall, to the extent Tenant deems necessary for its use, (a) maintain, repair and replace the Furniture and Equipment, (b) clean and maintain the interior cabin of the Tenant Elevator, and (c) subject to Landlord’s obligations pursuant to Section 9(I), clean, maintain and repair the bike room on John Street (“Bike Room”), which is part of the Demised Premises (“Bike Room Maintenance”) and Landlord shall have no responsibility (subject to Section 9(I)) to clean, maintain, repair and/or replace the Furniture and Equipment or the Bike Room other than if due to the Landlord’s breach of this Lease or the negligence of Landlord. 60 E. Tenant’s Request for Landlord to Repair. Tenant may, at its option and upon reasonable prior written notice, request that Landlord perform work specifically identified and described in writing by Tenant to satisfy Tenant’s repair obligations pursuant to Section 13(D) (“Requested Repair Obligation Work”). Landlord shall have sole discretion whether or not to elect to make the Requested Repair Obligation Work, and any such election shall only be effective if delivered by means of a written notice to Tenant. Before proceeding with the performance of such Requested Repair Obligation Work, Landlord shall provide Tenant with a proposal for the scope and cost of such work and such other terms and conditions as Landlord deems appropriate with regard to Landlord’s performance of such work including, without limitation, the timing of Tenant’s payment of the costs incurred by Landlord with regard to such work (the “Requested Repair Obligation Work Proposal”). Landlord may not make any changes to the Requested Repair Obligation Work Proposal without first obtaining Tenant’s prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall provide its written approval or disapproval of the Requested Repair Obligation Work Proposal within ten (10) days following delivery of same to Tenant, and failure to approve same within such period shall be deemed a disapproval. If Tenant approves the Requested Repair Obligation Work Proposal, then Landlord shall perform such Requested Repair Obligation Work and shall do so in accordance with Legal Requirements. If Tenant disapproves (or has deemed to have disapproved) the Requested Repair Obligation Work Proposal, then Landlord shall not be obligated to perform such Requested Repair Obligation Work. Tenant shall directly reimburse Landlord for the cost of the Requested Repair Obligation Work as Additional Rent upon the later of (i) completion of the Requested Repair Obligation Work in accordance with all Legal Requirements to the reasonable satisfaction of Tenant and (ii) forty-five (45) days after receipt of an itemized invoice of the work cost, or pursuant to other payment terms set forth in the Requested Repair Obligation Work Proposal, which shall be subject to acceptance by Tenant in Tenant’s sole reasonable discretion. Notwithstanding the foregoing, Landlord reserves the right to elect at any time to cease performing the Requested Repair Obligation Work upon notice to Tenant, in which event Tenant shall have no obligation to reimburse the costs it incurred performing the Requested Repair Obligation Work and shall reimburse Tenant for any partial payments Tenant may have previously made to Landlord for such Requested Repair Obligation Work, which reimbursement obligation shall survive the expiration or earlier termination of this Lease. Landlord’s performance of such Requested Repair Obligation Work shall be without warranty or representation of any kind other than it will be in compliance with Legal Requirements. Tenant’s acceptance of the Requested Repair Obligation Work shall be deemed Tenant’s acknowledgement that the Requested Repair Obligation Work is in satisfactory condition. ARTICLE 14 CONDEMNATION A. If the whole of the Demised Premises shall be taken in condemnation, this Lease shall terminate upon the vesting of title in the condemnor and all rent and other charges paid or payable by Tenant shall be apportioned as of the date of vesting of title in such condemnation proceeding. B. If only part of the Demised Premises shall be so taken in condemnation, then Tenant may elect by written notice to Landlord within thirty (30) days of such taking, to either (i) terminate this Lease as to the remainder of the Demised Premises on ten (10) days written notice to Landlord 61 if (a) the part of the Demised Premises so taken exceeds 25% of the RSF of the Demised Premises or (b) the part of the Demised Premises remaining after such partial taking cannot in Tenant’s reasonable judgment be used by Tenant for the purposes set forth in this Lease or (ii) remain in possession of the remaining portion of the Demised Premises under all of the terms, conditions and covenants of this Lease, except that the rent thereafter shall be apportioned and reduced from the date of each such partial taking to the amount equal to the product of the dollar amount of rent payable on such date and the number of square feet in the part remaining. Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking, provided that Landlord shall not be obligated to expend amounts in excess of the condemnation proceeds received by Landlord allocable to the Demised Premises in connection with such restoration, and further provided that Landlord shall not be obligated to repair any damage to Tenant’s Property or to replace the same or any Alterations made after the Commencement Date. Said repairs, restoration or replacement of the remaining Demised Premises shall be completed within nine (9) months of the receipt by Landlord of the award for such aforesaid taking in condemnation, pursuant to plans and specifications reasonably approved by the Tenant. In the event said repairs, restoration or replacement are not completed within said nine (9) month period, Tenant, in addition to any other remedy it may have, may terminate this Lease or perform said repairs, restoration and replacement and deduct the cost thereof from any Base Rent which may be due and payable under this Lease. C. In the event of any taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including, without limitation, any award made for the value of the estate vested by this Lease in Tenant (but excluding any award made for the value of alterations, improvements and fixtures made or paid for by Tenant). Tenant shall be entitled to a separate award for the value of such alterations, improvements and fixtures made or paid for by Tenant and installed in the Demised Premises upon that portion of the Demised Premises taken in condemnation (including, if applicable, the entire Demised Premises), and for moving expenses, provided that Landlord’s award is not reduced or otherwise adversely affected. D. TIME IS OF THE ESSENCE with respect to the time within which Tenant may elect to terminate this Lease pursuant to this Article 14. ARTICLE 15 DESTRUCTION BY FIRE OR OTHER CASUALTY A. Major Casualty. (1) If the whole or more than twenty-five percent (25%) of the Demised Premises are totally destroyed or damaged by fire or other casualty or damaged or destroyed to such an extent that they are Untenantable for the purposes permitted by under this Lease (a “Major Casualty”), then from the date of such damage or destruction the Rent shall abate until such time as (i) Landlord fully repairs and restores the same to a condition substantially similar to the condition of the Demised Premises (or such Building systems) immediately prior to the casualty (but exclusive of Tenant’s Property and any Privileged Alterations or Major Alterations made in contravention of the provisions of Article 11) and (ii) Tenant certifies in writing that the Demises Premises have been substantially restored, which certification shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, should Tenant reoccupy a portion of the Demised Premises for the conduct of its business during the period the

62 restoration work is taking place, Rent allocable to such portion of the Demised Premises shall be payable by Tenant from the date of such re-occupancy. (2) Either party may terminate this Lease by notice to the other within sixty (60) days from the date of a Major Casualty. If no termination notice is timely given by Landlord, then Landlord shall, within ninety (90) days after the Major Casualty, commence (for which purposes “commencement” shall include insurance adjustment and consultation with architects, space planners and engineers and need not include actually commencing construction work) and diligently proceed with continuity to complete the repairs and restoration of the Demised Premises to their condition immediately prior to the casualty (but exclusive of Tenant’s Property). If Landlord fails to commence said repairs and restoration as above provided, or to complete the same in accordance with the immediately preceding sentence within twelve (12) months after commencement (which, provided Landlord has commenced and completed all prior actions in a commercially reasonable amount of time, shall mean actually commencing construction work for the purposes of this sentence), subject to extension for Unavoidable Delay and/or Tenant Operational Delay, then, in addition to any other remedy it may have, Tenant may terminate this Lease on forty-five (45) days prior notice and, provided that the required restoration of the Demised Premises shall not have been substantially completed on or before the expiration of such 45-day period (subject to extension for Unavoidable Delay and/or Tenant Operational Delay), this Lease shall terminate on such 45th day and neither party shall have any rights, interests, liabilities or obligations under this Lease for the period accruing after the effective date of termination, except those that, by the provisions of this Lease, expressly survive the expiration or termination of the Term of this Lease. From the date of such damage to the date when repair or the required restoration of the Demised Premises shall be substantially completed, Tenant shall pay Base Rent and Additional Rent for that part of the Demised Premises it continues to use and occupy on a per RSF basis, in an amount equal to the product of the dollar amount of Base Rent RSF (allocable to such portion of the Demised Premises) payable on such date and the number of RSF being occupied by Tenant. If there shall be any dispute between Landlord and Tenant with respect to this Article 15, the issue shall be expeditiously submitted to the American Arbitration Association in New York City for determination and the decision of the arbitrators appointed pursuant thereto shall be binding upon the parties, and may be entered as a judgment in any court having jurisdiction thereover. The arbitration fees shall be borne equally by the parties. (3) Notwithstanding anything to the contrary contained in this Section 15(A), if a Major Casualty shall occur at any time during the last two (2) years of the Term or of the Renewal Term, then either Landlord or Tenant may cancel this Lease upon notice to the other party hereto given within forty-five (45) days after such Major Casualty. B. Partial Casualty. If twenty-five percent (25%) or less of the Demised Premises are damaged by fire or other casualty (a “Partial Casualty”), Landlord shall, within ninety (90) days after such Partial Casualty, commence (which may include insurance adjustment and consultation with architects, space planners and engineers and need not include actually commencing construction work) and diligently proceed to complete the repairs and restoration of the Demised Premises and the Building systems servicing same to their condition immediately prior to the casualty (but exclusive of Tenant’s Property and any Privileged Alteration or Major Alteration made in contravention of the provisions of Article 11). If Landlord fails to complete such repairs within nine (9) months after commencement of such repairs, (which for purposes of 63 this sentence shall mean actually commencing construction work) subject to extension for Unavoidable Delay and/or Tenant Operational Delay, then, in addition to any other remedy it may have, Tenant may perform such repairs and restoration and deduct the reasonable costs thereof actually incurred by Tenant from Base Rent due or that may become due and payable under this Lease until Tenant has been reimbursed fully for such costs. From the date of such damage to the date when repair or the restoration of the Demised Premises shall be substantially completed, Tenant shall pay Base Rent and Additional Rent for that part of the Demised Premises it continues to use and occupy on a per RSF basis, in an amount equal to the product of the dollar amount of Base Rent (allocable to such portion of the Demised Premises) per RSF payable on such date and the number of RSF being occupied by Tenant. C. TIME IS OF THE ESSENCE with respect to the time within which Tenant or Landlord may elect to terminate this Lease pursuant to this Article 15. D. This Article 15 shall be deemed an express agreement governing any damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the New York Real Property Law providing for such a contingency in the absence of an express agreement, and any other law of like import now or hereafter in force, shall have no application. ARTICLE 16 NO EMPLOYEE OF CITY HAS ANY INTEREST IN LEASE Landlord warrants and represents that no officer, agent, employee or representative of The City of New York has received any payment or other consideration for the making of this Lease and that no officer, agent, employee or representative of The City of New York has any interest, directly or indirectly, in this Lease or the proceeds thereof. ARTICLE 17 QUIET ENJOYMENT Landlord covenants that Tenant, paying the Rent reserved herein and performing all of the other material terms, covenants and conditions on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the use and purpose stated in this Lease. ARTICLE 18 ACCESS BY DISABLED PERSONS Landlord represents that to Landlord’s knowledge the Demised Premises are suitable for access by disabled persons. ARTICLE 19 SUBORDINATION AND NON-DISTURBANCE A. This Lease (including any and all rights or options contained herein) is and shall be subject and subordinate to any and all ground or underlying leases which may now or hereafter affect the Demised Premises (a “Superior Lease”) and to any and all mortgages which may now or hereafter affect such leases or such real property (a “Mortgage”), made to lenders who are not Prohibited Persons, as defined in Article 39 (hereinafter, a “Mortgagee”), and to all renewals, 64 modifications, replacements, consolidations and extensions thereof, provided that (i) any such Mortgagee shall execute and deliver to Tenant an agreement in recordable form and substantially in the form annexed hereto as Exhibit L or in such other form as affords Tenant with the same substantive protections and burdens Tenant with the same substantive obligations, and as shall be acceptable to Tenant in its commercially reasonable discretion, whereby said Mortgagee agrees, among other things, that should it become necessary to foreclose such Mortgage or should the Mortgagee otherwise come into possession of the Real Property, such Mortgagee will not join Tenant under this Lease in foreclosure or summary proceedings unless otherwise required to commence and prosecute such action, and will not disturb the use and occupancy of Tenant under this Lease (“SNDA”) and (ii) any such lessor under any Superior Lease shall execute and deliver to Tenant an assignable agreement in recordable form reasonably acceptable to Tenant based on then prevailing commercially reasonable form to the effect that if its Superior Lease shall be terminated for any reason, such lessor will recognize Tenant as the direct tenant of such lessor on the same terms and conditions as are contained in this Lease provided, in the case of either such Mortgage or such Superior Lease, that no default by Tenant shall have occurred under any of the terms, covenants and conditions of this Lease beyond applicable notice and cure periods. B. The parties acknowledge Tenant must be provided with a fully executed SNDA (or Tenant must be the last signatory to such SNDA) on or before the full execution of this Lease. C. Landlord represents and warrants that as of the date of execution and delivery of this Lease by Landlord, there are no current Mortgages or Superior Leases other than the current Mortgages on the Property held by DEUTSCHE PFANDBRIEFBANK AG. Any misrepresentation with regard to the foregoing representation and warranty shall constitute a basis for rescission of this Lease by Tenant. ARTICLE 20 HOLDOVER TENANCY A. Landlord agrees not to hold Tenant liable as a holdover tenant should it continue to occupy the Demised Premises or any portion thereof after the expiration of the Term of this Lease, but, in any such event, Tenant shall be deemed to be a tenant from month to month, as follows: (1) for the first six (6) months of such holdover, (a) one hundred and ten percent (110%) of the Base Rent for the last month of the Term plus (b) Additional Rent not less than the Additional Rent for the last month of the Term; and (2) thereafter, (a) one hundred twenty-five percent (125%) of the Base Rent for the last month of the Term plus (b) Additional Rent not less than the Additional Rent for the last month of the Term. B. Tenant’s obligations under this Article 20 shall survive the expiration or earlier termination of this Lease. Nothing contained in this Article shall be construed to limit any other obligation of Tenant under this Lease that survives the expiration of the Term. 65 C. Notwithstanding anything in this Article 20 to the contrary, after the termination of any month-to-month tenancy permitted or suffered pursuant to Section 20(A), the acceptance of Rent paid by Tenant pursuant to Section 20(A) shall not preclude Landlord from commencing and prosecuting a holdover or eviction proceeding or any action or proceeding in the nature thereof. ARTICLE 21 NOTICES A. Any notice from Tenant to Landlord shall be in writing and shall be delivered by e- mail and addressed to Landlord at the e-mail address(es) specified in Section 21(B)(1) below. Any notice from Landlord to Tenant shall be in writing and shall be delivered by (i) e-mail and (ii) either personally, by a nationally recognized overnight courier service, or by pre-paid United States certified mail, return receipt requested; and addressed to Tenant at the addresses and e-mail addresses specified in Section 21(B)(2) below. B. Addresses. (1) To Landlord: 110 William Property Investors III, LLC c/o Savanna 430 Park Avenue, 12th Floor New York, NY 10022 Att: Brian Reiver Chief Real Estate Officer – Leasing Email: breiver@savannafund.com and 110 William Property Investors III, LLC c/o Savanna 430 Park Avenue, 12th Floor New York, NY 10022 Att: Linhadley Eljach Leasing Associate Email: leljach@savannafund.com and Pacific Oak Capital Advisors 3200 Park Center Drive, Suite 800 Costa Mesa, CA 92626 Brian Ragsdale Email: bragsdale@pac-oak.com and

66 Pacific Oak Capital Advisors 3200 Park Center Drive, Suite 800 Costa Mesa, CA 92626 Peter McMillan Email: pmcmillan@pac-oak.com With a copy to: Adler & Stachenfeld LLP 555 Madison Avenue, 6th Floor New York, New York I 0022 Attention: Eric Menkes, Esq. Email: emenkes@adstach.com (2) To Tenant: Executive Director of Leasing & Acquisitions Real Estate Services Department of Citywide Administrative Services 1 Centre Street, 20th Floor North New York, New York 10007 and Executive Director of Leasing & Acquisitions E-mail: DCASLeaseAdmin@dcas.nyc.gov and Assistant Commissioner Office of Real Estate, Design + Construction & Facilities Management Administration for Children’s Services 66 John Street, 8th Floor New York, New York 10038 and Assistant Commissioner Office of Real Estate, Design + Construction & Facilities Management Administration for Children’s Services E-mail: ana.colares@acs.nyc.gov and Director of Lease Management Office of Real Estate, Design + Construction & Facilities Management 67 Administration for Children’s Services 66 John Street, 8th Floor New York, New York 10038 and Director of Lease Management Office of Real Estate, Design + Construction & Facilities Management Administration for Children’s Services E-mail: quddus.shaikh@acs.nyc.gov C. Either party may change its address(es) as set forth herein by notice to the other sent in accordance with Sections 21(A) and 21(B) above, provided that no notice of change of address shall be effective until the month following the month in which the notice is received. Any notice or other correspondence sent by the above-described certified mailing shall be deemed given and received on the fifth (5th) calendar day from the day of mailing, as evidenced by documentation issued by the United States Postal Service at the time of such certified mailing; any notice sent by a nationally recognized overnight courier service shall be deemed delivered (and received) at the time of delivery or at the time of attempted delivery if delivery is attempted by such certified mail or overnight courier service during Business Hours, on Business Days to Landlord’s or Tenant’s last known address, as applicable, as such delivery or attempted delivery is evidenced by documentation customarily issued by said courier service in connection thereto. Any notice or other correspondence sent by e-mail that is received on or after 5 p.m. on a Business Day shall be deemed given and received on the immediately following Business Day. D. Special Notices: In addition to any other notices expressly required under this Lease to be given by Landlord to Tenant, Landlord shall promptly give written notice to Tenant of (i) the giving of any notice or the taking of any action by the holder of any Superior Lease or Mortgage, the result of which may be the foreclosure of, or the sale or taking of possession of, all or any part of the Demised Premises, (ii) the commencement of a case in bankruptcy or under the laws of any State naming Landlord as the debtor, or (iii) the making by Landlord of an assignment or any other arrangement for the benefit of creditors under any State statute. E. Notwithstanding the foregoing, service of process to commence a summary proceeding pursuant to Article 7 of the Real Property Actions and Proceeding Law relating to any occupancy of the Demised Premises by Tenant shall be served in the manner required by CPLR Section 311. ARTICLE 22 UNAVOIDABLE DELAY Neither Landlord nor Tenant shall be deemed in default if delayed in the performance of any act, matter or thing which it is obligated to perform hereunder (other than the payment of Base Rent, Additional Rent or other monetary payments, unless the delay is exclusively the result of system-wide suspension of banking services affecting all, or substantially all, of the banking institutions in New York City in which case the party so delayed in making payment shall make 68 such payment within three (3) Business Days following the end of such system-wide suspension of banking services), if such delay is an Unavoidable Delay and the party claiming Unavoidable Delay has taken all reasonable steps necessary to mitigate the impact of the Unavoidable Delay. As used in this Lease, the term “Unavoidable Delay” shall mean an unforeseen delay, beyond the reasonable control and without any fault or negligence of the party claiming such Unavoidable Delay, caused by (i) labor boycott, strike, picketing, lockout or similar situation or theft; (ii) climatic conditions, storms, floods, droughts, tidal waves, fires, hurricanes, earthquakes, landslides or other catastrophes or acts of God; (iii) acts of war or of the public enemy or terrorist acts; (iv) pandemics, epidemics, outbreaks of infectious disease or any other public health emergency and directives, orders, restrictions or guidance issued as a result thereof by federal, state, or local governmental agencies or by the Centers for Disease Control, the World Health Organization, or other similar body; or (v) other states of emergency declared by the City, State or Federal government; including the City, State or Federal government’s reasonable responses to any of the above. ARTICLE 23 INDEMNITY; SAVE HARMLESS A. To the fullest extent permitted by law, Landlord and Tenant shall each indemnify, defend (in the event Tenant is providing a defense to Landlord, such defense may in Tenant’s sole discretion be provided by the New York City Law Department), and hold harmless the other from and against any and all liability, fines, penalties, suits, claims, demands, costs and expenses, damages, and actions of any kind or nature, to the extent arising by reason of injury or death to persons or damage to property: (1) In the case of Tenant’s indemnity obligations, (a) arising in or about the Property, other than the Demised Premises, if caused by the negligence or intentional or tortious acts or omissions of a Tenant Party, (b) arising in or about the Demised Premises unless occasioned by the negligence or intentional or tortious acts or omissions of a Landlord Party, and (c) arising from Tenant’s breach of any of the terms and provisions of this Lease, provided, that notwithstanding anything to the contrary in this Section 23(A)(1), in no event shall Tenant be required to indemnify Landlord to the extent such indemnity is prohibited pursuant to the provisions of § 5-321 of the General Obligations Law; and (2) In the case of Landlord’s indemnity obligations, (i) arising in or about the Demised Premises or other tenanted areas of the Property if caused by the negligence or intentional or tortious acts or omissions of Landlord or its agents, employees or invitees, (ii) arising in or about the Common Areas or other areas of the Property under the exclusive control of Landlord (excluding, to the extent Section 23(A)(2)(i) does not apply, without limitation, the Demised Premises or other tenanted areas of the Property), unless occasioned by the negligence or intentional or tortious acts or omissions of Tenant or its agents, employees or invitees, and (iii) arising from Landlord’s breach of any of the terms and provisions of this Lease. B. Notwithstanding anything contained in this Lease to the contrary, neither Landlord nor Tenant shall have liability for consequential damages suffered by the other party or by any person or entity claiming through such party. 69 C. If a dispute arises as to whether a party is obligated hereunder to indemnify the other party, (i) the non-prevailing party in said dispute shall reimburse the prevailing party for the reasonable attorney’s fees incurred by the prevailing party in connection with said dispute and (ii) if the non-prevailing party is the party that disaffirmed its obligation hereunder to indemnify the other party, then the non-prevailing party shall also reimburse the prevailing party for the reasonable attorney’s fees incurred by the prevailing party in connection with the underlying claim pending such determination. In any event, if the party being indemnified under this Lease opts to retain its own, supplemental counsel (i.e., separate from the counsel engaged by the indemnitor to defend the indemnitee in the subject claim), the indemnitor shall not be obligated to reimburse the indemnitee for the attorney’s fees incurred by the indemnitee for such supplemental, separate counsel, except as otherwise expressly provided above in this Section 23(C). D. The indemnified party shall reasonably cooperate with the indemnifying party in any defense; the indemnified party shall not settle a claim, liability or action for which the indemnifying party has the obligation to defend or indemnify without the indemnifying party’s consent, which consent shall not be unreasonably withheld. E. The provisions of this Article 23 shall be subject to the provisions of Article 33, to the extent applicable, and shall survive the expiration or other termination of this Lease. ARTICLE 24 INVESTIGATIONS A. The parties to this Lease agree to cooperate fully and faithfully with any investigation, audit or inquiry conducted by a State of New York (the “State”) or City of New York (the “City”) governmental agency or authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the Inspector General of a governmental agency that is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license that is the subject of the investigation, audit or inquiry. B. (1) If any person who has been advised that his or her statement, and any information from such statement, will not be used against him or her in any subsequent criminal proceeding refuses to testify before a grand jury or other governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of or performance under any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision or public authority thereof, or the Port Authority of New York and New Jersey, or any local development corporation within the City, or any public benefit corporation organized under the laws of the State of New York, or; (2) If any person refuses to testify for a reason other than the assertion of his or her privilege against self-incrimination in an investigation, audit or inquiry conducted by a City or State governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to take testimony under oath, or by the Inspector General of the

70 governmental agency that is a party in interest in, and is seeking testimony concerning the award of, or performance under, any transaction, agreement, lease, permit contract, or license entered into with the City, the State, or any political subdivision thereof or any local development corporation within the City, then; C. (1) The commissioner or agency head whose agency is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license shall convene a hearing, upon not less than five (5) days written notice to the parties involved to determine if any penalties should attach for the failure of a person to testify. (2) If any non-governmental party to the hearing requests an adjournment, the commissioner or agency head who convened may, upon granting the adjournment, suspend any contract, lease, permit, or license pending the final determination pursuant to Section 24(E) below without the City incurring any penalty or damages for delay or otherwise. D. The penalties which may attach after a final determination by the commissioner or agency head may include but shall not exceed: (1) The disqualification for a period not to exceed five (5) years from the date of an adverse determination for any person, or any entity of which such person was a member at the time the testimony was sought, from submitting bids for, or transacting business with, or entering into or obtaining any contract, lease, permit or license with or from the City; and/or (2) The cancellation or termination of any and all such existing City contracts, leases, permits or licenses that the refusal to testify concerns and that have not been assigned as permitted under this agreement, nor the proceeds of which pledged, to an unaffiliated and unrelated institutional lender for fair value prior to the issuance of the notice scheduling the hearing, without the City incurring any penalty or damages on account of such cancellation or termination; monies lawfully due for goods delivered, work done, rentals, or fees accrued prior to the cancellation or termination shall be paid by the City. E. The commissioner or agency head shall consider and address in reaching his or her determination and in assessing an appropriate penalty the factors in paragraphs (1) and (2) below. He or she may also consider, if relevant and appropriate, the criteria established in paragraphs (3) and (4) below in addition to any other information which may be relevant and appropriate: (1) The party's good faith endeavors or lack thereof to cooperate fully and faithfully with any governmental investigation or audit, including but not limited to the discipline, discharge, or disassociation of any person failing to testify, the production of accurate and complete books and records, and the forthcoming testimony of all other members, agents, assignees or fiduciaries whose testimony is sought. (2) The relationship of the person who refused to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity. 71 (3) The nexus of the testimony sought to the subject entity and its contracts, leases, permits or licenses with the City. (4) The effect a penalty may have on an unaffiliated and unrelated party or entity that has a significant interest in an entity subject to penalties under Section 24(D) above, provided that the party or entity has given actual notice to the commissioner or agency head upon the acquisition of the interest, or at the hearing called for in Section 24(C)(1) above gives notice and proves that such interest was previously acquired. Under either circumstance the party or entity must present evidence at the hearing demonstrating the potential adverse impact a penalty will have on such person or entity. F. Definitions. (1) The term “license” or “permit” as used in Article 24 shall be defined as a license, permit, franchise or concession not granted as a matter of right. (2) The term “person” as used Article 24 shall be defined as any natural person doing business alone or associated with another person or entity as a partner, director, officer, principal or employee. (3) The term “entity” as used Article 24 shall be defined as any firm, partnership, corporation, association, or person that receives monies, benefits, licenses, leases, or permits from or through the City or otherwise transacts business with the City. (4) The term “member” as used Article 24 shall be defined as any person associated with another person or entity as a partner, director, officer, principal or employee. G. In addition to and notwithstanding any other provision of this Lease, the Commissioner or agency head may in his or her sole discretion terminate this Lease upon not less than three (3) days written notice in the event Landlord fails to promptly report in writing to the Commissioner of Investigation of the City of New York any solicitation of money, goods, requests for future employment of other benefit or thing of value, by or on behalf of any employee of the City or other person, firm, corporation or entity for any purpose which may be related to the procurement or obtaining of this Lease by the Landlord, or affecting the performance of this Lease. ARTICLE 25 SIGNIFICANT RELATED PARTY TRANSACTIONS Landlord shall be required to disclose and notify Tenant of any transactions with an entity that controls, is controlled by or is under direct or indirect common control with Landlord or a person related to Landlord (individually, a “Significant Related Party”, or collectively, “Significant Related Parties”), the costs of which are charged to Tenant as Rent, including, but not limited to, Operating Expenses, overtime HVAC, repairs, and electricity for the Common Areas. Landlord shall provide Tenant with written notice of such transactions upon submission of invoices for Rent or at the end of the calendar year in which the transactions to be billed as Rent were performed by Significant Related Parties. When such transactions occur, prices of same must be in line with normal industry practice in New York City. If such Significant Related Party transactions occurred and were disclosed, but the costs thereof exceed normal industry costs in an 72 arms-length third party transaction in New York City, then such excessive charges shall be disallowed. ARTICLE 26 ASBESTOS; HAZARDOUS MATERIALS; MOLD A. Asbestos Containing Materials. During the performance of the Work and throughout the Term, Landlord, at its sole cost and expense, shall abate (i.e. remove, enclose, encapsulate and/or replace) or if such ACM (as hereinafter defined) would not pose a threat to the health and safety of the users of the Demised Premises if maintained in its present condition, manage and perform regular hazard assessments (as provided below), any asbestos-containing materials (including, but not limited to, any such materials on boilers, pipes, ducts, breechings, plenum, tanks, spray on or other insulation, and any affected floor tiles, plaster, and ceiling tiles) (collectively "ACM") in the Demised Premises and portions of the Building through which Tenant has access to the Demised Premises or which may affect the Demised Premises, if any of same (i) is discovered or disturbed, or (ii) would be disturbed (or otherwise requires remediation under applicable Legal Requirements) in connection with the performance of any renovation work (including the Work pursuant to Article 6), demolition work or other construction work, subject to the following terms and conditions unless such ACM was placed in the Building by or on behalf of Tenant: (1) Landlord has delivered to Tenant for delivery to the Citywide Office of Safety and Health a letter substantially in the form attached hereto as Exhibit M. (2) If Landlord shall not have removed all of the ACM in the Demised Premises as part of the Work (for the avoidance of doubt, encapsulation of ACM is not considered removal of ACM), then during the Term, Landlord shall, at Landlord’s sole cost and expense, institute an operations and maintenance plan (“O&M Plan”) created by a New York City Department of Environmental Protection certified asbestos investigator in accordance with applicable Legal Requirements, which shall include monitored inspections performed as frequently as required by applicable Legal Requirements, and Landlord shall promptly provide ACS with a copy of the results of each such inspection. The O&M Plan shall be in accordance with the principles set forth in the EPA Document “Managing Asbestos In Place” (the “Green Book”) as it may be subsequently revised or replaced by a similar text. If any inspection performed pursuant to the O&M Plan should reveal that ACM has deteriorated, Landlord shall so notify ACS in writing within 10 days of the completion of such survey, which notice shall be accompanied by a copy of such survey. (3) If any inspection performed pursuant to the O&M Plan or other inspection identifies deteriorated ACM, Landlord shall, within a time frame to be mutually agreed to between Landlord and Tenant, diligently and in good faith complete the abatement of such ACM (the “ACM Work”) unless such ACM was placed in the Building by or on behalf of Tenant. Landlord shall give Tenant at least 10 days advance written notice of commencement and phasing of any ACM Work. Performance of the ACM Work shall be in accordance with and shall comply with all applicable Legal Requirements. (4) Landlord agrees to cause its ACM abatement contractors to maintain 73 appropriate environmental insurance covering The City of New York, including its officials and employees, as an additional insured and with per occurrence and aggregate limits in the amounts required by the Landlord. Landlord shall furnish Tenant with a certificate of insurance and the required additional insured endorsements. Landlord’s agreements with its ACM abatement and other environmental contractors shall include the following provision: “The contractor waives all rights against The City of New York, including its officials and employees, for any damages or losses that are covered by environmental insurance.” (5) In the event the Tenant must vacate the Demised Premises or any portion thereof because the ACM Work renders the Demised Premises unusable by Tenant during Business Hours, and provided such ACM Work was not made necessary by ACM introduced to the Building by or on behalf Tenant, then Base Rent shall abate from and after the date on which Tenant has notified Landlord that the affected portion of the Demised Premises is unusable for the purposes permitted under the Lease and Tenant has vacated such affected portion, such abatement to be in the proportion that the portion of the Demised Premises which is vacated and rendered unusable bears to the entire Demised Premises for the period of time involved, provided it exceeds one full Business Day. Following performance and completion of any abatement work, Landlord shall, at its sole cost and expense, restore the Demised Premises substantially to the condition it was in prior to such abatement work. Landlord shall be solely responsible for all repairs arising out of the performance of the abatement work. (6) Notwithstanding anything to the contrary set forth in this Article, Landlord shall be required at all times during the Term to comply with all applicable federal, state, county and municipal laws, rules, standards, regulations requirements and ordinances governing ACM and the ACM work in the Demised Premises and/or Building unless such ACM was placed in the Building by or on behalf of Tenant. B. Hazardous Materials. (1) As used herein, the term “Hazardous Material” means any material or substance that is toxic (which, the parties agree, includes lead), ignitable, reactive, or corrosive and that is regulated by the State or City of New York or the federal government. “Hazardous Materials” includes any and all materials or substances that are defined as “hazardous waste,” “extremely hazardous waste,” or a “hazardous material” pursuant to state, federal or local Legal Requirements. (2) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Building or the Demised Premises that would not normally be used in office space. Any such Hazardous Materials brought upon, kept, or used in or about the Demised Premises by Tenant, that are normally used in office space shall be used, stored, transported and disposed of in accordance with all Legal Requirements. Tenant, at its sole cost and expense, shall be responsible for performing or causing to be performed all clean-up and compliance costs with respect to any Hazardous Materials (excluding any Hazardous Materials existing in, on or under the Demised Premises or the Real Property as of the date hereof) stored, released, handled, produced or installed in the Demised Premises by a Tenant Party.

74 (3) From and after the Effective Date, Landlord represents and warrants that it shall not use nor cause to be used nor stored (except for use and storage of such materials in the ordinary course of Landlord’s business in compliance with all Legal Requirements) any Hazardous Materials on the Land or in and about the Building. (4) Landlord, at its sole cost and expense, shall be responsible for all costs (including, but not limited to, those resulting from monitoring, clean-up or compliance) incurred with respect to any Hazardous Materials placed in, on or under the Demised Premises, unless the same shall have been placed therein by a Tenant Party. C. Mold. Within fifteen (15) days of receipt of notice from Tenant, Landlord shall, at its sole cost and expense, provide indoor air quality testing when traces of mold or other bacteria are discovered by Tenant. Within fifteen (15) days of the indoor air quality test’s confirmation that mold or other bacteria is present in the Demised Premises, Landlord, at its sole cost and expense, shall remove (not encapsulate or monitor) all mold conditions found in the Demised Premises, unless caused by the actions of a Tenant Party. ARTICLE 27 LANDLORD’S REPRESENTATIONS A. As of the date Landlord executes this Lease, Landlord hereby represents and warrants to Tenant that it is not in default of any obligation to The City of New York, nor is Landlord, its officers, principals or stockholders a defendant in any action instituted by The City of New York. B. As of the date Landlord executes this Lease, Landlord represents and warrants to Tenant that the current members of the limited liability company that owns the Building are the same members as set forth on the Landlord Disclosure Form dated May 2, 2022. C. Any intentional misrepresentation by Landlord with regard to the foregoing representations as and when the subject representation was made shall constitute a basis for rescission of this Lease. ARTICLE 28 NO WAIVER A. The failure by either Landlord or Tenant to insist, in one or more instances, upon the full performance of any of the other party’s covenants, conditions or obligations hereunder shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Landlord or Tenant to or of any act by the other party requiring the consent or approval of the first party shall not be construed to waive or render unnecessary the other’s consent or approval to or of any subsequent similar act by Landlord or Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by such party. B. Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time prior to such default having been 75 cured. Receipt by Landlord of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by Landlord of Tenant’s obligation to make full payment. ARTICLE 29 BROKERAGE A. Landlord and Tenant each represent to the other that neither has dealt with any broker in connection with this Lease other than Cushman & Wakefield and JRT Realty representing Tenant (collectively, “Tenant’s Broker”). Landlord shall, at its sole cost and expense, pay any commission owing to Cushman & Wakefield pursuant to a separate agreement that provides, among other things, for Cushman & Wakefield to be responsible, at its sole cost and expense, for payment of any commissions owing to JRT Realty. Landlord has entered into an agreement with Newmark Knight Frank (“Newmark”) whereby Landlord would pay a fee, at its sole cost and expense, to Newmark if certain transactions regarding the Building occur (such as, by way of example only, this Lease) regardless of whether Newmark provided any brokerage or similar advisory services to Landlord with regard to such transactions (the “Newmark Fee”). Landlord represents for the benefit of Tenant that Newmark has not provided any brokerage or other similar advisory services to Landlord with regard to this Lease. To the fullest extent permitted by law, Tenant and Landlord hereby agree to defend (in the event Tenant is providing a defense to Landlord, such defense may in Tenant’s sole discretion be provided by the New York City Law Department), indemnify and hold each other harmless against all loss, damage liability, cost and expense of any nature (excluding attorney’s fees, except to the extent set forth herein below) based on any claim by any party with whom such indemnifying party has dealt for a commission or other compensation in connection with this Lease which is based on the actions of such party or its agents or representatives (and, for avoidance of doubt, Landlord acknowledges that its indemnification of Tenant as set forth above includes any claim regarding the payment of the Newmark Fee). Each party agrees to pay the other party’s reasonable attorneys’ fees only for the activity of determining whether a claim is subject to this indemnification obligation and, if the party with the indemnification obligation disclaims, for the successful enforcement of this indemnity provision. The indemnified party shall cooperate with the indemnifying party in any defense; the indemnified party shall not settle a claim, liability or action for which the indemnifying party has the obligation to defend or indemnify without the indemnifying party’s consent. The foregoing indemnifications shall survive any expiration or termination of this Lease. ARTICLE 30 LANDLORD’S EXCULPATION; TRANSFER OF LANDLORD’S INTEREST A. Landlord and any successor in interest to Landlord shall be under no personal liability with respect to any of the provisions of this Lease, and if Landlord or any successor in interest to Landlord is in breach or default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord or such successor in interest in the Land and Building of which the Demised Premises form a part for the satisfaction of Tenant’s remedies and in no event shall Tenant attempt to secure any personal judgment against Landlord or against any successor in interest to Landlord or against any partner, member, principals (disclosed or 76 undisclosed), employee or agent of Landlord or any successor in interest to Landlord by reason of such default by Landlord or any successor in interest to Landlord. B. “Landlord” means only the owner, at the time in question, of the Building or that portion of the Building of which the Demised Premises are a part, or of a lease of the Building or that portion of the Building of which the Demised Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord’s interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all liability and obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed all obligations of Landlord during the period it is the holder of Landlord’s interest under this Lease. C. Notwithstanding anything to the contrary contained herein, Landlord shall not knowingly transfer its interest in the Building to a Person that is a Prohibited Person (as defined in Article 39) without the prior written consent of Tenant. Landlord shall require that any Person to which Landlord shall transfer Landlord’s interest in the Building represent in the agreement for such transfer that such Person is not a Prohibited Person. Any attempted transfer to a Prohibited Person in conjunction with a violation of this Section 30(C) shall be deemed null and void, ab initio, and shall not release the prior Landlord from any obligations nor liabilities under this Lease. ARTICLE 31 OPTION TO RENEW A. Provided Tenant, at the time Tenant makes the election set forth herein and (unless such condition is waived in writing by Landlord) at the time that the Renewal Term would commence, is not in monetary or material non-monetary default under this Lease beyond all applicable notice and cure periods, then Tenant shall have the right, at its sole option (the “Renewal Option”), to renew this Lease for the then existing entire Demised Premises (i.e. not for just a portion of the then existing Demised Premises), and including any Offer Space (as defined in Article 38) that has been leased by Tenant (whether or not a full floor), for two (2) consecutive renewal terms of five (5) years each (the first term referred to as the “First Renewal Term” and the second term referred to as the “Second Renewal Term”, respectively; each such extension term sometimes individually referred to as a “Renewal Term” or collectively as the “Renewal Terms”). The First Renewal Term shall commence on the day immediately after the Expiration Date (the “First Renewal Term Commencement Date”) and shall terminate at 11:59 p.m. on the fifth (5th) anniversary of the Expiration Date (the “First Renewal Term Expiration Date”). The Second Renewal Term shall commence on the day immediately after the First Renewal Term Expiration Date (the “Second Renewal Term Commencement Date”) and shall terminate at 11:59 p.m. on the fifth (5th) anniversary of the First Renewal Term Expiration Date. Tenant shall exercise each such Renewal Option by giving Landlord written notice (“Tenant’s Renewal Notice”) of such election to renew at least twenty-four (24) months prior to the Expiration Date or the First Renewal Term Expiration Date, as the case may be, with time being of the essence in each instance and, upon the giving of such Tenant’s Renewal Notice, this Lease shall thereupon be deemed renewed for the First Renewal Term or the Second Renewal Term, as the case may be, with the same force and effect as if such Renewal Term had originally been included in the Term. Landlord shall be required to notify Tenant not less than three (3) months nor more than six (6) months in advance of the date by which Tenant must send notice to Landlord of Tenant’s election 77 to exercise the applicable Renewal Option. If Landlord shall fail to give such notice to Tenant, the time period for the exercise of Tenant’s Renewal Option shall be extended by the number of days from the last day that Landlord was required to give such notice to the day Landlord did give Tenant such notice, but in no event more than six (6) months in the aggregate. B. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during each such Renewal Term, except that (i) the Operating Expense Base Year shall be the first twelve (12) months immediately succeeding the month in which the commencement of the applicable Renewal Term shall occur; (ii) the Real Estate Tax Base Year shall be the calendar year, January 1st to December 31st, in which the commencement of the applicable Renewal Term shall occur; and (iii) the Base Rent for the Renewal Term shall be ninety-five percent (95%) of the fair market value (the “Fair Market Value”) of the Demised Premises effective as of the Expiration Date for the First Renewal Term and as of the First Renewal Term Expiration Date for the Second Renewal Term. C. For purposes of determining the Base Rent payable during the applicable Renewal Term, the Fair Market Value shall mean the going rate of fixed annual rent for comparable office space in Comparable Buildings located in downtown Manhattan, as of the Expiration Date for the First Renewal Term and as of the First Renewal Term Expiration Date for the Second Renewal Term, giving due consideration to its location, size, the interior construction and fittings (other than fittings, which are paid for and removable by Tenant hereunder), the fact that Tenant shall take the Demised Premises “as is” for the applicable five (5) year Renewal Term and hence other elements typically affecting a lease transaction with a tenant occupying space in the Building for the first time are not applicable (including, but not limited to, the fact that a full brokerage commission may not be due and that Tenant is not being given an improvement allowance, a rental abatement, a moving allowance or any other considerations typical of a new tenant), that payments for Operating Expense escalations and Real Estate Tax escalations with such new base years shall continue to be made during such Renewal Term, and all other relevant factors. D. Within ninety (90) days of Landlord’s receipt of Tenant’s Renewal Notice, Landlord shall notify Tenant of its determination of the Fair Market Value (“Landlord’s Determination”). Thereafter, Tenant shall notify Landlord (“Tenant’s Determination”) within ninety (90) days after Tenant’s receipt of Landlord’s Determination whether Tenant accepts or disputes Landlord’s Determination, and if Tenant disputes Landlord’s Determination, Tenant’s Determination shall set forth Tenant’s determination of the Fair Market Value. Landlord and Tenant shall, in good faith, attempt to arrive at an agreement as to the Fair Market Value, as soon as possible prior to the Expiration Date or the First Renewal Term Expiration Date, as the case may be. If the Fair Market Value has not been agreed to within ninety (90) days of Tenant’s Determination, upon the written request of either Landlord or Tenant, the determination shall be submitted to arbitration in accordance hereof. If the Fair Market Value shall not have been finally determined by the arbitrator prior to the First Renewal Term Commencement Date or the Second Renewal Term Commencement Date, as the case may be, Tenant shall pay the Base Rent and Additional Rent payable for the last year of the Initial Term for the First Renewal Term and the last year of the First Renewal Term for the Second Renewal Term until such final determination, and, thereafter, Tenant shall pay the Base Rent for the Renewal Term determined by such arbitration. A pro-rata adjustment shall be made for all payments made by Tenant during the applicable Renewal Term upon the final determination of the Arbitrator.

78 E. The arbitration shall be conducted in accordance with the Real Estate Arbitration Rules (Expedited Procedures) of the American Arbitration Association (“AAA”), except that the provisions of this Article 31 shall supersede any conflicting or inconsistent provisions of said rules. The “Arbitrator” shall be selected by Landlord and Tenant. If they fail to agree upon an Arbitrator within twenty (20) days after the request for arbitration by either party, then a disinterested Member, Appraisal Institute (MAI) designated appraiser with at least ten (10) years’ experience valuing first-class commercial office space in New York City (with reasonably sufficient experience in valuing such properties in downtown Manhattan) shall be appointed Arbitrator pursuant to the applicable AAA rules. At the commencement of the arbitration proceeding, true copies of Landlord’s Determination and Tenant’s Determination shall be submitted to the Arbitrator. The Arbitrator shall conduct such hearings and investigations as the Arbitrator may deem appropriate, and shall make his or her own determination of the Fair Market Value (the “Arbitrator’s Initial Determination”). In making his or her determination, the Arbitrator shall consider the criteria set forth in Section 31(C). Thereafter, the Arbitrator shall make a final determination of Fair Market Value (the “Final Determination”) based on the following calculation: (a) if the Arbitrator’s Initial Determination is greater than both the Landlord’s Determination and the Tenant’s Determination, then the Fair Market Value shall be the Landlord’s Determination; (b) if the Arbitrator’s Initial Determination is lower than both the Landlord’s Determination and the Tenant’s Determination, then the Fair Market Value shall be the Tenant’s Determination; or (c) if the Arbitrator’s Initial Determination is between the Landlord’s Determination and the Tenant’s Determinations, then the Fair Market Value shall be calculated as the average of (i) the Arbitrator’s Initial Determination and (ii) whichever of the Landlord’s Determination and Tenant’s Determination is closer to the Arbitrator’s Initial Determination. In rendering its decision and award, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease nor shall the arbitrator have any power to make an award or reformation and the jurisdiction of the arbitrator is hereby expressly limited accordingly. The decision of the Arbitrator shall be conclusive upon the parties and judgment thereon may be entered in any court of competent jurisdiction. Notwithstanding anything contained in the Real Estate Arbitration Rules of the AAA, the Arbitrator shall be obligated to render his or her decision within thirty (30) Business Days after the conclusion of the arbitration hearing. The Arbitrator’s fee shall be borne equally by the parties and each party shall bear the expense of its own counsel, experts and preparation and presentation of proof. After a final determination has been made of the Fair Market Value, the parties shall execute and deliver an instrument setting forth the annual Base Rent during the applicable Renewal Term equal to the Fair Market Value determination, but the failure to so execute and deliver any such instrument shall not affect the determination of Fair Market Value and the calculation of annual Base Rent during the applicable Renewal Term. ARTICLE 32 DEFAULT; REMEDIES OF LANDLORD; WAIVER OF REDEMPTION A. This Lease and the Term and estate hereby granted are subject to the further limitations that: (1) if Tenant shall default in the payment of any Base Rent or Additional Rent under this Lease and such default shall continue (i) in the case of Base Rent or recurring Additional Rent payable in monthly installments, for (a) 20 days after Landlord shall have given Tenant written notice specifying such default, which notice must state at the top in bold capital letters 79 “MONETARY DEFAULT NOTICE” and (b) after expiration of the 20 day period in clause (a), such default shall continue for 20 days after Landlord shall have given Tenant a second such notice specifying such default, which notice must state at the top in bold capital letters “SECOND MONETARY DEFAULT NOTICE” or (ii) in the case of other Additional Rent, for (x) 30 days after Landlord shall have given Tenant written notice specifying such default, which notice must state at the top in bold capital letters “MONETARY DEFAULT NOTICE” and (y) after expiration of the 30 day period in clause (x), such default shall continue for 30 days after Landlord shall have given Tenant a second such notice specifying such default, which notice must state at the top in bold capital letters “SECOND MONETARY DEFAULT NOTICE” (provided, that Tenant shall not be entitled to the second notice and grace periods described in clauses (i)(b) and (ii)(y) of this Section 32(A)(1) more than three times in any 12 month period), or (2) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Base Rent or Additional Rent) and such default shall continue and not be remedied within 30 days after Landlord shall have given to Tenant a notice specifying the same, which notice must state at the top in bold capital letters “NON-MONETARY DEFAULT NOTICE”, or, in the case of a default which cannot with due diligence be cured within a period of 30 days, if Tenant shall not (i) within said 30-day period acknowledge the existence of such default and notify Landlord of Tenant’s intention to take all steps necessary to remedy such default and (ii) duly commence within said 30-day period and thereafter diligently prosecute to completion all steps necessary to remedy the default, then in any of said cases, in addition to any other remedies available to Landlord at law or in equity, Landlord may give to Tenant a notice of termination of this Lease at the expiration of 10 Business Days from the date of service of such notice, and upon the expiration of said 10 Business Days this Lease and the Term and estate hereby granted shall terminate with the same effect as if that day was the then scheduled expiration date of this Lease, but Tenant shall remain liable for damages as provided in this Article 32. B. In the case of any (i) a termination in accordance with this Article 32 or (ii) re- entry, expiration and/or dispossess by summary proceedings or otherwise (all performed in accordance with Legal Requirements), then (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Term of this Lease. Landlord shall make commercially reasonable efforts to relet the Demised Premises, provided, however, that (1) Landlord shall not be obligated to give the Demised Premises any preference over other space in the Building whether then available or to become available and that the failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant’s liability for damages and (2) if Landlord lists the Demised Premises with a licensed real estate broker recognized in the New 80 York City metropolitan area, to be selected in Landlord’s sole discretion, Landlord shall be deemed to have satisfied the condition that Landlord shall use commercially reasonable efforts to relet the Demised Premises. Landlord shall have sole discretion as to whether or not to enter into a lease for all or portion of the Demised Premises procured by such broker or with any other prospective tenant making an offer to lease all or a portion of the Demised Premises so long as Landlord is not acting in bad faith. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the Demised Premises in good order and/or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Demised Premises in good order and/or preparing the same for re-rental may, at Landlord’s option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises that are not typically considered in the nature of a tenant improvement (collectively, the “Reletting Improvements”) as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of Reletting Improvements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to actually re-let the Demised Premises (as opposed to making a good faith effort to relet to the extent set forth above), or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re- entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise. ARTICLE 33 INSURANCE A. Coverage. The City of New York does not maintain insurance for the Tenant’s activity contemplated hereunder (“Policy”). The City of New York is a municipal corporation authorized to expend funds for any loss, claim, action or judgment. Tenant certifies that The City of New York will defend, settle and without limitation satisfy any judgment against it in connection with any claims and/or litigation filed against it by all entities and individuals for injuries and/or property damage arising from The City of New York’s tenancy under this Lease. If Tenant shall elect to change its Policy or if this Lease shall be assigned to any other party or if the Demised Premises shall be sublet to any other party, other than an agency or department of The City of New York, the Tenant, assignee or subtenant, as the case may be, shall provide and keep in force commercial general liability insurance and commercial property insurance with respect to the Demised Premises as shall be satisfactory to Landlord in its commercially reasonable discretion. 81 B. No Violations. Tenant shall not do, permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building over the rate which will be in effect on the Commencement Date or that would otherwise be then in effect or which would result in an insurance company of good standing refusing to insure the Building at standard rates. If Tenant receives notice of a violation of any Legal Requirements or any rule, order or regulation or condition of insurance boards or policies applicable to the Demised Premises, it shall promptly cure such violation. C. Waiver and Limitation on Claims. (1) Notwithstanding anything to the contrary in Article 23, to the extent permitted by law, Landlord and Tenant waive all rights against each other for any losses or damages that are covered under any insurance required under this Lease or any other insurance applicable to the operations of Landlord or Tenant in connection with this Lease or to the Land, Building, or Demised Premises or any combination thereof. (2) To the extent permitted by law, the Tenant waives its right to make a claim against the Landlord for any direct physical loss or damage to property that would be covered by commercial property insurance written on the most recent editions of Insurance Services Office (ISO) Form CP 00 10 and CP 10 30 as if the Tenant had maintained such insurance. (3) To the extent permitted by law, the Landlord waives its right to make a claim against the Tenant for any direct physical loss of or damage to property that is covered by an “all risk” or “special causes of loss” commercial property insurance policy (whether or not such insurance is actually maintained or claims are paid thereunder). (4) To the extent permitted by law, both the Landlord and Tenant waive their rights to make claims against the other for “business income” including “rental value” as such terms are defined in the most recent version of ISO Form CP 00 30 arising out of property damage or loss to the Land, Building, or Demised Premises or any combination thereof. (5) Nothing contained in this Article 33 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild. ARTICLE 34 USE; ASSIGNMENT AND SUBLETTING A. (1) The Demised Premises shall be used for executive, administrative and general offices, and uses ancillary thereto (specifically including, but not limited to, storage, showering (subject to and conditioned on obtaining the Shower Approvals), bicycle parking, and locker uses), or for such other similar purposes as the Commissioner of the Department of Citywide Administrative Services may determine, subject, however, to the terms and conditions of this Lease and the portion of the Demised Premises constituting the Client Lobby shall be used as a private lobby which includes the administering of unscheduled visits from members of the general public. Tenant agrees that at all times its use and manner of use of the Demised Premises shall be consistent with the operation of a Comparable Building, provided that Landlord acknowledges that Tenant will consistently have visits from members of the public.

82 (2) Tenant shall not use or occupy the Demised Premises, nor permit the Demised Premises to be used or occupied for any of the Prohibited Uses set forth on Exhibit N, provided, however, none of the Prohibited Uses shall be deemed to prohibit the use of the Demised Premises by the Named Tenant for uses typically made by ACS at its other locations as of the Effective Date. (3) The Demised Premises shall also include the independent check-in desk in the lobby of the Main Entrance of the Building as indicated in Exhibit O (the “Lobby Desk”) which Tenant may use on an exclusive basis (subject to the terms set forth below) for access to the Demised Premises by employees and all invitees or guests of Tenant other than Clients during all business hours of Tenant. The Lobby Desk and the immediately surrounding area shall be maintained and cleaned by Landlord at Tenant’s direct, reasonable expense. Landlord shall provide electricity to the Lobby Desk, at Tenant’s direct expense. Tenant at its expense may connect the Lobby Desk to the telephone and data systems of the Demised Premises. Any identification signage that Tenant wishes to place on the front of the Lobby Desk shall be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld. Tenant shall provide sufficient staff to be stationed at the Lobby Desk during all business hours of Tenant. The rights granted in this Section 34(A)(3) are given in connection with, and as part of, the rights created under this Lease and are not separately transferable or assignable from this Lease. Services and utilities to be provided by Landlord, at Tenant’s expense pursuant to this Section 34(A)(3) shall be payable by Tenant directly as Additional Rent within thirty (30) days following invoice for same. (4) Notwithstanding anything to the contrary, the Named Tenant shall be permitted to set-up displays and/or tables in the Client Lobby for displays exhibiting religious occasions such as Christmas, Chanukah, Kwanzaa, Ramadan, Chinese New Year, etc. during such appropriate times of the year. For avoidance of doubt, Tenant acknowledges that the foregoing applies only to the Client Lobby, and not the Lobby Desk in the lobby of the Main Entrance of the Building. B. Except as otherwise set forth in this Article 34, Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. If Landlord shall have consented to the foregoing assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to fifty (50%) percent of (a) any rent or other consideration actually paid to Tenant by any subtenant or assignee which (after deducting the costs of Tenant, if any, in effecting the subletting, including reasonable alteration costs and commissions) is in excess of the rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms thereof; and (b) any other profit or gain (after deducting any reasonably necessary expenses incurred) actually realized by Tenant from any such subletting or assignment. All sums payable hereunder by Tenant shall be directly payable to Landlord as Additional Rent within forty-five (45) days of receipt thereof by Tenant. If this Lease is assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this 83 covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. Any assignment, subletting or other agreement made in violation of this Article shall be void ab initio. C. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (x) assign or otherwise transfer this Lease or the term and estate hereby granted, or offer or advertise to do so, (y) sublet the Demised Premises or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant or, (z) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Demised Premises or any part thereof in a manner whatsoever without in each instance obtaining the prior written consent of Landlord or notifying Landlord as provided in this Article 34. D. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent and Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article 34, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to a particular assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered a consent by Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 34. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees and others claiming under or through Tenant, immediately or remotely. E. Any assignment or transfer, whether made with or without Landlord’s consent, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Article 34 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed. F. Notwithstanding anything to the contrary contained in this Article, Tenant shall have the right to permit any agency or department of The City of New York to use and occupy all or a portion of the Demised Premises subject to the terms and conditions of this Lease including, without limitation, Section 34(A) and Exhibit N. Such use and occupancy shall not be deemed an 84 assignment or sublet, nor shall it require Landlord’s consent. Tenant shall notify Landlord promptly in advance of any agency or department other than ACS that intends to use or occupy the Demised Premises (or a portion thereof) and its intended use. ARTICLE 35 ESTOPPEL CERTIFICATE Tenant, at any time, and from time to time, but not more often than twice in any 6-month period (provided, however, that the foregoing limit shall not apply to up to one (1) additional or updated version of the following required for such transaction or for each additional Estoppel in excess of the foregoing limits with regard to which Landlord agrees to pay to Tenant the sum of $5,000 for each such additional Estoppel, as hereinafter defined), upon at least thirty (30) days prior notice by Landlord, shall execute and deliver to Landlord, and/or other person, firm or corporation specified by Landlord, a statement (“Estoppel”) that the Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Base Rent and Additional Rent have been paid, and stating whether or not there exists any default by Landlord under the Lease, and, if so, specifying each such default. Any mortgagee, lender or prospective purchaser transacting with Landlord shall have the right to rely on the accuracy of the statements contained in the Estoppel. ARTICLE 36 BUILDING RULES Tenant shall observe and comply with the rules and regulations set forth on Exhibit P (the “Rules and Regulations”), as supplemented or amended from time to time in accordance with the terms of this Article 36, provided that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as supplemented or amended from time to time, the provisions of this Lease shall control. Landlord reserves the right, from time to time, to adopt additional Rules and Regulations and to amend the Rules and Regulations then in effect, provided that such additional or amended Rules and Regulations are reasonable in nature, do not impose any material cost on Tenant, and/or otherwise materially increase Tenant’s obligations or diminish Tenant’s rights under this Lease. No new Rule or Regulation or modification of any existing Rules and Regulations shall be binding on Tenant unless the Landlord gives Tenant at least thirty (30)-days’ notice thereof. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations and or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or occupant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rules and Regulations against Tenant in a discriminatory fashion. No rule or regulation imposed by Landlord shall unreasonably interfere with Tenant’s intended use of the Demised Premises and the same shall be uniformly enforced against similar tenants and occupants in the Building. 85 ARTICLE 37 ACCESS AND BUILDING ALTERATIONS A. Landlord or Landlord’s agents shall have the right (but shall not be obligated) to enter the Demised Premises in an emergency at any time, and, at other reasonable times, upon reasonable advance notice and with Tenant’s representative(s) present (if Tenant makes such representative available), to examine the same and to make such repairs and/or replacements as Landlord may deem necessary to the Demised Premises or the Building. In such event, Landlord or its agents shall exercise all due care in making such entry to protect Tenant’s property and shall repair any damage made upon making such entry and shall secure the Demised Premises in the event that Tenant is not present at the time of such emergency entry. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein; provided, that such pipes and conduits (i) are concealed within the walls, floor or ceiling, (ii) do not in any way result in a diminishing of Tenant’s usable space in the Demised Premises other than to a de minimis extent, and (iii) do not adversely affect Tenant’s operations in the Demised Premises. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into said premises (provided, however, that Landlord’s storage of materials and equipment in the Demised Premises for and during the period of such repair, restoration or other work shall occupy a de minimis portion of the Demised Premises for as short a period of time as is reasonably practicable under the circumstances and, provided further, that Landlord shall use all reasonable efforts to minimize any interference with Tenant’s business or the disruption of same in exercising such right of entry or making such repairs, replacements or alterations) without the same constituting an eviction. In any such event, Landlord will indemnify Tenant for any negligent act or omission by Landlord, Landlord’s contractors, agents, employees or licensees in or about the Demised Premises resulting in damage to Tenant or Tenant’s property. B. Throughout the Term, Landlord shall have the right to enter the Demised Premises during Tenant’s normal Business Hours, upon reasonable advance notice to Tenant, for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last 24 months of the Term for the purpose of showing the Demised Premises to prospective tenants. C. Landlord may not change the arrangement or location of any entrance, passageway, stair, bathroom, door or doorway of the Demised Premises without prior notice to and the prior written consent of Tenant, not to be unreasonably withheld, provided, that Tenant’s consent shall not be required for modifications of any of the forgoing that are de minimis in extent or do not directly affect Tenant’s use of the Demises Premises or access to the Demised Premises. Landlord may not change the name, number or designation by which the Building may be known without the prior written consent of Tenant, which consent shall not be unreasonably withheld. Landlord may temporarily cover any exterior window to the Building to make ordinary and necessary repairs. ARTICLE 38 RIGHT OF FIRST OFFER A. As used herein,

86 (1) “Available” means, as to any Offer Space, that such Offer Space is vacant and free of any present or future possessory right now or hereafter existing in favor of any third party; provided, that any space that is vacant on the Effective Date shall not be deemed Available unless and until such space is first leased to another tenant and then again becomes Available. Anything to the contrary contained herein notwithstanding, Tenant’s right of first offer pursuant to this Article 38 is subordinate to (x) any right of offer, right of first refusal, renewal right or similar right or option in favor of any third party existing as of the date of this Lease and (y) Landlord’s right to renew or extend the term of any lease to another tenant, whether or not pursuant to an option or right set forth in such other tenant’s lease. (2) “Offer Period” means the period commencing on the Commencement Date to and including the date that is five (5) years prior to the Expiration Date. (3) “Offer Space” means any space (i) on any floor of the Building immediately contiguous with any floor of the Demised Premises, or (ii) which comprises the balance of any floor partially leased to Tenant. As hereinafter used in this Article 38, the terms “such Offer Space” and “applicable Offer Space” and “Offer Space”, where the context so requires, shall refer to the particular portion of the entire Offer Space that is set forth in the applicable Offer Notice from time to time. B. Provided (i) this Lease shall not have been terminated, (ii) Tenant shall not be in monetary or material non-monetary default under the Lease beyond any applicable periods of notice and cure, and (iii) Tenant (which may be another agency, board or department of The City of New York other than ACS, subject to compliance with the terms and conditions of this Lease regarding the use of the Demised Premises) shall physically occupy the entire rentable area of the Demised Premises (as the same shall then be constituted), then if at any time during the Offer Period, if any Offer Space becomes, or Landlord reasonably anticipates that Offer Space will become, Available, Landlord shall give to Tenant notice (an “Offer Notice”) thereof, specifying (A) Landlord’s determination of the Fair Offer Rent for such Offer Space, (B) the date or estimated date that such Offer Space has or shall become Available (the “Anticipated Inclusion Date”) and (C) such other matters as Landlord may deem appropriate for such Offer Notice. “Fair Offer Rent” means the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the applicable Offer Space, each party acting prudently and under no compulsion to lease, and taking into account all relevant factors. C. Provided that on the date that Tenant exercises the Offer Space Option and on the Offer Space Inclusion Date (i) the Lease shall not have been terminated, (ii) Tenant shall not be in monetary or material non-monetary default under the Lease beyond any applicable periods of notice and cure (unless such condition is waived in writing by Landlord), and (iii) Tenant (which may be another agency, board or department of The City of New York other than the ACS, subject to compliance with the terms and conditions of this Lease regarding the use of the Demised Premises) shall physically occupy the entire rentable area of the Demised Premises (as the same shall then be constituted) (unless such condition is waived in writing by Landlord), Tenant shall have the option (the “Offer Space Option”), exercisable by notice (an “Acceptance Notice”) given to Landlord on or before the date that is forty-five (45) days after the giving of the Offer Notice (time of the essence) to include the Offer Space in the Demised Premises. Tenant shall notify Landlord in the Acceptance Notice whether Tenant accepts or disputes Landlord’s 87 determination of the Fair Offer Rent, and if Tenant disputes Landlord’s determination of the Fair Offer Rent, the Acceptance Notice shall set forth Tenant’s determination of the Fair Offer Rent. If Tenant fails timely to object to Landlord’s determination in the Acceptance Notice and to set forth Tenant’s determination of the Fair Offer Rent, then Tenant shall be deemed to have rejected Landlord’s determination. Tenant shall not have the option to include in the Demised Premises less than the entire Offer Space described in the Offer Notice. D. If Tenant timely delivers the Acceptance Notice, then, on the date on which Landlord delivers vacant possession of the Offer Space to Tenant (the “Offer Space Inclusion Date”), the Offer Space shall become part of the Demised Premises, upon all of the terms and conditions set forth in this Lease, except that with respect to such Offer Space (i) from and after the Offer Space Inclusion Date, Base Rent shall be increased by 100% of the Fair Offer Rent, (ii) from and after the Offer Space Inclusion Date, Tenant’s Tax Share and Tenant’s Expense Share shall each shall each be increased proportionately to reflect the addition of the Offer Space to the Demised Premises (with the RSF amounts calculated in the same manner as the RSF of the original Demised Premises), and (iii) Landlord shall not be required to perform any work, pay any contribution or allowance or any other amount, or render any services to make the Building or the Offer Space ready for Tenant’s use or occupancy or to provide any abatement of Base Rent or Additional Rent, and Tenant shall accept the Offer Space in its “as is” condition on the Offer Space Inclusion Date. The term of the lease of the Offer Space shall be co-terminus with the Term of the Lease. E. If in any Acceptance Notice, Tenant disputes Landlord’s determination of Fair Offer Rent, and Landlord and Tenant fail to agree as to the amount thereof within 45 days after the giving of such Acceptance Notice, then the dispute shall be resolved by arbitration in the same manner as disputes regarding Fair Market Rent pursuant to Article 31; provided, that all references in said Article 31 to “Fair Market Rent” shall be deemed to refer to “Fair Offer Rent.” If the dispute shall not have been resolved on or before the applicable Offer Space Inclusion Date, then pending such resolution, Tenant shall pay as annual fixed rent for the Offer Space in question the Fair Offer Rent as determined by Landlord. Within 30 days after the final determination of such Fair Offer Rent, an adjustment, if any, required to correct the amounts previously paid on account thereof shall be made by the appropriate party. F. If Landlord is unable to deliver possession of the Offer Space to Tenant for any reason on or before the Anticipated Inclusion Date, the Offer Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired. This Section 38(F) constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect. Notwithstanding the foregoing, if Landlord fails to deliver possession of the Offer Space to Tenant within ninety (90) days after the Anticipated Inclusion Date, then Tenant shall have the option, as Tenant’s sole and exclusive remedy by reason of such delay in the delivery of the Offer Space, to irrevocably elect to rescind Tenant’s Acceptance Notice upon thirty (30) days’ notice given to Landlord (the “Offer Space Rescission Notice”). If Tenant shall give an Offer Space Rescission Notice to Landlord in accordance with the preceding sentence, then if the Offer Space Inclusion Date shall not occur within the 30-day period following the giving of such Offer Space Rescission Notice, Tenant’s giving of the Acceptance Notice shall be null and void and of no further force or effect, and the 88 Offer Space shall not become part of the Demised Premises; however, notwithstanding anything to the contrary contained herein, if the Offer Space Inclusion Date shall occur prior to the thirtieth (30th) day after the Offer Space Rescission Notice is given to Landlord, then such Offer Space Rescission Notice shall be null and void and of no further force or effect and the Offer Space shall become part of the Demised Premises on the Offer Space Inclusion Date in accordance with the terms and conditions of this Lease. For the avoidance of doubt, any rescission of Tenant’s lease of the Offer Space shall not affect the validity of any of the other terms, conditions or provisions of this Lease. G. If Tenant fails to timely give an Acceptance Notice, or if Tenant declines to lease any Offer Space offered for lease pursuant to this Article 38, then (i) Landlord may enter into one or more leases of the Offer Space with third parties on such terms and conditions as Landlord shall determine and (ii) the Offer Space Option in respect of such space shall be null and void and of no further force and effect and Landlord shall have no further obligation to offer such Offer Space to Tenant. H. Promptly after the occurrence of the Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Offer Space in the Demised Premises by executing an instrument reasonably satisfactory to Landlord and Tenant setting forth with respect to the Offer Space (i) the Base Rent with escalation amounts and (ii) the new Tenant’s Share; provided, however, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Offer Space in the Demised Premises in accordance with this Article 38. I. Tenant’s Right of First Offer described herein is personal to Tenant and may not be exercised by any assignee, transferee or subtenant of Tenant. ARTICLE 39 MISCELLANEOUS A. Presumptions. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted, each party having been represented by competent counsel. B. Counterparts. This Lease may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. Delivery of an executed counterpart of this Lease electronically shall be equally effective as delivery of an original executed counterpart. An electronic signature of a party and any signature transmitted by email in “pdf” or similar format shall be deemed an original signature and fully effective as such. C. Captions. The captions contained in this Lease are for convenience of reference only, and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease. D. Waiver Of Trial By Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way 89 connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any proceeding or action for possession including a summary proceeding for possession of the Demised Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding except for statutory mandatory counterclaims. E. No Modifications. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, expressly refers to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought. F. Landlord Cure Period. Except as otherwise specifically provided in this Lease, Landlord shall not be in default of any of its obligations hereunder unless Landlord has failed to perform such obligation within thirty (30) days of receipt of notice from Tenant of such failure, provided that if the nature of such default is such that more than thirty (30) days is required to cure the same, Landlord shall not be in default hereunder if Landlord commences such cure within such thirty (30) day period and diligently prosecutes the same to completion. G. Consents. Notwithstanding any provision of this Lease to the contrary, if Tenant shall request Landlord’s consent pursuant to any of the provisions of this Lease and Landlord shall fail or refuse to grant such consent, Tenant shall not be entitled to any monetary damages, and Tenant shall not make any claim for monetary damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has withheld or delayed granting any such consent, and Tenant’s sole remedy to dispute Landlord’s failure or refusal to grant its consent shall be an action for specific performance or injunction and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent. H. No Recording. Neither this Lease, nor any memorandum thereof, may be recorded. I. Tenant Self Help. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not perform any construction, repair or other work or provide any service pursuant to the exercise of Tenant’s right to do so upon Landlord’s failure to do so as required under this Lease unless same is capable of being performed by Tenant (i) taking action wholly within the Demised Premises, (ii) without altering or adversely affecting any of the structural components, the roof, or the lobby of the Building (other than Tenant’s private lobby which forms a part of the Demised Premises); the Building’s systems, any area outside of the Demised Premises, or any facility serving any other leased premises in the Building, and (iii) without adversely affecting the use or occupancy of any other tenant in the Building for the purposes permitted by such tenant’s lease, other than to a de minimis extent. If Tenant rightfully elects to perform construction, repair or other work, then Tenant shall promptly commence performance of same and shall prosecute the same diligently and with continuity to completion.

90 J. Rent Credits. Any rent deduction or credit to which Tenant shall be entitled under Articles 7, 9, and 13 (each a “Rent Credit” for the purposes of this Section 39(J) only) shall not exceed thirty percent (30%) of the Base Rent then coming due (“30% Limit”) for each of the then next three (3) calendar months, but if the amount of the Rent Credit is not fully recovered during such three (3) month period, then Tenant may apply the then unrecovered Rent Credit against one hundred percent (100%) of the monthly installments of Base Rent then next coming due. For the avoidance of doubt, the 30% Limit does not apply to any rent deduction or credit that Tenant may be entitled under Article 6 of this Lease. Any amounts that Tenant is permitted to deduct from Base Rent shall bear interest at the lesser of (i) two percent (2%) in excess of the Interest Rate (defined in Section 39(K)(5)), or (ii) the highest interest rate then permitted by Legal Requirements from the time that Tenant first becomes entitled to the deduction until the deduction is fully utilized. If the amount of any deducting from Base Rent permitted hereunder cannot be completed prior to the Expiration Date, Landlord shall promptly refund any balance to Tenant. K. Definitions. For the purposes of this Lease: (1) “and/or” shall mean each item individually, any combination of two or more items, or all of the items collectively, whichever is the broadest possible meaning based on the applicable circumstances. For example, the phrase “w, x, y, and/or z” refers to the broadest possible meaning based on the applicable circumstances out of the choices of referring to: (i) w only; (ii) x only; (iii) y only; (iv) z only; (v) any combination of two or more of w, x, y, and z; and (vi) w, x, y, and z collectively. (2) “Business Days” or “business days” shall mean all days excluding Saturdays, Sundays and days observed by The City of New York as a legal holiday; provided, however, that with respect to the number of days by which Landlord must take an action or perform an obligation under this Lease, “Business Days” shall also exclude days observed by the State of New York or the federal government as a legal holiday. Business Days shall be deemed to be consecutive even if separated by a Saturday, Sunday or other holiday. (3) “Business Hours” shall mean the hours from 8:00 a.m. to 6:00 p.m. on Business Days for the entire Demised Premises and from 8:00 a.m. to 1 p.m. on Saturdays (that are not observed by The City of New York as a legal holiday) for the portion of the Demised Premises located on the ground floor (all three portions), 2nd floor, 3rd floor, 4th floor and 12th floor. (4) With respect to the definitions of Significant Related Party and Significant Related Parties, the term “control” in the case of entities other than natural persons, means a fifty percent (50%) or greater ownership interest in capital or profits of a partnership or a fifty percent (50%) or greater ownership interest in the stock in a corporation, or the possession of the power directly or indirectly to direct or cause the direction of management and policy of such corporation, partnership or other business entity. (5) “Interest Rate” shall mean the “prime rate” of JPMorgan Chase Bank, NA (or any successor thereto) from time to time in effect. 91 (6) “Landlord Parties” shall mean (1) Landlord, and any principal, partner, member, officer, stockholder, director, employee, agent, contractor, tenant, licensee or invitee thereof of Landlord or of any partner or member of any partnership constituting Landlord, disclosed or undisclosed, (2) any underlying or ground lessor and any principal, partner, member, officer, stockholder, director, employee or agent thereof, and (3) any mortgagee and any principal, partner, member, officer, stockholder, director, employee or agent thereof. “Landlord Party” shall have the corresponding singular meaning. (7) “Prohibited Person” shall mean all of the following: (i) Any person or entity, (each a “Person”) (A) that is in default or in breach, beyond any applicable grace period, of its obligations under any material written agreement with The City of New York, or (B) that, directly or indirectly controls, is controlled by, or is under common control with a Person that is in default or in breach, beyond any applicable grace period, of its obligations under any material written agreement with the City of New York, unless such default or breach has been waived in writing or settled by The City of New York. (ii) Any Person (A) that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure, or (B) that, directly or indirectly controls, is controlled by, or is under common control with a Person that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations (iii) Any government, or any Person that is directly or indirectly controlled by a government, that is finally determined to be in violation of (including, but not limited to, any participant in an international boycott in violation of) the Export Administration Act of 1979, or its successor, or the regulations issued pursuant thereto, or any government that is, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government that is, subject to the regulations or controls thereof. (iv) Any government, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government, the effects of the activities of which are regulated or controlled pursuant to regulations of the United States Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended. The determination as to whether any Person is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure or, directly or indirectly controls, is controlled by, or is under common control with a Person that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure shall be within the sole discretion of Tenant exercised in good faith. (8) “Tenant Parties” shall mean Tenant, any subtenant and any principal, partner, member, officer, agency head, department head, stockholder, director, employee, agent, contractor, licensee or invitee thereof. “Tenant Party” shall have the corresponding singular meaning. 92 L. Executed Lease. Submission by Landlord or Tenant of this Lease for review and execution by either party shall confer no rights and impose no obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties hereto. M. Invalid Provisions. If any nonessential term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or enforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. ARTICLE 40 APPLICABLE LAW This Lease shall be governed by and construed in accordance with the internal laws of the State of New York. ARTICLE 41 LEASE ENTIRE AGREEMENT This Lease sets forth the entire agreement between the parties, superseding all prior agreements and understandings, written or oral, and may not be altered or modified except by a writing signed by both parties. This Lease shall be binding upon the parties hereto, their successors, legal representatives and assigns. [Signature Page Follows] IN WITNESS WHEREOF, the said parties have caused this Lease to be executed the day and year first above written. Approved as to Form: a#~ Actmg Corporation Counsel 6/2/23 ~L LM# 2023-050947 LANDLORD: 110WILLIAM PROPERTY INVESTORS III, LLC By: TENANT: THE CITY OF NEW YORK By: epartment of Citywide Administrative Services [Signatllre Page - Lease - 110Willia",Slreel- Cellar. GroundFloor.Floors 1-11. 14. 17. 18, z/-13. 15-30)

UNIFORM FORM OF ACKNOWLEDGMENT STATE OF NEW YORK ) ) ss.: COUNTY OF NEW YORK ) On the Z.'1 day of rr:~#.~the year 2023, before me, the undersigned, personally appeared JESSE E. HAMILTON, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument. HARRfNARINE OOOBAY Notary Public, State of New York No. 01D06221640 W Qu.ali~iedin Queens County CQmmlssionExpires June 07 20, - STATE OF NEW YORK ) ) 55.: COUNTY OF ) . J- On the 1~ day of May , in the year 2023, before me, the undersigned, personally appeared a\~lAU .s-lC\(MIL , personally known to me or proved to me on the basisosatisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in hislher/their capacity(ies), and that by hislher/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individuates) acted, executed the instrument. Valerie Hanna Kilay NOTARY PUBLIC, STATE Of NEW YORK Reaistration No. 02K16322466 Qualified in New York County Commission Expires April 6, 2027 [Notary Page - Lease -110 William Street- Cellar, Ground Floor. Floors 1-12. 14, /7, 18.11-13, 15-30J